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As filed with the Securities and Exchange Commission on March 3, 2008

File No: 333-149021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

K ROAD ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	26-1776088 (I.R.S. Employer Identification Number)
330 Madison Avenue, 25th Floor New York, New York 10017 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William V. Kriegel
Chairman of the Board, President and Chief Executive Officer
330 Madison Avenue, 25th Floor
New York, New York 10017
(212) 351-0535
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Douglas S. Ellenoff, Esq. Brian C. Daughney, Esq. Asim Grabowski-Shaikh, Esq. Ellenoff Grossman & Schole LLP 370 Lexington Avenue New York, New York 10017 (212) 370-1300 (212) 370-7889—Facsimile	Gregg A. Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 (213) 687-5000 (213) 621-5600—Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of the registration statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant (2)	34,500,000	$10.00	$345,000,000	$13,559

Shares of Common Stock included as part of the Units (2)	34,500,000	—	—	—(3)

Warrants included as part of the Units (2)	34,500,000	—	—	—(3)

Total			$345,000,000	$13,559

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 4,500,000 units, and 4,500,000 shares of common stock and 4,500,000 warrants underlying such units, which may be issued on exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.

(3)
No fee pursuant to Rule 457(g).

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 3, 2008

$300,000,000

K ROAD ACQUISITION CORPORATION

30,000,000 Units

          K Road Acquisition Corporation is a newly-organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction, joint venture or other similar business combination, one or more an unidentified operating businesses or assets. We intend to focus on identifying prospective target businesses or assets in the energy industry in North America, with a particular focus on businesses or assets involved in the power sector. If we have entered into a definitive agreement before a date which is 24 months from the date of this prospectus, but anticipate that we will not be able to consummate a business combination within 24 months of the date of this prospectus, we shall seek stockholder approval to extend the period of time to consummate a business combination by an additional six months for the purpose of consummating such business combination. In order to extend the period of time to 30 months, a majority of our outstanding shares of common stock and a majority of the shares of common stock voted by the public stockholders must approve an amendment to our amended and restated certificate of incorporation extending our corporate life to 30 months from the date of this prospectus and public stockholders owning less than 40% of the shares of common stock sold in this offering vote against the proposed amendment and exercise their conversion rights, as described in this prospectus. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction, joint venture or other similar business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

          This is an initial public offering of our units. Each unit is being sold at a purchase price of $10.00 per unit and consists of:

  •
  one share of our common stock; and

  •
  one warrant.

          Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. Each warrant will become exercisable on the later of our completion of our initial business combination or                         , 2009 [one year from the date of this prospectus], and will expire on                      , 2012 [four years from the date of this prospectus], or earlier upon redemption or liquidation of the trust account described below.

          K Road Acquisition Holdings LLC, our sponsor, has agreed to purchase 7,750,000 warrants, which we refer to as the insider warrants, from us at a price of $1.00 per warrant in a private placement to be completed on or immediately prior to the date of this prospectus. All of the proceeds received from the sale of the insider warrants (an aggregate of $7,750,000) will be placed in the trust account described below. The insider warrants will be identical to those sold in this offering except that the insider warrants are not subject to redemption if held by our sponsor or its permitted assigns. In addition, the insider warrants (or the underlying shares of common stock) will remain in escrow until the day following the consummation of our initial business combination. The holder of insider warrants will not have any right to any liquidation distributions with respect to the shares underlying such insider warrants in the event we fail to consummate a business combination, in which event the insider warrants will expire worthless.

          There is presently no public market for our units, common stock or warrants. We intend to apply to have the units listed for trading on the American Stock Exchange, or the AMEX, under the symbol "    .U" on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the units will continue to trade under the symbol "    .U" and the common stock and warrants will be listed for trading on the AMEX under the symbols "             " and "    .WS", respectively. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters' over-allotment option, its exercise in full or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our filing of a Current Report on Form 8-K with the Securities and Exchange Commission, which we refer to as the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing the trading date when such separate trading will commence.

          The underwriters have a 30-day option to purchase up to a maximum of 4,500,000 additional units from us to cover over-allotments of units on the same terms set forth below.

          Investing in our securities involves risks. See "Risk Factors" beginning on page 25. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, Before Expenses, to K Road Acquisition Corporation
Per Unit	$10.00	$0.70	$9.30
Total	$300,000,000	$21,000,000	$279,000,000
(1)
Includes $0.425 per unit, or $12,750,000 ($14,662,500 if the underwriters' over-allotment option is exercised in full), which equals 4.25% of the gross proceeds and which the underwriters have agreed to defer until the consummation of our initial business combination. If a business combination is not consummated, the deferred underwriting discounts and commissions will not be paid. No discounts or commissions are payable with respect to the sponsor warrants purchased in the private placement. The underwriters will not be entitled to any interest accrued on the deferred discounts and commissions.

          Of the approximate net proceeds we receive from this offering and the private placement of insider warrants, $298,500,000 (approximately $9.95 per share) or $342,262,500 (approximately $9.92 per share) if the underwriters' over-allotment option is exercised in full will be deposited into a trust account at [                                      ] maintained by Continental Stock Transfer & Trust Company, acting as trustee. None of the funds held in trust will be released from the trust account until the earlier of the consummation of a business combination or liquidation, other than to pay converting stockholders voting against the extended period if such extended period is approved and an amendment to our amended and restated certificate of incorporation effecting the extended period is approved and filed with the Secretary of State of Delaware, or taxes on the income from the funds held in the trust account; provided, however, a portion of the income earned on the trust account (net of taxes) will be released to us for our working capital requirements. Apart from income withdrawn to pay taxes on the income from the funds held in the trust account, we will withdraw income for our working capital requirements until a maximum of $3,500,000 of such income has been released from the trust account. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, if any, which could be prior to the claims of our public stockholders.

          We are offering the units for sale on a firm-commitment basis. Delivery of the units, in book-entry form only, will be made on or about                                      , 2008.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

The date of this prospectus is             , 2008

K Road Acquisition Holdings LLC

TABLE OF CONTENTS

Prospectus Summary	1
The Offering	8
Summary Financial Data	24
Risk Factors	25
Cautionary Note Regarding Forward-Looking Statements	52
Use of Proceeds	54
Dividend Policy	59
Dilution	60
Capitalization	62
Management's Discussion and Analysis	63
Proposed Business	68
Management	93
Principal Stockholders	100
Certain Relationships and Related Party Transactions	102
Description of Securities	104
Shares Eligible for Future Sale	111
Material U.S. Federal Income Tax Considerations	113
Underwriting	120
Notice to Canadian Residents	125
Legal Matters	126
Experts	126
Where You Can Find Additional Information	126

i

PROSPECTUS SUMMARY

        This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under "Risk Factors" and our financial statements and the related notes included elsewhere in this prospectus. Unless otherwise stated in this prospectus:

  •
  references to "we," "us," "our," "company" or "our company" are to K Road Acquisition Corporation, a Delaware corporation;

  •
  references to "initial business combination" and to "business combination" are to our initial acquisition of one or more operating businesses or assets with a fair market value of at least 80% of our net assets held in the trust account (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions) at the time of our signing a definitive agreement regarding our acquisition through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction, joint venture or similar business combination;

  •
  references to "initial shares" are to the 8,625,000 shares of our common stock issued to our sponsor, up to 1,125,000 of which are subject to forfeiture by our sponsor if the underwriters' over-allotment option is not exercised in full;

  •
  references to "public stockholders" are to the holders of common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

  •
  references to our "sponsor" are to K Road Acquisition Holdings LLC, a Delaware limited liability company, which is wholly-owned by William V. Kriegel, our Chairman, President and

  Chief Executive Officer; David L. Tohir, our Executive Vice President; and Barry F. Sullivan, our Vice Chairman;

  •
  references to "insider warrants" are to the warrants to purchase an aggregate of 7,750,000 shares of our common stock for an aggregate purchase price of $7,750,000, in a private placement offering that will occur immediately prior to the date of this prospectus;

  •
  references to a "target business" are to one or more operating businesses or assets which, after completion of this offering, we may target for an initial business combination; and

  •
  unless expressly stated to the contrary, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Business

        We are a newly-organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction, joint venture or other similar business combination, one or more unidentified operating businesses or assets. We intend to focus on identifying a prospective target business in the energy industry in North America, with a particular focus on businesses or assets involved in the power sector. To date, our efforts have been limited to organizational activities, including the issuance of 8,625,000 shares of common stock (1,125,000 of which are subject to forfeiture if the underwriters' over-allotment option is not exercised in full) to our sponsor for a purchase price of $37,500 in a private placement.

Investment Criteria

        We have identified the following criteria that we believe are important and that we intend to use in evaluating business combination opportunities. While we intend to utilize these criteria in evaluating business combination opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity. Further, any particular business combination opportunity which we ultimately determine to pursue may not meet one or more of these criteria:

  •
  History of profitability and free cash flow.  We will seek to acquire companies that have a history of, or potential for, strong, stable free cash flow generation. We will focus on companies that have predictable and recurring revenue streams.

  •
  Strong management team.  We will seek to acquire businesses that have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and creating value for their stockholders.

  •
  Opportunities for add-on acquisitions.  We will seek to acquire businesses that we can grow both organically and through acquisitions. In addition, our ability to source proprietary opportunities and execute transactions will help the business we acquire grow through acquisition, and thus serve as a platform for further add-on acquisitions.

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  Spin-off / divestitures from larger companies.  We will focus on businesses that are part of larger companies where the owners seek to divest or spin-off in order to monetize their investment.

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  Defensible business niche.  We will focus on companies that have a leading or niche market position and that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

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  Diversified customer and supplier base.  We will pursue businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

        We have not established any other specific attributes or criteria (financial or otherwise) for business combination opportunities. In evaluating business combination opportunities, we may also consider a variety of factors, including one or more of the following:

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  financial condition and results of operations;

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  growth potential;

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  experience and skill of management and availability of additional personnel;

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  capital requirements;

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  stage of development of the business and its products or services;

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  existing distribution arrangements and the potential for expansion;

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  degree of current or potential market acceptance of the products or services;

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  proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

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  impact of regulation on the business;

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  regulatory environment of the industry;

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  seasonal sales fluctuations and the ability to offset these fluctuations through other business combinations; and

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  costs associated with effecting the business combination.

        Mr. Kriegel has extensive experience in the energy industry, which is the area of focus for our initial business combination. Mr. Kriegel is the founder and former Chairman, President and Chief

Executive Officer of Sithe Energies, Inc., or Sithe, which he established in 1984 to develop hydroelectric and cogeneration facilities. By 1999, Sithe had become the world's eighth largest independent power company with interests in 57 diverse plants (coal, oil, oil/gas and hydro) across 12 countries totaling nearly 13,000 megawatts of generating capacity. From 1988 (the first year publicly filed financials are available) to 1999, Sithe's revenues grew from $36 million to $1.0 billion and its assets grew from $433 million to $4.8 billion. Exelon Corporation, or Exelon, purchased 49.9% of Sithe in December 2000, after which time Mr. Kriegel ceased to be primarily responsible for the management of Sithe. In addition to his experience with Sithe, from 1996 to 1998, Mr. Kriegel served as Chairman of both Vivendi North America Holdings, a holding company with significant interests in water, energy and waste management business, and of Aqua Alliance Inc., an entity specializing in the operation maintenance, engineering and design of municipal water and wastewater systems.

        In 2001, Mr. Kriegel, Mr. Tohir and other former Sithe executives founded K Road Ventures, L.P., or K Road Ventures, to invest in early and later stage technology investment opportunities that were expected to benefit from growing trends in the power and power technologies sectors. K Road Ventures invested in three companies, and has successfully exited one investment and is currently managing its investments in the other two. Mr. Kriegel is the managing partner of K Road Ventures. He also currently serves as a director of HoustonStreet Exchange, Inc., one of the companies in which K Road Ventures maintains an interest.

        In 2003, Messrs. Kriegel, Sullivan and Tohir formed K Road Power Inc., or K Road Power. Through its affiliates, K Road Power has made two investments: EBG Holdings LLC, or EBG, and Brooklyn Navy Yard. EBG was formed in 2004 to take ownership from Exelon of certain power generation assets formerly owned by Sithe, consisting of four large gas and/or oil-fired power plants with an aggregate generation capacity of approximately 3,000 megawatts. In 2004, Exelon wrote off its investment in those facilities and transferred its interest to a group of lenders. In 2005, an affiliate of K Road Power agreed to purchase 10% of EBG and warrants to acquire an additional 10% of EBG for $65 million, with the lenders retaining a 90% ownership interest. Another affiliate of K Road Power became the manager and operator of EBG's power generation assets, and Mr. Kriegel became the Chairman and Chief Executive Officer of EBG. Over the next 18 months, K Road: managed the initial $1.3 billion restructuring of EBG's debt; established a stable revenue stream by obtaining a reliability must run agreement and by entering into profitable long-term commodities hedges, both of which materially enhanced EBG's credit capacity; managed a subsequent $2.1 billion refinancing of EBG and the repurchase of approximately $1.0 billion of EBG's equity; and finally K Road's successful exit of EBG, at an enterprise valuation in excess of $3 billion, through an auction that resulted in the June 1, 2007 merger of EBG with Astoria Generating Company Holdings, LLC, a company controlled by an affiliate of Madison Dearborn, to form US Power Generating Company or USPG.

        We will also seek to capitalize on the significant business experience and contacts of our other officers and directors, which include David L. Tohir, Barry F. Sullivan, Richard J. Cronin III and Delbert L. Williamson.

        Mr. Tohir has served as Executive Vice President of K Road Power since its founding in 2003 and as Managing Director of K Road Ventures since 2000. From 2006 to 2007, Mr. Tohir served as President of Boston Generating LLC. From 1990 to 2000, Mr. Tohir was employed by Sithe, serving in a number of senior management positions, ultimately becoming Senior Vice President and head of Corporate Planning.

        Mr. Sullivan has served as Vice Chairman and Chief Operating Officer of K Road Power since 2003. From 2006 to 2007, Mr. Sullivan was a director and Chief Operating Officer of EBG Mr. Sullivan was Vice Chairman of Sithe from November 1995 until 2003. As Vice Chairman, Mr. Sullivan headed Sithe's efforts related to the restructuring of the energy industry in the northeastern United States. He also contributed to Sithe's plans for future acquisitions, expansion and diversification. In 1992,

Mr. Sullivan served as Deputy Mayor for Finance and Economic Development with responsibility for formulating and implementing New York City's strategies for business, industrial and commercial development. Mr. Sullivan moved on to become President and Chief Executive Officer of the New York City Partnership and the New York Chamber of Commerce, serving as chief spokesman, and then to New York City's Board of Education as Chief Operating Officer for the nation's largest public school system. Since June 1, 2007, Mr. Sullivan has served as a director of US Power Generating Company.

        Mr. Cronin has over 34 years of financial experience in the power, commodity and financial services sectors. He served as Chief Financial Officer of Sithe Energies, Inc. from 1990 until 2000 when Sithe sold the majority of its generating assets in the U.S. He was Vice Chairman of Sithe Asia from 2001 until 2003 where he completed the sale of Sithe Asia's power plants in China and the transfer to Marubeni Power of the indirect interests in Sithe Asia held by Vivendi and Sithe management. Prior to joining Sithe, Mr. Cronin spent four years at Drexel Burnham Lambert, eight years at Freeport-McMoRan, three years at American Electric Power and five years at Coopers & Lybrand. He is a CPA and a graduate of St. John's University.

        Mr. Williamson has over 45 years of experience in the energy industry. He retired from General Electric in early 2004 where he was President, Global Commercial Operations for the energy business. Mr. Williamson joined General Electric in 1959, left briefly to serve in the Air Force reserves, and, after returning, held management positions for the next twenty years in each of the company's energy divisions. Mr. Williamson currently does consulting work in the energy industry, is a member of the Advisory Council of the Electric Power Research Institute, and serves on the board of directors of FuelTek, Inc. He holds a Bachelor of Science degree in Electrical Engineering from Finlay College.

        These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting our target acquisition, and structuring, negotiating and consummating an acquisition. We believe the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts and their transactional experience will contribute to our ability to successfully identify our target acquisition and consummate our initial business combination.

        We do not have any specific initial business combination under consideration, and we have not nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers and directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly to contact any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to do the same.

Effecting a Business Combination

        We will have 24 months (or 30 months if our extended period is approved) from the date of this prospectus to consummate our initial business combination. If we are unable to consummate a business combination by such date, our corporate existence will cease and we will liquidate our trust account and any other assets to our public stockholders.

        Our initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the net assets in the trust account (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions of approximately $12,750,000 or approximately $14,662,500 if the underwriters' over-allotment option is exercised in full) at the time of our signing a definitive agreement in connection with our initial business combination, although this may entail simultaneous acquisitions of several operating businesses. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential revenues, earnings, cash flow and/or book value). If our board of directors is not able to independently determine that the target business or businesses have a sufficient fair market value or there is a conflict of interest with respect to the transaction, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, that such initial business combination is fair to our stockholders from a financial point of view.

        We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest. If we acquire less than 100% of one or more target businesses in our business combination, the aggregate fair market value of the interest or assets we acquire must equal at least 80% of the net assets held in the trust account (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions) at the time of our signing a definitive agreement in connection with our initial business combination. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, public stockholders owning less than 40% of the shares sold in this offering, vote against the proposed business combination and exercise their conversion rights, on a cumulative basis with the stockholders who previously exercised their conversion rights in connection with a proposal to approve the extended period, and a majority of the shares of common stock outstanding have approved an amendment to our charter to provide for our perpetual existence.

        While we do not intend to pursue an initial business combination with any company that is affiliated with our sponsor, officers or directors, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business combination with such a company, we would obtain an opinion from an independent investment banking firm which is a member of FINRA that such an initial business combination is fair to our stockholders from a financial point of view.

Potential Conflicts of Interest

        Our directors and officers may have similar legal obligations relating to presenting business opportunities to multiple entities to the extent of a director's and officer's multiple affiliations. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity. These conflicts of interest may not be resolved in our favor.

        Each of our directors and officers have, or may come to have, other fiduciary obligations to the extent they serve as directors and officers of other companies. Under Delaware law, each of our officers and directors may have fiduciary duties to us and to other companies for which they serve as a director or officer. These fiduciary duties include the duty of loyalty, which requires that an officer or director must exercise his or her powers in good faith in the best interests of the corporation he or she serves and not in the director's or officer's own interest or in the interest of another person or an organization with which the officer or director is associated. Accordingly, our sponsor's significant ownership stake creates certain potential conflicts of interest after the consummation of our initial business combination, including potential competition factors and business relationships.

        The discretion of our officers and directors, some of whom may be officers and/or directors of other companies, including our sponsor, in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest. Investors should be aware of the following potential conflicts of interest:

  •
  None of our officers and directors is required to commit his full time to our affairs and, accordingly, each may have conflicts of interest in allocating management time among various business activities.

  •
  Our officers and directors currently either are, or may in the future become, affiliated with additional entities that are engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business combination.

  •
  Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

  •
  Since our sponsor owns shares of our common stock and warrants which will be released from escrow if a business combination is successfully completed and since our sponsor may own securities which will become worthless if a business combination is not consummated, the members of our board of directors, that have interests in our sponsor, may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally, members of our executive management may enter into consulting, asset management or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their stock.

  •
  Although our sponsor, officers and directors have no current intentions to make such purchases, other than with respect to the business combination, our sponsor, directors, officers, security holders or affiliates are not prohibited from purchasing shares of our common stock in the open market and/or in privately negotiated transactions. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

  •
  Our directors and officers may purchase shares of common stock as part of the units sold in this offering or in the open market. In connection with the stockholder vote required to approve an initial business combination, our sponsor has agreed to vote any shares of common stock owned by it immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our sponsor, officers and directors and officers have agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of an initial business combination submitted to our stockholders for approval.

  •
  If we were to enter into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a "no-shop" provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. We may have insufficient funds available outside of the trust account to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our sponsor may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, our sponsor may seek to negotiate the repayment of some or all of any such expenses, without interest or other compensation. If such repayment were not agreed to by the target business's management, our management may view such potential business combination unfavorably, thereby resulting in a conflict of interest.

  •
  If our management negotiates to be retained post-business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

        In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of the members of our sponsor and each of our officers and directors, has agreed, until the earliest of our initial business combination, our liquidation or such time as he ceases to be a member of our sponsor, officer or director, to present to our company for our consideration, prior to presentation to any other entity in which they have a controlling interest, any business opportunity in the energy industry with a fair market value of $240,000,000 or more, subject to certain pre-existing fiduciary or contractual obligations he might have. In the event that any of these individuals becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Each of our directors currently has fiduciary duties or contractual obligations that may take priority over his fiduciary duties to us.

Private Placements

        On January 24, 2008, we issued 8,625,000 shares of common stock (1,125,000 of which are subject to forfeiture if the underwriters' over-allotment option is not exercised in full) to our sponsor, for a purchase price of $37,500 in a private placement. The initial shares will remain in escrow until one year following the consummation of our initial business combination. The holders of initial shares will not have any right to any liquidation distributions in the event we fail to consummate an initial business combination. On or prior to the date of this prospectus, our sponsor will purchase 7,750,000 insider warrants from us at a price of $1.00 per warrant in a private placement pursuant to Section 4(2) or Regulation D of the Securities Act of 1933, as amended, or the Securities Act. The insider warrants will be identical to those sold in this offering except that the insider warrants are not subject to redemption if held by our sponsor or its permitted assigns. In addition, the insider warrants (or the underlying shares of common stock) will remain in escrow until the day following the consummation of our initial business combination. The holder of insider warrants will not have any right to any liquidation distributions with respect to the shares underlying such insider warrants in the event we fail to consummate an initial business combination, in which event the insider warrants will expire worthless. No placement fees will be payable on the warrants sold in the private placement.

        All of the gross proceeds from the sale of the 7,750,000 insider warrants in the private placement, or $7,750,000, will be deposited into the trust account.

        Our executive offices are located at 330 Madison Avenue, 25th Floor, New York, New York 10017, and our telephone number at that location is (212) 351-0535.

THE OFFERING

        In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Penny Stock Reform Act of 1990. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and other risks set forth in the section entitled "Risk Factors" beginning on page 25 of this prospectus.

Securities offered	30,000,000 units, at $10.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
Proposed AMEX symbols for our:
Units	" .U"
Common stock	" "
Warrants	" .WS"
Trading commencement and separation of common stock and warrants
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will trade separately on the fifth business day following the earlier to occur of the expiration of the underwriters' over-allotment option, which is 30 days from the date of this prospectus; its exercise in full or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We intend to file this Form 8-K promptly after the date of this prospectus, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the underwriters' over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated information reflecting the exercise of the over-allotment option. For more information, see "Description of Securities—Units."

Following the date that the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to separate a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are separated and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Number of securities to be outstanding(1)
	Prior to the Private Placement and this Offering	After the Private Placement	After the Private Placement and this Offering
Units	0	0	30,000,000
Common Stock	7,500,000	7,500,000	37,500,000
Warrants	0	7,750,000	37,750,000

(1)
Assumes no exercise of the underwriters' over-allotment option and, therefore, the forfeiture of 1,125,000 initial shares of common stock issued to our sponsor.

Warrants offered
Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price	$7.50, subject to adjustment as described herein.
Exercise period	The warrants will become exercisable on the later of:
• the completion of our initial business combination, or
• [ ], 2009 [one year from the date of this prospectus]
However, the warrants will be exercisable only if we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants.
The warrants will expire at 5:00 p.m., New York City time, on [ ], 2012 [four years from the date of the this prospectus], unless earlier redeemed.
Cashless exercise
The warrants will be exercisable by paying the exercise price in cash or on a "cashless basis," whereby holders of warrants will pay the exercise price by surrendering his warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" by (y) the fair market value. The "fair market value" means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the holder of a warrant elects to exercise. Permitting a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of the exercise of a warrant or a warrant redemption.
Registration Rights
We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed.

Redemption	We may redeem the outstanding warrants (excluding any insider warrants held by our sponsor or its permitted assigns):
	•	in whole and not in part;
	•	at a price of $0.01 per warrant at any time after the warrants become exercisable;
	•	upon not less than 30 days prior written notice of redemption; and
•
if, and only if, the last sales price of our common stock equals or exceeds $14.25 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption;

provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise its warrants prior to the date scheduled for redemption. If we call the warrants for redemption as described above, our management will have the option to require all holders that subsequently wish to exercise warrants to do so on a "cashless basis." In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The redemption provisions for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial warrant exercise price and to provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price to absorb any negative market reaction to our redemption of the warrants. There can be no assurance, however, that the price of the common stock will exceed either $14.25 or the warrant exercise price of $7.50 after we call the warrants for redemption and the price may in fact decline as a result of the limited liquidity following any such call for redemption.

Sponsor's initial shares and insider warrants
On January 24, 2008, we issued 8,625,000 shares of common stock (1,125,000 of which are subject to forfeiture if the underwriters' over-allotment option is not exercised in full) to our sponsor, K Road Acquisition Holdings LLC, an entity that is owned and controlled by William V. Kriegel, our Chairman, President and Chief Executive Officer; David L. Tohir, our Executive Vice President; and Barry F. Sullivan, our Vice Chairman, for a purchase price of $37,500 in a private placement. The initial shares will remain in escrow until one year following the consummation of our initial business combination. The holders of initial shares will not have any right to any liquidation distributions in the event we fail to consummate an initial business combination.

On or prior to the date of this prospectus, we will sell 7,750,000 warrants to our sponsor for a purchase price of $1.00 per warrant in a private placement. The purchase price of these insider warrants will be held in the trust account for the benefit of our public stockholders pending our completion of an initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $7,750,000 purchase price of the insider warrants will be included as part of the liquidation amount payable to our public stockholders upon liquidation of our trust account and any other assets, and the insider warrants will expire worthless. See "Proposed Business—Effecting a Business Combination—Liquidation If No Business Combination" below.

The insider warrants will be identical to those sold in this offering except that the insider warrants are not subject to redemption if held by our sponsor or its permitted assigns. In addition, the insider warrants (or the underlying shares of common stock) will remain in escrow until the day following the consummation of our initial business combination.
No placements fees will be payable on the warrants sold in the private placement.
Offering and private placement proceeds to be held in trust
Of the approximate net proceeds we receive from this offering and the private placement of insider warrants, $298,500,000 (approximately $9.95 per share) will be deposited into a trust account at [ ] maintained by Continental Stock Transfer & Trust Company, acting as trustee. None of the funds held in trust will be released from the trust account until the earlier of the consummation of a business combination or liquidation, other than to pay converting shareholders voting against the extended period if such extended period is approved and an amendment to our amended and restated certificate of incorporation effecting the extended period is filed with the Secretary of State of Delaware, or taxes on the income from the funds held in the trust account; provided, however, we will withdraw income to cover our working capital requirements until a maximum of $3,500,000 of such income has been released from the trust account. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, if any, which could be prior to the claims of our public stockholders.

The underwriters have agreed to defer a portion of their underwriting discounts and commissions, equal to 4.25% of the gross proceeds of this offering. Upon the consummation of a business combination, such deferred underwriting discounts and commissions shall be released to the underwriters out of the trust account. The underwriters will not be entitled to any interest accrued thereon. In the event we liquidate prior to the consummation of our initial business combination, the underwriters have agreed to waive their rights to $12,750,000 ($14,662,500 if the underwriters' over-allotment option is exercised in full) of deferred underwriting discounts and commissions deposited in the trust account and such amount will be distributed to our public stockholders.

None of the warrants may be exercised until after the consummation of our business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Anticipated expenses and funding sources
Unless and until a business combination is consummated, the proceeds held in the trust account (excluding our payment of a pro rata portion of the trust account to stockholders voting against our extended period and exercising their conversion rights) will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business, except that there may be released to us from the trust account interest earned on the funds in the trust account: to pay any taxes on the income from the funds held in the trust account and up to an aggregate of $3,500,000 of interest income to fund our working capital requirements. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from $1,000,000 of the net proceeds of this offering not held in the trust account.

We believe that, upon the date of this prospectus, the $1,000,000 of net proceeds not held in the trust account, plus up to $3,500,000 of interest earned on the trust account balance that may be released to us, will be sufficient to allow us to pay our offering expenses, which we believe will be approximately $900,000 and operate for the next 24 months (or 30 months if the extended period is approved), assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating target businesses, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses, and structuring, negotiating and consummating the business combination.
Limited payments to insiders
There will be no fees, reimbursements, cash payments or compensation of any kind, including the issuance of any securities of our company, made to our sponsor, officers, directors or their affiliates other than:
• repayment of a $250,000 non-interest bearing loan made by our sponsor to pay a portion of our offering expenses;
• reimbursement for any out-of-pocket expenses incident to the offering and finding a suitable initial business combination; and
•
payment to our sponsor of $10,000 per month for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services commencing upon the date of this prospectus.

Our audit committee will review and approve all payments made to our sponsor, officers, directors or our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.
Stockholders must approve initial business combination	We will seek stockholder approval before we effect our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable state law.

We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 40% of the shares of common stock sold in this offering vote against the business combination and exercise their conversion rights, on a cumulative basis, with the stockholders who previously exercised their conversion rights in connection with the proposal to approve the extended period. In addition, we will not proceed with a business combination unless the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence is approved by a majority of our outstanding shares of common stock.

In connection with the stockholder vote required to approve any business combination, our sponsor has agreed to vote the shares of common stock owned by it immediately prior to this offering in accordance with the majority of the shares of common stock voted by public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our sponsor and our officers and directors have also agreed to vote such shares of common stock acquired in this offering or in the aftermarket in favor of a business combination submitted to our stockholders for approval.

Voting against the proposal to approve the extended period or the business combination alone will not result in conversion of a stockholder's shares of common stock into a pro rata share of the trust account. Such stockholder must also exercise its conversion rights described below. Our threshold for conversion rights has been established at 40% in order for our offering to be competitive with the recent trend of other blank check companies currently in the market, although historically blank check companies have used a 20% threshold. We have increased the threshold to reduce the risk of a small group of stockholders exercising undue influence on the approval process and provide for the fact that there are two possible conversion periods—one in connection with a proposal to approve the extended period and the second in connection with a proposal to approve our initial business combination.
Conditions to consummating our initial business combination
Our initial business combination must be with one or more target businesses whose collective fair market value is equal to at least 80% of the net assets in the trust account (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions) at the time of our signing a definitive agreement in connection with our initial business combination. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value considerably greater than 80% of the net assets held in the trust account (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions) at the time of our signing a definitive agreement in connection with our initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the businesses we acquire must equal at least 80% of our the assets held in the trust account (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions) at the time of our signing a definitive agreement in connection with our initial business combination. In no event will we acquire less than a controlling interest in a target business. Our ability to consummate an initial business combination will be more difficult because we will allow public stockholders owning less than 40% of the shares sold in this offering on a cumulative basis to vote against a proposal to approve the extended period and the business combination and exercise conversion rights. In contrast, most blank check companies with similar business plans as ours allow public stockholders owning less than 20% of the shares sold in their initial public offering to vote against the business combination and exercise conversion rights.

While we do not intend to pursue an initial business combination with any company that is affiliated with our sponsor, officers or directors, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business combination with such a company, we would obtain an opinion from an independent investment banking firm which is a member of the FINRA that such an initial business combination is fair to our stockholders from a financial point of view.

In addition, we will not proceed with a business combination unless the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence and a majority of the shares of common stock voted by the public stockholders is approved by a majority of our outstanding shares of common stock.
Possible extension of time to consummate a business combination to 30 months,
Unlike other blank check companies, if we have entered into a definitive agreement but anticipate that we will be unable to consummate a business combination within 24 months from the date of this prospectus, we shall seek to extend the time period within which we must complete our business combination to 30 months, by calling a meeting of our stockholders for the purpose of soliciting their approval for such extension.

If holders of 40% or more of the shares of common stock sold in this offering vote against the proposed extension and elect to convert their shares of common stock into a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24 month period, we will be required to liquidate with the trust account and any other assets to our public stockholders. In order to extend the period of time to 30 months, a majority of our outstanding shares of common stock and a majority of the shares of common stock voted by the public stockholders must approve an amendment to our amended and restated certificate of incorporation extending our corporate life to 30 months from the date of this prospectus and public stockholders owning less than 40% of the shares of common stock sold in this offering vote against the proposed amendment and exercise their conversion rights, as described in this prospectus.

If we receive stockholder approval for the extended period and holders of less than 40% of the shares of common stock sold in this offering vote against the extended period and exercise their conversion rights, we will then have an additional six (6) months in which to complete the initial business combination. As a result of an approval of the extension, we may be able to hold funds for non-converting stockholders in the trust account for up to 30 months.

In connection with the stockholder vote required to approve the extended period, our sponsor has agreed to vote the shares of common stock owned by it immediately prior to this offering in accordance with the majority of the shares of common stock voted by public stockholders who vote at the special or annual meeting called for the purpose of approving the extended period. Our sponsor and our officers and directors have also agreed to vote such shares of common stock acquired in this offering or in the aftermarket in favor of an extended period.

A stockholder's election to convert his shares of common stock will only be honored if the extended period is approved. Stockholders who vote against the extended period and exercise their conversion rights will not be able to vote on the initial business combination. Public stockholders who convert their shares of common stock into a pro rata share of the trust account will still have the right to exercise the warrants that they received as part of the units.

If at the end of such 30 month period we have not effected a business combination, we will dissolve as promptly as practicable and liquidate the trust account and any other assets to our public stockholders.
Conversion rights for stockholders voting to reject the extended period or a business combination
Public stockholders voting against a business combination that is approved and completed will be entitled to convert their common stock for a pro rata share of the trust account (initially approximately $9.95 per share, or approximately $9.92 per share if the underwriters' over-allotment option is exercised in full), plus a portion of the interest earned on the trust account but net of any taxes and up to $3,500,000 of interest income released to us for our working capital requirements. In addition, any stockholders voting against the proposed extension of the time period within which we must complete our initial business combination will be entitled to convert their shares into a pro rata share of the trust account if we effect the extension. In the event that we consummate an initial business combination, there will be released to the underwriters from the trust account their deferred underwriting discounts and commissions of $12,750,000, or $14,662,500 if the underwriters' over-allotment option is exercised in full. The amount released to the underwriters will not be reduced by any amounts paid to public stockholders exercising their conversion rights. As a result of the converting stockholders receiving their pro rata share of the deferred underwriters' discount and commissions and the underwriters receiving the full deferred underwriters' discount and commissions at the time of the closing of our initial business combination, the non-converting stockholders will bear the financial effect of such payments to the converting stockholders and underwriters.

Voting against the proposal to approve the extended period or the business combination alone will not result in conversion of a stockholder's shares of common stock into a pro rata share of the trust account. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and up to two business days prior to the vote taken with respect to a proposal to approve the extended period or a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the proposal to approve the extended period or the business combination and the amendment to our amended and restated certificate of incorporation effecting the proposed amendment is approved and filed with the Secretary of State of Delaware or the business combination is approved and completed, as applicable.

Additionally, we may require public stockholders seeking conversion, whether they are record holders or hold their shares in "street name," to either tender their certificates to our transfer agent at a date which is up to two business days prior to the vote on the proposal to approve the extended period or the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System, at the holder's option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposal to approve the extended period or a proposed business combination will indicate whether we are requiring stockholders to satisfy such delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the extended period or the business combination to tender his shares if he wishes to seek to exercise his conversion rights.

The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect conversion rights in connection with a blank check company's business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an "option window" after the consummation of the business combination during which he could monitor the price of the company's stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the conversion rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become a "put" right surviving past the consummation of the business combination until the converting holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder's election to convert is irrevocable once the extended period or business combination, as applicable, is approved.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decides prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders electing to convert their shares will be distributed promptly after after the filing the amendment to our amended and restated certificate of incorporation effecting the extended period with the Secretary of State of Delaware or completion of a business combination, as applicable.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus unless a proposal to approve the extended period is approved, in which case we will have 30 months from the date of this prospectus. If the extended period is not approved or the initial business combination is not approved or completed for any reason, then public stockholders voting against the extended period or our initial business combination, as applicable, who exercised their conversion rights would not be entitled to convert their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their shares prior to the meeting, we will promptly return such shares.

As noted above, our sponsor is not entitled to convert any of its initial shares of common stock acquired prior to this offering for a pro rata share of the trust account.

Notwithstanding the foregoing, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a "group" (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from seeking conversion rights in connection with the proposal to approve our extended period and the proposal to approve our initial business combination with respect to more than an aggregate of 10% of the shares sold in this offering, on a cumulative basis. Such a public stockholder would still be entitled to vote against a proposed extended period or a proposed business combination with respect to all shares owned by such holder or such holder's affiliates. We believe this restriction will discourage stockholders from accumulating large blocks of shares before the votes held to approve either our proposed extended period or our proposed initial business combination, and subsequent attempts by such holders to use their conversion right as a means to force us or our management to purchase their shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to vote against a proposed extended period or a proposed business combination and seek conversion, regardless of the merits of the transaction, if such holder's shares are not purchased by us or our management at a premium to the then current market price or on other undesirable terms. By limiting our stockholders' ability to cause us to convert only an aggregate of 10% of the shares sold in this offering in connection with the proposal to approve our extended period and the proposal to approve our initial business combination, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block a an extended period or a business combination which is favored by our other public stockholders. However, we are not restricting the stockholders' ability to vote all of their shares against an extended period or business combination.
Dissolution and liquidation if no initial business combination
If we have not consummated a business combination by , 2010 [24 months from the date of this prospectus], or , 2010 [30 months from the date of this prospectus], in the event our stockholders approve the extended period, our corporate existence will cease as a matter of law except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law and promptly distribute only to our public stockholders the amount held in the trust account and any other assets to our public stockholders.

We anticipate the distribution of the funds in the trust account to our public stockholders, subject to our obligations under Delaware law to provide for claims of creditors, will occur within 10 business days from the date our corporate existence ceases.

Under Section 281(b), the plan of distribution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, from the $3,500,000 of interest income earned on the trust account released to us for our working capital requirements, we cannot assure you those funds will be sufficient to pay or provide for all creditors' claims. Although we will seek to have all third parties such as vendors and prospective target businesses enter into agreements with us waiving any interest to any assets held in the trust account, there is no guarantee that they will execute such agreements. William V. Kriegel, our chairman, president and chief executive officer, has agreed that he will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account, except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Based on discussions we have had with Mr. Kriegel, we are satisfied that he will be able to satisfy this obligation; however, there is no guarantee that he will be able to do so.

Our sponsor has waived its rights to participate in any liquidation distribution with respect to all shares of common stock owned by it prior to this offering, including the common stock underlying the insider warrants. However, if our sponsor or any of our officers, directors or affiliates acquire shares of common stock in or after this offering they will be entitled to a pro rata share of the trust account upon our dissolution and liquidation in the event we do not consummate a business combination within the required time period. If we liquidate, the underwriters have agreed to waive their right to the $12,750,000 of deferred underwriting discounts and commissions (or $14,662,500 if the underwriters' over-allotment option is exercised in full), plus interest earned thereon, deposited in the trust account for the benefit of our public stockholders. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has agreed to advance us the funds necessary to pay any and all costs involved with or associated with the process of liquidation and the return of the funds in the trust account to our public stockholders (currently anticipated to be no more than approximately $30,000) and has agreed not to seek repayment for such expenses.

Amended and restated certificate of incorporation
As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended (without the affirmative vote of at least 95% of our outstanding common stock) prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of an extended period or a business combination. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, they are intended to protect our stockholders by requiring a supermajority vote in favor of such a change in order for it to become effective. We view these provisions, which are contained in Article Sixth of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until , 2010 [24 months from the date of this prospectus] or, if our stockholders have approved the extended period, by , 2010 [30 months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law.

In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and our amendment to provide for our perpetual existence. Accordingly, if stockholders approved a proposed business combination but did not approve the proposal to provide for our perpetual existence, we would not be able to consummate such business combination. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would also require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life in 24 months (or 30 months if our extended period is approved) as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

Escrow of initial shares and insider warrants
On the date of this prospectus, our sponsor will place the insider warrants and the common stock it owned prior to this offering into an escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent. Other than transfers to family members, to trusts for estate planning purposes or upon death (upon any of which such transfer they shall remain subject to the escrow agreement), the shares of common stock will not be transferable and will not be released from escrow until one year following consummation of a business combination, unless we were to consummate a transaction after the consummation of the initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Other than transfers to family members, to trusts for estate planning purposes or upon death (upon any of which such transfer they shall remain subject to the escrow agreement), the insider warrants will not be transferable and will not be released from escrow until the day following consummation of a business combination
Determination of offering amount
In consultation with our underwriters, we determined the size of the offering, in part, based upon our beliefs concerning the capital that could be successfully raised given market conditions. In addition, our management concluded, based on their collective experience, that an offering of this size, and the sale of the additional insider warrants, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any specific research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify target businesses, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses with a fair market value of at least 80% of the net assets held in the trust account (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions at the time of our signing a definitive agreement in connection with our initial business combination.

Risks

        We are a newly-formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see "Comparison to Offerings of Blank Check Companies." You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" within this prospectus.

SUMMARY FINANCIAL DATA

        The following table is derived from and summarizes the relevant financial data for our business and should be read in conjunction with our audited financial statements and the related notes, which are included elsewhere in this prospectus. We have not had any significant operations to date; therefore, only balance sheet data are presented.

	As of January 29, 2008
Balance Sheet Data:	Actual	As adjusted(1)
Working capital (deficiency)	$(28,000)	$285,887,000
Total assets	315,000	298,637,000
Total liabilities(1)	278,000	12,750,000
Value of common stock which may be converted for cash(2)	—	119,399,990
Stockholders' equity(2)	37,000	166,487,010

(1)
Includes deferred underwriting fees equal to 4.25% of the gross proceeds of this offering that the underwriters have agreed to defer until the consummation of a business combination.

(2)
Excludes 11,999,999 shares of common stock, at an initial per-share conversion price of approximately $9.95, subject to possible conversion.

        The "as adjusted" information gives effect to the sale of the units that we are offering (other than pursuant to the underwriters' over-allotment option), including the application of the related gross proceeds. This also includes $12,750,000 of deferred underwriting fees that are payable only upon the consummation of a business combination.

        The "as adjusted" working capital and total assets amounts include the $285,750,000 (which includes deferred underwriting discounts and commissions of approximately $12,750,000) held in the trust account for our benefit, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If we have not consummated a business combination by                        , 2010 [24 months from the date of this prospectus] or, if our stockholders approve the extended period, by                        , 2010 [30 months from the date of this prospectus], our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (including $12,750,000 representing the underwriters' deferred underwriting discounts and commissions and all interest thereon, plus all other accrued interest, net of any taxes and amounts disbursed for working capital requirements) and any remaining net assets outside of the trust, subject to our obligations under Delaware law to provide for claims of creditors. Our sponsor has agreed to waive its rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination and subsequent liquidation with respect to the shares of common stock owned by it immediately prior to this offering, including the shares of common stock underlying the insider warrants.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. The risks and uncertainties described below are not the only ones facing us. If any of the following risks occur, our business, financial conditions or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

RISKS RELATING TO OUR BUSINESS

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

        We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more target businesses in the energy industry in North America. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business combination. We have no present revenue and will not generate any revenues or income until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

We may not be able to consummate a business combination within the required timeframe, in which case we will be forced to liquidate.

        Pursuant to our amended and restated certificate of incorporation, we will continue in existence for 24 months from the date of this prospectus or, in the event our stockholders approve the extended period, then for 30 months from the date of this prospectus. If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating. We may not be able to find a suitable target business within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business.

If we are forced to liquidate before the completion of a business combination and distribute the trust account, our public stockholders will receive less than $10.00 per share and our warrants will expire worthless.

        If we are unable to complete a business combination within the prescribed time frames and are forced to liquidate our assets, the per share liquidation distribution will be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. If we were unable to complete a business combination and have expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account (net of any taxes and up to $3,500,000 of interest released to us to fund our working capital requirements), the initial per-share liquidation amount would be $9.95, or $0.05 less than the per-unit offering price of $10.00. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

        Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers (other than our independent accountants), prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, they may not execute such agreements, or even if they execute such agreements that they may not be prevented from bringing claims against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

        Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, such entities may not agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and may seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public stockholders and the per share liquidation price could be less than the $9.95 per share held in the trust account, plus interest (net of any taxes and up to $3,500,000 of interest released to us to fund our working capital requirements), due to claims of such creditors. In addition, William V. Kriegel, our chairman, president and chief executive officer, has agreed to indemnify us for all claims of creditors, vendors, service providers and target businesses that have not executed a waiver, to the extent necessary to ensure that such claims do not reduce the amount in the trust account, but Mr. Kriegel will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We have not asked Mr. Kriegel to reserve for such indemnification obligations. Mr. Kriegel may not be able to satisfy those obligations. The indemnification provisions are set forth in the insider letter executed by Mr. Kriegel.

        Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account could be subject to applicable bankruptcy law, and may be included as an asset in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders $9.95 per share.

Our independent directors may decide not to enforce Mr. Kriegel's indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

        In the event that the proceeds in the trust account are reduced and William V. Kriegel, our chairman, president and chief executive officer, asserts that he is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against Mr. Kriegel to enforce his indemnification obligations. While we currently expect that our independent directors would take action on our behalf against Mr. Kriegel to enforce his indemnification obligations, our independent directors, in exercising their business judgment, may choose not to do so in a particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced and the per share liquidation distribution will be less that the $9.95 per share (or approximately $9.92 per share if the underwriters' over-allotment is exercised in full). The indemnification provisions are set forth in the insider letter executed by Mr. Kriegel.

Unlike other blank check companies, we are permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend the date before which we must complete an initial business combination to 30 months. As a result, your funds may be held in the trust account for up to thirty months.

        Unlike other blank check companies, if we have entered into a definitive agreement but anticipate that we will not be able to consummate a business combination within 24 months of the date of this prospectus, we shall seek to extend the date before which we must complete our business combination, beyond the 24 months to 30 months by calling a meeting of our stockholders for the purpose of soliciting their approval for such extension. If the proposal for the extension to 30 months is approved by our stockholders, we will have an additional 6 months within which to complete our initial business combination. As a result we may be able to hold your funds in the trust account for up to 30 months, net of any amounts attributable to the exercise of conversion rights by stockholders in connection with the approval of the extended period, and thus delay the receipt by you of your funds from the trust account on conversion in connection with a proposed business combination or liquidation.

Public stockholders, together with any of their affiliates or any other person with whom they are acting in concert or as a "group, will be restricted from seeking conversion rights with respect to more than an aggregate of 10% of the shares sold in this offering.

        When we seek stockholder approval of the extended period or any business combination, we will offer each public stockholder (but not our sponsor) the right to have his shares of common stock converted to cash if the stockholder votes against the extended period or business combination and an amendment to our amended and restated certificate of incorporation effecting the extended period is approved and filed with the Secretary of State of Delaware or the business combination is approved and completed, as applicable. Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom he is acting in concert or as a "group" (as defined by Section 13 of the Securities and Exchange Act of 1934, as amended) will be restricted from seeking conversion in connection with both the proposal to approve our extended period and the proposal to approve our initial business combination with respect to more than an aggregate of 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering and the extended period or a proposed business combination is approved, you will not be able to seek conversion with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. The value of such additional shares may not appreciate over time following the approval of an extended period or a business combination and the market price of the common stock may not exceed the per-share conversion price.

We cannot consummate our initial business combination unless we receive stockholder approval to amend our amended and restated certificate of incorporation to provide for our perpetual existence.

        We will only consummate a business combination if the majority of the shares of the common stock voted by the public stockholders are voted in favor of such business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by a majority of our outstanding shares of common stock. Accordingly, if our public stockholders approve a proposed business combination but the majority of our outstanding shares of common stock do not approve the proposal to provide for our perpetual existence, we will not be able to consummate such business combination.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

        Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares of common stock into cash upon approval of an extended period or a business combination which they voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

You will not be entitled to protections normally afforded to investors of blank check companies.

        Since the net proceeds of this offering are intended to be used to complete a business combination with an unidentified target business, we may be deemed to be a "blank check" company under the United States securities laws. However, since our securities will be listed on the AMEX and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419 of the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account, as set forth in this prospectus, prior to completion of a business combination and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.

If the net proceeds of this offering not being placed in the trust account together with interest earned on the trust account available to us are insufficient to allow us to operate for at least the next 24 months (or 30 months in the event our stockholders approve the extended period), we may not be able to complete an initial business combination.

        We currently believe that, upon the date of this prospectus, the $1,000,000 of the net proceeds of this offering not held in the trust account together with up to $3,500,000 of interest earned on the trust account that may be released to us for our working capital requirements, will be sufficient to allow us to operate for at least the next 24 months (or 30 months in the event our stockholders approve the extended period) to cover expenses incurred in connection with a business combination or to cover expenses in connection with our dissolution if we do not complete a business combination during that time. Based upon the experience of the members of our board of directors and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank-check companies, we determined that this was an appropriate approximation of the expenses. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination, or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. In addition, the amounts available from interest earned on the proceeds held in the trust account will depend on the length of time since our initial public offering and prevailing interest rates.

        Of the $1,000,000 not held in the trust account, we anticipate that up to $900,000 will be used to pay our expenses in connection with this offering. We could use a portion of the remaining funds to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target business. We could also use a portion of these funds as a down payment, "reverse break-up fee" (a provision in a merger agreement designed to compensate the target for any breach by the buyer which results in a failure to close the transaction), or to fund a "no-shop" provision (a provision in letters of intent designed to keep target businesses from "shopping" around for transactions with others on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise) or if we agree to a reverse break-up fee and subsequently were required to pay such fee as a result of our breach of the merger agreement or if our costs are otherwise higher than expected, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any other potential target businesses. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our management or the sponsor or from third parties, to continue operating. We may not be able to obtain additional financing and our sponsor and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to dissolve and liquidate prior to consummating a business combination.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete a business combination.

        Of the net proceeds of this offering, only $1,000,000 ($900,000 of which will be used to pay our expenses in connection with this offering) will not be held in the trust account. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete a business combination. as well as to satisfy taxes due on such interest income. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close a business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to liquidate. Our sponsor and management are not obligated to provide any additional financing.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

        If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

  •
  restrictions on the nature of our investments; and

  •
  restrictions on the issuance of securities, each of which may make it difficult for us to complete a business combination.

        In addition, we may have imposed upon us burdensome requirements, including:

  •
  registration as an investment company;

  •
  adoption of a specific form of corporate structure; and

  •
  reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

        We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and us to claims of punitive damages.

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our existence by operation of law, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

        Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus (or by 30 months from the date of this prospectus in the event our stockholders approve the extended period). If we have not completed a business combination by such date, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and stockholders could potentially be liable for an unlimited period of time. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of all existing claims, all pending claims and all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust account to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them, and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, third parties may seek to recover from our stockholders amounts owed to such third-parties by us. In the event of our liquidation, we may have to adopt a plan to provide for the payment of claims that may potentially be brought against us, which could result in the per share liquidation amount to our stockholders being significantly less than $9.95

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares of common stock underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise their warrants and therefore the warrants could expire worthless.

        Holders of our warrants will be able to exercise the warrants only if we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock and such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain an effective registration statement covering the shares of common stock issuable upon exercise of the warrants following completion of this offering, and we intend to comply with our undertaking, we may not be able to do so. Factors such as an unexpected inability to remain current in our SEC reporting obligations or other material developments concerning our business could present difficulties in maintaining an effective registration statement and a current prospectus. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants. The expiration of warrants prior to exercise would result in each unit holder paying the full unit purchase price solely for the shares of common stock underlying the unit.

We intend to focus on consummating a business combination with a company in the energy industry in North America, with a particular focus on businesses or assets involved in the power sector. As we have not currently selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business and will be relying on our management's ability to identify a target business or businesses and complete a business combination.

        We intend to focus on identifying a prospective target business in the energy industry in North America, with a particular focus on businesses or assets involved in the power sector. As we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business until we provide proxy materials to our stockholders in connection with a proposed business combination. To the extent we complete a business combination, particularly with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities which our management may not properly ascertain. An investment in our units may ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

        Except for the limitation that a target business have a fair market value of at least 80% of the net assets held in the trust account (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions) at the time of our signing a definitive agreement in connection with our initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on our management's ability to source business transactions, evaluate their merits, conduct or monitor diligence and conduct negotiations.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval.

        At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval. In addition, a proposal you vote against could still be approved if a sufficient number of public stockholders vote for the proposed business combination. Alternatively, a proposal you vote for could still be rejected if a sufficient number of public stockholders vote against the proposed business combination.

If certain adjustments are made to the warrants, you may be deemed to receive a taxable distribution without a corresponding receipt of cash or property.

        U.S. Holders (as defined under "Material U.S. Federal Income Tax Considerations," below) of the warrants may, in certain circumstances, be deemed to have received distributions includible in income if adjustments are made to the redemption rate of the warrants under the anti-dilution provisions set forth under "Description of Securities—Warrants," below, even though such holders have not received any cash or property as a result of these adjustments. In certain circumstances, the failure to provide for such adjustments may also result in a deemed distribution. In addition, Non-U.S. Holders (as defined under "Material U.S. Federal Income Tax Considerations," below) of warrants may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax as a result of adjustments made to the redemption rate of the warrants (or, in certain circumstances, the failure to make such adjustments). See "Material U.S. Federal Income Tax Considerations" for more information

We may not obtain an opinion from an unaffiliated, independent investment banking firm as to the fair market value of the target business or that the price we are paying for the business is fair to our stockholders.

        We are not required to obtain an opinion from an unaffiliated, independent investment banking firm that either the target business we select has a fair market value in excess of 80% of the net assets held in the trust account (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions) at the time of our signing a definitive agreement in connection with our initial business combination or that the price we are paying is fair to stockholders unless our board of directors is not able to independently determine that a target business or businesses have a sufficient fair market value or there is a conflict of interest with respect to the transaction. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have recently been sold. If our board of directors is not able to independently determine whether the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA that such initial business combination is fair to our stockholders from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment or our board of directors.

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

        Our amended and restated certificate of incorporation authorizes the issuance of up to 120,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the underwriters' over-allotment option), there will be 44,750,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this prospectus, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

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  may significantly reduce the equity interest of investors in this offering;

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  may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

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  may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may result in the resignation or removal of our present officers and directors; and

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  may adversely affect prevailing market prices for our common stock.

        For a more complete discussion of the possible structure of a business combination, see the section below entitled "Proposed Business—Effecting a Business Combination—We Have Not Identified a Target Business."

Substantial resources could be expended in researching initial business combinations that are not consummated, which could materially adversely affect subsequent attempts to locate and consummate an initial business combination.

        We anticipate the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and other third party fees and expenses. If we decide not to enter into an agreement with respect to a specific proposed initial business combination we have investigated, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control, such as 40% or more of the shares sold in this offering vote, on a cumulative basis with the stockholders who previously exercised their conversion rights in connection with the proposal to approve the extended period, against the business combination and opt to have us convert their common stock for a pro rata share of the trust account even if a majority of our stockholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and consummate a business combination.

Our ability to successfully effect a business combination and to be successful thereafter will be dependent in large part upon the efforts of our key personnel, including our officers and directors.

        Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. Our key personnel will also be officers, directors, key personnel and/or members of other entities, to whom we anticipate we will have access on an as needed basis, although there are no assurances that any such personnel will be able to devote either sufficient time, effort or attention to us when we need it. None of our key personnel, including our executive officers, will have entered into employment or consultant agreements with us.

Our officers and directors may not continue with us following our initial business combination, and their negotiations with a potential target business to remain with us may result in a conflict of interest.

        Although we presently anticipate that our officers will remain associated in senior management, advisory or other positions with us following a business combination, some or all of the management associated with a target business may also remain in place. As such, our key personnel may not continue to provide services to us after the consummation of a business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the business combination, the terms of which would be determined at such time between the respective parties. If, as a condition to a potential initial business combination, our existing officers negotiate to be retained after the consummation of the business combination, such negotiations may result in a conflict of interest. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business's management and negotiate as part of the business combination that our existing officers and directors remain if it is believed to be in the best interests of the combined company after the consummation of the business combination.

We will only have a limited ability to evaluate the management of the target business.

        We intend to closely scrutinize the management of the target business; however, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues which may adversely affect our operations.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our sponsor, directors or officers, which may raise potential conflicts.

        We may engage in a business combination with one or more target businesses that have relationships or are affiliated (as defined in Rule 405 of the Securities Act) with our sponsor, directors or officers, which may raise potential conflicts. Also, the completion of a business combination between us and an entity owned by a business in which one of our directors or officers may have an interest could enhance their prospects for future business from such client. To minimize potential conflicts of interest, we have agreed not to consummate, and our amended and restated certificate of incorporation provides that we may not consummate, a business combination with a target business that is affiliated with our sponsor, our directors or officers or any of our or their affiliates unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA that the business combination is fair to our stockholders from a financial point of view.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. These conflicts could impair our ability to consummate a business combination.

        Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. Certain of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers' other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could impair our ability to consummate a business combination. These conflicts may not be resolved in our favor. As a result, we may miss out on a potential business combination.

Our officers, directors and their affiliates currently are, and may in the future become affiliated with, entities engaged in business activities that are similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

        None of our officers, directors or their affiliates has been or currently is a principal of, or affiliated or associated with, another blank check company. However, all of our officers and directors either currently are, and-/or may in the future become affiliated with, additional entities, that are engaged in business activities similar to those intended to be conducted by us. Due to these existing affiliations, our other directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management's business affiliations and the potential conflicts of interest that you should be aware of, see "Management—Conflicts of Interest." As a result, we may miss out on a potential business combination.

Since our sponsor will lose its entire investment in us if a business combination is not consummated and may be required to pay costs associated with our liquidation and our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.

        Our sponsor owns 8,625,000 shares of our common stock, up to 1,125,000 of which will be forfeited if the underwriters' over-allotment is not exercised in full, (which were purchased for a total purchase price of $37,500) that will be worthless if we do not consummate a business combination. In addition, our sponsor has agreed to purchase warrants exercisable for our common stock (for an aggregate of $7,750,000), which will also be worthless if we do not consummate a business combination. In addition, in the event we are forced to liquidate, our sponsor has agreed to advance us the entire amount of the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $30,000) and has agreed not to seek repayment for such expenses. The personal and financial interests of our officers and our directors may influence their motivation in identifying and selecting a target acquisition and completing an initial business combination. Consequently, our officers' discretion and the discretion of our directors, in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular initial business combination are appropriate and in our stockholders' best interest and as a result of such conflicts management may choose a target acquisition that is not in the best interests of our stockholders.

The requirement that we complete a business combination by                        , 2010 [24 months from the date of this prospectus] or                        , 2010 [30 months from the date of this prospectus] in the event our stockholders approve the extended period may give potential target businesses leverage over us in negotiating a business combination.

        We will liquidate and promptly distribute only to our public stockholders the amount in our trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not effect a business combination by                        , 2010 [24 months from the date of this prospectus] or                        , 2010 [30 months from the date of this prospectus] in the event our stockholders approve the extended period. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any target business. This risk will increase as we get closer to the time limits referenced above.

The requirement that we complete a business combination by                        , 2010 [24 months from the date of this prospectus] or                        , 2010 [30 months from the date of this prospectus] in the event our stockholders approve the extended period may motivate our officers and directors to approve a business combination that is not in the best interests of stockholders.

        Each of our officers and directors may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. The funds for such reimbursement will be

provided from the money not held in trust. In the event that we do not effect a business combination by                        , 2010 [24 months from the date of this prospectus] or                        , 2010 [30 months from the date of this prospectus] in the event our stockholders approve the extended period, then any expenses incurred by such individuals in excess of the money being held outside of the trust account will not be repaid as we will liquidate at such time. On the other hand, if we complete a business combination within such time period, those expenses will be repaid by the target business. Consequently, our officers and directors may have an incentive to complete a business combination other than just what is in the best interest of our stockholders.

Our officers, directors, securityholders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

        We have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

The AMEX may delist our securities from listing on its exchange, which could limit investors' ability to transact in our securities and subject us to additional trading restrictions.

        We will seek to have our securities approved for listing on the AMEX upon the date of this prospectus. If initially listed, our securities may not continue to be listed on the AMEX. Additionally, it is likely that the AMEX would require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our business combination. We may not be able to meet those initial listing requirements at that time.

        If the AMEX does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

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  a limited availability for market quotations for our securities;

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  reduced liquidity with respect to our securities;

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  a determination that our common stock is a "penny stock," which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

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  limited amount of news and analyst coverage for our company; and

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  a decreased ability to issue additional securities or obtain additional financing in the future.

        In addition, we would no longer be subject to AMEX rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards.

We will probably complete only one business combination with the proceeds of this offering and the private placement, meaning our operations will depend on a single business and we will be exposed to higher risk than other entities that have the resources to complete several transactions.

        The net proceeds from this offering and the private placement will provide us with approximately $285,750,000 (approximately $327,600,000 if the underwriters' over-allotment option is exercised in full) that we may use to complete a business combination. Our business combination must be with a target business or businesses with a fair market value of at least 80% of the net assets in the trust account at the time of our signing a definitive agreement in connection with our initial business combination (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions of $12,750,000, or $14,662,500 if the underwriters' over-allotment option is exercised in full). We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80% of the assets in the our trust account (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions). Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only a business combination with the proceeds of this offering and the private placement. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in diversified industries or industry segments

Unlike other blank check offerings, we allow our public stockholders holding less than 40% of the shares sold in this offering, on a cumulative basis with the stockholders who previously exercised their conversion rights in connection with the proposal to approve the extended period, to exercise their conversion rights if they vote against a proposed business combination presented to stockholders for their approval. This higher threshold will make it easier for us to consummate a business combination with which you may not agree however, the ability of a larger number of our stockholders to exercise conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

        When we seek stockholder approval of the extended period or a business combination, we will offer each public stockholder (but not our sponsor with respect to any shares it owned prior to the date of this prospectus) the right to have his shares of common stock converted into cash if the stockholder votes against the extended period or business combination and an amendment to our amended and restated certificate of incorporation effecting the extended period is approved and filed with the Secretary of State of Delaware or or business combination is approved and consummated. We will consummate the initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 40% of the shares sold in this offering do not vote against the business combination and exercise their conversion rights, on a cumulative basis with the stockholders who previously exercised their conversion rights in connection with the proposal to approve the extended period. Most other blank check companies have a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of stockholders to exercise their conversion rights, it will be easier for us to consummate an initial business combination with a target business which you may believe is not suitable for us.

        We still must acquire a business or assets with a fair market value equal to at least 80% of our net assets held in the trust account (net of taxes and exclusive of any amounts subject to conversion and the deferred underwriting discount). Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

Exercise of conversion rights must be effected pursuant to a specific process which may take time to complete and may result in the expenditure of funds by stockholders seeking conversion.

        A stockholder requesting conversion of his shares of common stock for cash may do so at any time after the mailing to our stockholders of the proxy statement and a date which is two business days prior to the vote taken with respect to a proposal to approve the extended period or a proposed business combination. A stockholder would have from the time we send out our proxy statement up to a date which is two business days prior to the vote on a proposal to approve the extended period or the business combination to tender (either electronically or through the delivery of physical stock certificates) his shares of common stock to our transfer agent if he wishes to seek to exercise his conversion rights, a period which is expected to be not less than 10 days nor more than 60 days. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the holder. There may be additional mailing and other nominal charges depending on the particular process used to tender common stock. Although we believe the time period, costs and other potential burdens associated with the tendering process are not onerous for an average investor, this process may result in additional burdens for stockholders, including mis-delivery or any other defect in the tendering process.

        Additionally, if a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus or until 30 months from the date of this prospectus in the event our stockholders approve the extended period. If the extended period or the initial business combination is not approved or completed for any reason, public stockholders voting against such extended period or our initial business combination, as the case may be, who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, we will promptly return such shares to the tendering public stockholder. In such case, they would then have to comply with the tendering process again for any vote against a subsequent extended period or business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

        Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business combination. The incurrence of debt could result in:

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  default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;

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  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

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  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

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  covenants that limit our ability to acquire capital assets or make additional acquisitions;

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  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

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  our inability to pay dividends on our common stock;

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  using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, working capital, capital expenditures, acquisitions and other general corporate purposes;

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  limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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  increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

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  limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Our sponsor controls a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

        Upon consummation of our offering (including any exercise of the over-allotment option, in whole or in part), and after giving effect to the private placement, our sponsor will own 20% of our issued and outstanding common stock (assuming it does not purchase units in this offering). This ownership interest, together with any other acquisitions of our shares of common stock (or warrants which are subsequently exercised), could allow our sponsor to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our business combination. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to re-elect existing directors or elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome of an election of directors. The interests of our sponsor and your interests may not always align and taking actions which require approval of a majority of our stockholders, such as selling the company, may be more difficult to accomplish.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

        We believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us, will be sufficient to allow us to consummate a business combination. However, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert for cash a significant number of shares, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. None of our officers, directors or stockholders are required to provide any financing to us in connection with or after a business combination.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

        We may redeem the outstanding warrants (excluding any insider warrants held by our sponsor or its permitted assigns) issued as a part of our units at any time after the warrants become exercisable, in whole and not in part, at a price of $0.01 per warrant, upon not less than 30 days prior written notice of redemption, and if, and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to such common stock is available.

        We will likely redeem the warrants if the market price of our common stock reaches $14.25 per share for the necessary trading period, since doing so would allow us to decrease the dilutive effect of the warrants. Redemption of the warrants could force the warrant holders to exercise the warrants, whether by paying the exercise price in cash or through a cashless exercise at a time when it may be disadvantageous for the holders to do so, to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse to us.

Our management's ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to pay the exercise price of their warrants in cash.

        If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a "cashless basis." In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" and (y) the fair market value. The "fair market value" shall mean the average reported last sales price of our common stock for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential "upside" of the holder's investment in our company.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

        In connection with this offering, we will be issuing warrants to purchase up to 30,000,000 shares of common stock. In addition, we will sell to the sponsor insider warrants to purchase up to 7,750,000 shares of common stock on or prior to the date of this prospectus. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

Our sponsor's exercise of its insider warrants may cause dilution

        The sale, or even the possibility of sale, of the shares of common stock underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings. In addition, as a result of the insider warrants not being subject to the redemption features to which our publicly-held warrants are subject, holders of the insider warrants, or their permitted transferees, could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

New Risk Factor

We are not registering the shares of common stock issuable upon exercise of the warrants at this time. Although we have agreed to file a registration statement registering such shares prior to the time the warrants become exercisable, an effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to expire worthless.

        No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless, at the time such holder seeks to exercise such warrant, we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to the common stock. Under the terms of the warrant agreement, we have agreed to use our best efforts to file and have a registration statement in effect covering shares of common stock issuable upon exercise of the warrants from the date the warrants became exercisable and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise, whether by net cash settlement or otherwise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders may have no value, we will have no obligation to settle the warrants for cash, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the shares of common stock included in the units.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

        No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable (following our completion of a business combination), we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as we have an effective registration statement and a current prospectus covering shares of the common stock issuable upon exercise of the warrants. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering is more arbitrary than would typically be the case if we were an operating company rather than an acquisition vehicle.

        Prior to this offering there has been no public market for our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the result of a negotiation between the underwriters and us. Factors that were considered in making these determinations include:

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  the information presented in this prospectus and otherwise available to the underwriters;

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  the history and prospects of companies whose principal business is the acquisition of other companies;

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  the ability of our management and their experience in identifying operating companies;

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  prior offerings of those companies;

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  our prospects for acquiring an operating business at attractive values;

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  the present state of our development and our current financial condition and capital structure;

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  the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies;

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  the general conditions of the securities markets at the time of the offering;

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  an assessment by management of the funds necessary to complete an acquisition in the energy industry in North America; and

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  other factors as were deemed relevant.

        Although these factors were considered, the determination of our per unit offering price and aggregate proceeds is more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, our assessment of the financial requirements necessary to complete a business combination may prove inaccurate, in which case we may not have sufficient funds to consummate a business combination and we would be forced to either find additional financing or liquidate. Alternatively, we may have too great an amount in the trust account to identify a prospective target business having a fair market value of at least 80% of the net assets held in the trust account (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions).

You will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share of our common stock (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and other investors in this offering. The fact that our sponsor acquired its shares of common stock at a nominal price significantly contributed to this dilution. Assuming this offering is completed and no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 34.7% or $3.47 per share (the difference between the pro forma net tangible book value per share after this offering of $6.53 and the initial offering price of $10.00 per unit).

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

        Although we have applied to have our securities listed on the AMEX, as of the date of this prospectus, there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market and economic conditions. Once listed on the AMEX, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

Under Delaware law, a court could invalidate the requirement that certain provisions of our amended and restated certificate of incorporation be amended only by the affirmative vote of 95% of our outstanding common stock; amendment of those provisions could reduce or eliminate the protections they afford to our stockholders.

        Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

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  upon the date of this prospectus, $298,500,000, or $342,262,500 if the underwriters' over-allotment option is exercised in full (including $12,750,000 of deferred underwriting discounts and commissions, or $14,662,500 if the underwriters' overallotment option is exercised in full and $7,750,000 of the proceeds from the sale of the insider warrants) shall be placed into the trust account;

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  prior to the consummation of our initial business combination, we shall submit the proposed business combination to our stockholders for approval;

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  we may consummate a business combination if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning less than 40% of the shares sold in this offering vote, on a cumulative basis with the stockholders who previously exercised their conversion rights in connection with the proposal to approve the extended period, against the business combination and exercise their conversion rights;

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  if an extended period is approved and the amendment to our amended and restated certificate of incorporation is approved and filed with the Secretary of State of Delaware, public stockholders who exercised their conversion rights and voted against the extended period may convert their shares for cash at the conversion price on the date of such filing;

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  if a proposed business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the business combination may convert their shares for cash at the conversion price on the closing date of such business combination;

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  if a business combination is not consummated within 24 months of the date of this prospectus (or within 30 months in the event our extended period is approved), then our existence will terminate and we will liquidate our trust account and distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with Delaware law) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders;

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  we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

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  prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

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  we may not enter into any transaction with affiliates without the prior approval by a majority of our disinterested, independent directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested, independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and

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  although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers, we are not prohibited from doing so. In the event we enter into such a transaction, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA that such a business combination is fair to our stockholders from a financial point of view.

        Our amended and restated certificate of incorporation requires that prior to the consummation of a business combination we obtain an affirmative vote cast at a meeting of stockholders of at least 95% of the common stock issued in the offering to amend these provisions. However, the validity of such provision under Delaware law has not been settled. A court could conclude that the voting requirement constitutes a practical prohibition on amendment in violation of the stockholders' statutory rights to amend the corporate charter. In that case, these provisions could be amended without such affirmative vote and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Neither we nor our sponsor or our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of a business combination (subject to any fiduciary obligations our management or board of directors may have).

Provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

        Our amend and restated certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. As a result, at a given annual meeting only a minority of the board of directors may be considered for election. Since our "staggered board" may prevent our stockholders from replacing a majority of our board of directors at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock.

        We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

        Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Recent revisions to section 1-202 and 2-202 of Regulation S-X and Item 308 of Regulations S-B and

S-K require the expression of a single opinion directly on the effectiveness of our internal control over financial reporting from our independent registered public accounting firm. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management's evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

We do not currently intend to hold an annual meeting of stockholders until after our consummation of a business combination.

        We do not currently intend to hold an annual meeting of stockholders until after we consummate a business combination, and thus may not be in compliance with Section 211(b) of the Delaware General Corporate Law. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

The grant of registration rights to our sponsor may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

        Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor can demand that we register the initial shares and the insider warrants, and the shares of common stock issuable upon exercise of the insider warrants. The registration rights will be exercisable with respect to the initial shares, the insider warrants and the shares of common stock issuable upon exercise of such insider warrants at any time commencing upon the date that such shares are released from escrow. We will bear the cost of registering these securities. If our sponsor exercises its registration rights in full, there will be an additional 7,500,000 shares of common stock (assuming no exercise of the underwriters' over-allotment option) and up to 7,750,000 shares of common stock issuable on exercise of the insider warrants eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our sponsor are registered.

Because we must furnish our stockholders with target business financial statements prepared in accordance with and reconciled to U.S. generally accepted accounting principles, we will not be able to complete a business combination with some prospective target businesses unless their financial statements are first reconciled to U.S. generally accepted accounting principles.

        The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. We will be required to provide historical and /or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire.

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to complete a business combination.

        Based on publicly available information, approximately 69 similarly structured blank check companies greater than $100 million have completed initial public offerings since August 2003, and numerous others have filed registration statements. Of these companies, only 14 companies have consummated a business combination, while 11 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations and another 3 have already or will be liquidating. Accordingly, there are approximately 43 blank check companies greater than $100 million with approximately $10.6 billion in trust accounts that have filed registration statements and are or will be seeking to enter into a business combination. We have identified 2 blank check companies greater than $100 million with approximately $550 million in trust that are seeking to complete a business combination in the energy industry in North America. In addition, a number of blank check companies may consummate their business combinations in any industry they choose. This, compounded with the fact that we may consider business combinations in other sectors, will subject us to competition from a considerable number of other companies seeking to consummate a business combination within our target sector, which, in turn, will result in an increased demand for privately-held companies in these industry. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, the fact that only 28 of such companies greater than $100 million have either consummated a business combination or entered into a definitive agreement for a business combination may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours.

        We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the type of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to the energy industry. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Also, our obligation to convert for cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

RISKS RELATED TO OUR TARGET BUSINESSES

Acquisitions of companies in the energy industry entail special considerations and risks. If we are successful in acquiring a target business with operations in the energy industry, we will be subject to, and possibly adversely affected by, the following risks.

Investments in the energy industry are inherently uncertain.

        Investments in the energy industry are subject to a variety of risks, including among others, operating, economic, environmental, commercial, regulatory, political and financial risks. Such risks may include but are not limited to:

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  the risk that the technology employed in an energy project will not be effective or efficient, particularly with respect to the relatively immature energy sources that are more environmentally friendly;

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  uncertainty about the availability or efficacy of energy sales agreements or fuel supply agreements that may be entered into in connection with a project;

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  risk of fuel interruptions, loss of sale and supply contracts or fuel contracts, decreases or escalations in energy contract or fuel contract prices, development and marketing, alternative and competing fuels, bankruptcy of key customers or suppliers, tort liability in excess of insurance coverage, inability to obtain desirable amounts of insurance at economic rates, acts of God and other catastrophes;

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  uncertainty about the extent, quality and availability of various fuel reserves;

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  the risk that interest rates may increase, making it difficult or impossible to obtain project financing, or impairing the cash flow of leveraged projects;

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  the risk of changes in values of companies in the energy industry whose operations are affected by changes in prices and supplies of energy fuels (prices and supplies of energy fuels can fluctuate significantly over a short period of time due to changes in international politics, energy conservation, the success of exploration projects, the tax and other regulatory policies of various governments and the economic growth of countries that are large consumers of energy, as well as other factors);

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  higher than anticipated operating and maintenance costs, mechanical breakdown, spare parts shortages and equipment failure; and

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  environmental liability risks.

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  the occurrence of events related to the foregoing may have a material adverse effect on our business, financial condition and results of operations.

The energy industry is a commodity cyclical industry and is subject to financial performance risks related to these economic cycles.

        The energy industry is a capital-intensive, commodity cyclical industry and our potential targets are subject to financial performance risks related to the economic cycles of the energy industry. These cycles, among other factors, are affected by global and local economic conditions and their impact on demand for energy. Our success may depend on our ability to invest and exit investments at the appropriate times, including at the appropriate stages of the energy industry's cycles.

Development projects we invest in may not be successful.

        Any businesses we acquire with development projects are subject to risks, including risks relating to project siting, financing, construction, permitting, and governmental approvals. We may not be successful in developing new projects or the timing of such development may be delayed. If we acquire a business who has a project under development which is subsequently abandoned, we would expense all capitalized costs incurred in connection with that project, and could incur additional losses associated with any related contingent liabilities. Any business we acquire with development projects may not generate sufficient cash flow to support the indebtedness we incur to acquire it or the capital expenditures needed to develop, build or operate it, or that the rate or return from such project will be sufficient to justify the decision to acquire such a business.

Reliance on third parties may result in a material adverse effect on our cash flow and results of operations.

        The energy industry is an interdependent system of component suppliers, technology suppliers, contractors, fuel suppliers, fuel transporters, electric generators, electric transmission companies, electric distribution companies and other participants. To the extent that we acquire an entity that is involved in one aspect of this interdependent chain, we will necessarily be dependent on third parties for the sectors of the industry that we are not involved in. We would be exposed to the risk of cost increases, market demand and interruptions in those other sectors. The failure of any one of the third parties upon which an entity we acquire relies could materially adversely affect our cash flows and results of operations and therefore have a material adverse effect on our business, financial condition and results of operations.

The energy industry is highly competitive, which may have a material adverse effect on our financial condition.

        Competition within the energy industry may have a material adverse effect on our financial condition, results of operations and cash flows. Many of the segments of the energy industry are subject to intense competition. In particular, the wholesale electricity market has numerous competitors and additional competitors may enter the industry. Electric generating facilities, for example, compete with other generators in the sale of capacity, energy and ancillary services, as well as in the procurement of fuel, transmission and transportation services. Such entities also compete against other energy merchants on the basis of relative operating skills, financial position and access to credit sources. Other companies may have greater access to these resources. Other factors may also contribute to increased competition in wholesale energy markets. The future of wholesale energy markets is unpredictable, and may include restructuring and consolidation within the industry, the re-regulation of certain markets or a long-term increase or decrease in new investment into the industry.

Changes in environmental, health and safety regulations may have a material adverse effect on the business, financial condition and results of operations for businesses operating in the energy industry.

        Entities in the energy industry are subject to a broad range of environmental, health and safety laws and regulations, including those governing discharges to air, soil and water and the investigation and remediation of contamination resulting from the release of hazardous substances. Changes to such laws and regulations could have a material adverse effect on a potential target business operating in the energy industry.

        Ongoing development of laws and regulations may present opportunities for entities that provide new products or credits designed to assist companies in complying with these laws and regulations. The relative immaturity of the developing markets for credits related to environmental benefits could increase the risk associated with these areas. Any changes in the laws or regulations that define, implement or establish standards, initiatives, credits and prices for these new products or credits may result in a material adverse effect on a potential target business operating in the energy industry.

Changes in government regulation may adversely affect the energy industry and have a material adverse effect on the business, financial condition and results of for businesses operating in the energy industry.

        The energy industry is subject to extensive federal, state and local laws and regulations governing the generation, sale, transmission and distribution of energy commodities, and different regional energy markets have changing regulatory structures, which could materially adversely affect performance in these regions. These regulations are subject to change at any time, and we cannot predict what changes may occur in the future or how such changes might affect our business. Changes in these regulations or in their implementation may adversely affect an entity's costs of operating or ability to operate its facilities, or may increase competition.

        To own and operate certain facilities, operating entities must obtain and maintain permits, approvals and certificates from federal, state and local governmental agencies. If they fail to do so, they may not be able to operate the facilities. Among other regulatory provisions related to the electric generating facilities, the Federal Energy Regulatory Commission, or FERC, retains the authority to modify or withdraw market based rate authority and to impose "cost of service" rates. FERC also has authority over rates charged by interstate natural gas and oil pipelines. Any change by FERC of these rates could have an adverse effect on a potential target business operating in the energy industry. Similarly, changes in the level of state regulation or the level of regulation in the home country of any non-U.S.acquisition could result in adverse effects on a potential target business operating in the energy industry.

        The energy industry is also subject to the payment of royalties and taxation, which tend to be high compared with those payable in respect of other commercial activities and operates in certain tax jurisdictions which have a degree of uncertainty relating to the interpretation of, and changes to, tax law. As a result of new laws and regulations or other factors, we could be required to curtail or cease certain operations.

War and acts and threats of terrorism may have a material adverse effect the financial condition and results of operations for businesses operating in the energy industry.

        The possibility that infrastructure facilities, such as electric generation and/or electric and gas transmission and distribution facilities, would be direct targets of, or indirect casualties of, an act of terror may adversely affect our investments. In addition, any retaliatory military strikes or sustained military campaign may affect us in unpredictable ways, such as by changing insurance markets or disrupting fuel supplies and markets. Furthermore, instability in the financial markets as a result of terrorism or war may affect share prices and the ability to raise additional capital for businesses operating in the energy industry. We cannot estimate the impact that any future terrorist attacks may have on the energy industry in general or any particular target business.

If we experienced a catastrophic loss and our insurance is not adequate to cover such loss, it could have a material adverse affect on our operations.

        If we consummate a business combination, our ownership and operation of energy projects and facilities could be affected by a number of risks, including mechanical failure, personal injury, loss or damage, business interruption due to political conditions in foreign countries, hostilities, labor strikes, adverse weather conditions and catastrophic disasters, including environmental accidents. All of these risks could result in liability, loss of revenues, increased costs and loss of reputation. We intend to maintain insurance, consistent with industry standards, against these risks on business assets we may acquire upon completion of a business combination. However, we cannot assure you that we will be able to adequately insure against all risks, that any particular claim will be paid out of our insurance, or that we will be able to procure adequate insurance coverage at commercially reasonable rates in the future. Our insurers will also require us to pay certain deductible amounts, before they will pay claims, and insurance policies may contain limitations and exclusions, which, although we believe will be standard for the energy industry, may nevertheless increase our costs and lower our profitability. Additionally, any increase in environmental and other regulations may also result in increased costs for, or the lack of availability of, insurance against the risks of environmental damage, pollution and other claims for damages that may be asserted against us. Our inability to obtain insurance sufficient to cover potential claims or the failure of insurers to pay any significant claims, could have a material adverse effect on our profitability and operations.

Contracts with governments and municipal authorities may not be honored.

        With assets that are governed by concession agreements with national, state or local authorities, there is a risk that these authorities may not be able to honor their obligations under the agreements, especially over the long term. The leases or concessions may also contain clauses more favorable to the government counterparty than a typical commercial contract and may restrict our ability to operate in a way that maximizes cash flows and profitability. For instance, a lease or concession may enable the government to terminate the lease or concession in certain circumstances without requiring them to pay adequate compensation. In addition, government counterparties also may have the discretion to change or increase regulation of an investment's operations, or implement laws or regulations affecting an investment's operations, separate from any contractual rights they may have. Governments have considerable discretion in implementing regulations that could impact these businesses, and because energy industry assets provide a basic, everyday service, and face limited competition, governments may be influenced by political considerations and may make decisions that adversely affect us.

We may incur significant costs in complying with environmental, safety and other governmental regulations and our failure to comply with these regulations could result in the imposition of penalties, fines and restrictions on our operations.

        The energy industry is subject to extensive and changing environmental protection, safety and other federal, state and local laws, rules, regulations and treaties, compliance with which may entail significant expense, including expenses associated with changes in operating procedures. We may not be able to comply with all laws, rules, regulations and treaties following a business combination. If we are unable to adhere to these requirements, it could result in the imposition of penalties and fines against us, and could also result in the imposition of restrictions on our business and operations. Furthermore, the costs of complying with applicable regulations will be significant and may hinder our ability to operate an acquired business profitably. As part of the due diligence process, we will attempt to identify the level of regulatory burden associated with operating a potential target business.

Investment in the energy industry may include significant environmental risks.

        Large-scale energy industry projects may have a significant impact on their local environments, or be particularly susceptible to events or changes in those environments or to requirements of political or administrative authorities in respect of their environmental impact. In both the United States and Canada, energy industry projects are subject to numerous environmental laws and regulations, some of which regulate air emissions of pollutants, such as sulfur dioxide, nitrogen oxide, carbon dioxide and particulate matter, and, in the case of generators, limits on the emissions of mercury. Future environmental laws regulating energy industry projects could become more restrictive, as domestic and foreign governments aim to limit the impact of the energy industry on local wildlife and natural resources and reduce the global emissions of greenhouse gases. This uncertain and ever changing regulatory environment and the possible changes to existing environmental laws as a result, could adversely affect our performance. In addition, an owner of an energy industry asset may be liable for past and future damages caused by environmental pollutants located on or emitted from or otherwise attributable to the asset, as well as for the costs of remediation and, in some circumstances, fines or other penalties. These liabilities may exceed the value of the energy industry asset at issue and may result in claims against the owner that would result in the loss of other assets of the owner.

Acquiring a business in nuclear energy generation, fuel or related assets may create business, financial and waste disposal risks.

        Risks related to nuclear energy generation include risks from the use, storage, handling and disposal of high-level and low-level radioactive materials, limitations on the amounts and types of insurance commercially available for losses in connection with nuclear operations, the costs of securing nuclear energy facilities against possible terrorist attacks, unscheduled outages due to equipment and other problems, and technological and financial uncertainties related to adhering to environmental and other legal requirements associated with plant operations, as well as the decommissioning of nuclear plants at the end of their licensed lives. A major incident at a nuclear facility could cause regulators to limit or prohibit the operation or licensing of any nuclear generating unit. In addition, the safety of nuclear generating units and nuclear fuel is a matter of frequent public debate and the viability of nuclear power, fuel and related businesses are especially subject to shifts in public opinion.

Our operating results may be adversely affected by changes in the cost or availability of raw materials and energy.

        Pricing and availability of raw materials may be volatile due to numerous factors beyond our control, including general, domestic and international economic conditions, labor costs, production levels, competition, consumer demand, import duties and tariffs and currency exchange rates. This volatility may significantly affect the availability and cost of raw materials for us in our proposed business, and may, therefore, have a material adverse effect on our business, results of operations and financial condition.

Conservation measures and technological advances could reduce demand for certain energy products.

        Energy conservation measures, alternative energy requirements, increasing consumer demand for alternatives to traditional energy sources in the power sector, technological advances in energy economy and energy generation devices could reduce demand for certain energy products. We cannot predict the impact of the changing demand for traditional energy services and products, and any major changes may have a material adverse effect on the financial condition, results of operations and cash flows of our proposed business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "approximate," "estimate," "believe," "intend," "plan," "budget," "could," "forecast," "might," "predict," "shall" or "project," or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

        Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. You should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

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  our status as a development stage company;

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  our liquidation prior to a business combination;

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  the reduction of the proceeds held in the trust account due to third party claims;

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  our selection of a prospective target business or asset;

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  our issuance of our capital shares or incurrence of debt to complete a business combination;

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  listing or delisting of our securities from the AMEX or the ability to have our securities listed on the AMEX following our business combination;

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  our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

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  conflicts of interest of our officers and directors;

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  potential current or future affiliations of our officers and directors with competing businesses;

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  our ability to obtain additional financing if necessary;

  •
  our sponsor's ability to control or influence the outcome of matters requiring shareholder approval due to its substantial interest in us;

  •
  the adverse effect the outstanding warrants and options may have on the market price of our common stock;

  •
  the adverse effect on the market price our common stock due to the existence of registration rights with respect to the securities owned by our sponsor;

  •
  the lack of a market for our securities;

  •
  our being deemed an investment company;

  •
  our dependence on our key personnel;

  •
  business and market outlook; and

  •
  costs of complying with applicable laws.

        These risks and others described under "Risk Factors" are not exhaustive.

        Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering and the private placement of insider warrants, not including expected interest on the proceeds placed in trust, will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised in Full
Gross proceeds
Proceeds from units offered to the public	$300,000,000	$345,000,000
Proceeds from private placement of insider warrants	7,750,000	7,750,000

Total gross proceeds	$307,750,000	$352,750,000

Estimated offering expenses(1)
Underwriting discount (2.75% of gross proceeds from units offered to the public)	$8,250,000	$9,487,500
Legal fees and expenses	360,000	360,000
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	65,000	65,000
SEC registration fee	23,726	23,726
FINRA registration fee	71,000	71,000
American Stock Exchange application and listing fees	75,000	75,000
Miscellaneous expenses	230,274	230,274

Total offering expenses	$9,150,000	$10,387,500

Net proceeds	$298,600,000	$342,362,500
Net offering proceeds not held in trust	$100,000	$100,000

Total proceeds held in trust	$298,500,000	$342,263,500

Components of proceeds held in trust
Net offering proceeds held in trust	$285,750,000	$327,600,000
Deferred underwriting discounts and commissions held in trust(2)	12,750,000	14,662,500

Total proceeds held in trust	$298,500,000	$342,262,500

Percentage of public offering proceeds held in trust	99.5%	99.2%
	Amount	Percentage
Use of net proceeds not held in trust and interest distributed from trust(3)
Due diligence (excluding accounting and legal due diligence) of prospective target(s)(4)	$1,300,000	36.1%
Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiations of an initial business combination(4)	1,300,000	36.1%
Administrative services and support payable to our sponsor ($10,000 per month for up to 24 months)(5)	240,000	6.7%
Legal and accounting fees relating to SEC reporting obligations	75,000	2.1%
Reserve for liquidation expenses	30,000	0.8%
Working capital to cover miscellaneous expenses, D&O insurance, taxes and reserves	655,000	18.2%

Total interest distributed from trust	$3,600,000	100.0%

(1)
A portion of the offering expenses have been pre-funded with the proceeds of a $250,000 loan from our sponsor. This loan will be repaid out of the proceeds of this offering not being placed in the trust account upon the consummation of this offering.

(2)
The underwriters have agreed to defer a portion of their underwriting discounts and commissions, equal to 4.25% of the gross proceeds of the public portion of this offering, which will be deposited into the trust account and forfeited in the event we do not consummate a business combination. Upon the consummation of a business combination, such deferred discount will be released to the underwriters, out of the gross proceeds of this offering held in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. If we do not complete a business combination and the trust account is liquidated, these amounts will be distributed to our public stockholders and payable only in the event we consummate a business combination. The underwriters will not be entitled to any interest accrued on the deferred discount.

(3)
Includes the $100,000 of net proceeds not held in the trust account remaining after payment of approximately $900,000 in expenses related to this offering plus up to $3,500,000 of interest earned on the trust account balance that may be released to us to fund our working capital requirements. These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. In the event the SEC amends its reporting rules in a manner affecting our reporting obligations, we would likely incur greater expenses relating to SEC reporting obligations. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. Any such interest income not used to fund our working capital requirements or repay advances from our founders or for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates.

(4)
Total includes an aggregate of approximately $1,000,000 that we expect to budget for consultants in connection with legal and financial due diligence investigations of prospective targets.

(5)
Assumes our stockholders have not approved an extension of the time period in which we may consummate a business combination from 24 to up to 30 months as described in this prospectus. If our stockholders approve such an extension, we could incur up to $300,000 ($10,000 per month for up to 30 months) for the administrative fee payable to our sponsor.

        Of the net proceeds of this offering and the private placement, an aggregate of $298,500,000 (or $342,262,500 if the underwriters' over-allotment option is exercised in full) including $7,750,000 from the purchase of insider warrants and $12,750,000 (or $14,662,500 if the underwriters' over-allotment option is exercised in full) of the underwriters' deferred underwriting discounts and commissions will be deposited into the trust account at [            ], maintained by Continental Stock Transfer & Trust Company, as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or as part of any liquidation of our trust account. To the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any tax obligations related thereto. The proceeds held in the trust account (net of taxes, exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions and amounts used to pay public stockholders who have exercised their conversion rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or, if there are insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business combination. In the event there are funds remaining in the trust account after satisfaction of all of such obligations, such funds may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time. All amounts held in the trust account will be released to us on the closing of our initial business combination with a target business having a fair market value of at least 80% of our net assets held in the trust account (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions held in the trust account) at the time of our signing a definitive agreement in connection with our initial business combination, subject to a majority of our public stockholders voting in favor of the business combination and less than 40% of the public stockholders voting against the business combination and electing to exercise their conversion rights on a cumulative basis with the stockholders who previously exercised their conversion rights in connection with a proposal to approve the extended period, and a majority of the shares of common stock outstanding have approved an amendment to our charter to provide for our perpetual existence .

        Our sponsor and certain of its affiliates share office space and share the cost of secretarial, reception, telecommunication, equipment, supplies, and such other office-related items as they deem appropriate. In return for the $10,000 that is customarily permitted to be paid between blank check companies and their sponsors for administrative related and general office services expenses in financings of this nature, our sponsor has agreed to permit us to use its office space and services under its existing office lease. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of the consummation of a business combination and the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation.

        We intend to use $900,000 of the $1,000,000 of net proceeds not held in the trust account to pay our expenses in connection with this offering. We intend to use the remaining $100,000, plus up to $3,500,000 of interest income earned on the trust account, for due diligence, legal, accounting, fees and expenses of the acquisition including investment banking fees, and other expenses, including structuring and negotiating a business combination, as well as a possible down payment, reverse break up fees (a provision in a merger agreement which requires a payment to the target company if the financing for an acquisition is not obtained), lock-up or "no-shop" provision (a provision in letters of intent designed to keep target businesses from "shopping" around for transactions with other companies on terms more favorable to such target businesses), if necessary. While we do not have any current intention to use these funds as a down payment or to fund a "no-shop" provision with respect to a particular proposed business combination, if we were to enter into such a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a "no-shop" provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target business. We believe that the interest income will be sufficient to cover the foregoing expenses.

        We may not use all of the proceeds in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or the issuance of our debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business(es) that we acquire in the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target business, to make other acquisitions and to pursue our growth strategy.

        To the extent that our capital stock or the issuance of our debt securities are used in whole or in part as consideration to effect a business combination, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations. In the event that third party indebtedness is used as consideration, our officers and directors would not be personally liable for the repayment of such indebtedness.

        Our sponsor has loaned to us an aggregate of $250,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fees, AMEX listing fees, FINRA registration fees, and legal and audit fees and expenses. The loan will be payable without interest upon the earlier of January 25, 2009 or on the date of this prospectus. The loan will be repaid out of the proceeds of this offering not held in the trust account.

        The proceeds held in the trust account may be invested by the trust account agent only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Although the rate of interest to be earned on the trust account will fluctuate through the duration of the trust account, and although we are unable to state the exact amount of time it will take to complete a business combination, we anticipate the interest that will accrue on the trust account, even at an interest rate of 3% (up to $3,500,000 interest income, net of any taxes), during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. While we cannot assure you the trust account will yield this rate, we believe such rate is representative of that which we may receive. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. Notwithstanding our belief that we are not required to comply with the requirements of such Act, we will not liquidate and distribute the trust account to holders of our common stock sold in this offering until after our existence terminates by operation of law on                                    , 2010 [24 months from the date of this prospectus] or                                    , 2010 [30 months from the date of this prospectus] in the event the stockholders approve the extended period and, consequently, we may be deemed to be an investment company and thus required to comply with such Act.

        The interest income derived from investment of these net proceeds during this period that is not otherwise returned to public stockholders who vote against a proposal to approve the extended period or a business combination and exercise their conversion rights will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. We do not believe that the fees and expenses for due diligence, legal, accounting, acquisition, down payment, lock-up or other activities related to this offering or our business combination will exceed $4,500,000 in the aggregate, comprised of $1,000,000 of net proceeds not held in the trust account plus up to $3,500,000 of interest income earned on the trust account and released to us to fund our working capital. Based upon the experience of the members of our board of directors and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank-check companies, we determined that this was an appropriate approximation of the expenses. If costs are higher than expected we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target businesses. However, we believe that, upon the closing of this offering, we will have sufficient available funds to operate for at least the next 24 months or 30 months in the event the stockholders approve the extended period, assuming that a business combination is not consummated during that time.

        Other than the $10,000 per month general and administrative services fees described above and the reimbursable out-of-pocket expenses incurred in connection with a business combination, no compensation of any kind (including finders, consulting or other similar fees or the issuance of any of our securities) will be paid to any of our sponsor, existing officers, directors or initial stockholder, or any of their affiliates, prior to, or for any services that they render in order to effectuate, or in connection with the consummation of the business combination. However, such persons will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Our audit committee will review and approve all payments made to our officers, directors, our sponsor or our or their affiliates, other than the $10,000 per month payment described above. Until after the consummation of our initial business combination, we will not pay any audit committee member for his services. Reimbursement for such expenses will be paid by us out of the funds not held in the trust account and currently allocated in the above table to "Legal, accounting and other expenses attendant to structuring and negotiation of a business combination," "Due diligence of prospective target businesses" and "Working capital, director and officer liability insurance premiums and reserves." Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

        A public stockholder (but not our sponsor with respect to any shares of our common stock owned by it immediately before this offering or underlying the insider warrants purchased in the private placement) will be entitled to receive funds from the trust account (including interest earned on such public stockholder's portion of the trust account, net of taxes and exclusive of deferred underwriting discounts and commissions) only in the event of our liquidation or if such public stockholder converts his shares of common stock into cash in connection with an extended period or a business combination that the public stockholder voted against the proposal to approve the extended period or the business combination, as applicable, and the amendment to our amended and restated certificate of incorporation effecting the proposed amendment is approved and filed with the Secretary of State of Delaware or the business combination is approved and completed. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Our sponsor is not entitled to convert any of its shares of common stock acquired prior to this offering, in this offering or after this offering for a pro rata share of the trust account.

        Upon the consummation of a business combination, the underwriters will be entitled to receive their deferred underwriting discounts and commissions, which will equal $12,750,000, or $14,662,500 if the underwriters' overallotment option is exercised in full. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that they will forfeit any rights or claims to such deferred underwriting discounts and commissions and interest earned thereon and the deferred underwriting discounts and commissions will be distributed on a pro-rata basis among the public stockholders along with any accrued interest thereon.

DIVIDEND POLICY

        We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we may increase the size of the offering pursuant to Rule 462(b) under the Securities Act. Further, our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospecus or the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilutions associated with the sale and exercise of warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

        At January 29, 2008, our net tangible book value was a deficiency of ($28,000), or approximately ($.004) per share of common stock. After giving effect to the sale of 30,000,000 shares of common stock included in the units we are offering by this prospectus, the deduction of underwriting discounts and commissions and estimated expenses of this offering, and the private placement of 7,750,000 insider warrants, our pro forma net tangible book value at January 29, 2008 would have been $166,487,010 or $6.53 per share, representing an immediate increase in net tangible book value (as decreased by the value of the 11,999,999 shares of common stock that may be converted to cash) of $6.53 per share to our sponsor and an immediate dilution of $3.47 per share or 34.7% to new investors not exercising their conversion rights.

        The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units and the insider warrants:

Public offering price		$10.00
Net tangible book value before this offering	(0.004)
Increase attributable to new investors	6.53

Pro forma net tangible book value after this offering		6.53

Dilution to new investors		$3.47

        For purposes of presentation, we have reduced our pro forma net tangible book value after this offering by $119,399,990 because if the extended period is approved or we effect a business combination, the conversion rights of the public stockholders may result in the conversion into cash, on a cummulitave basis, of up to approximately 39.99% of the aggregate number of the shares of common stock sold in this offering at a per share conversion price equal to the amount in the trust account (including the amount representing deferred underwriting discounts and commissions) calculated as of two business days prior to the consummation of the proposed business combination, net of taxes, divided by the number of shares of common stock sold in this offering.

        The following table sets forth information with respect to our sponsor and the new investors:

	Total shares(1)		Total consideration
					Average price per share
	Number	%	Amount	%
Sponsor	7,500,000	20%	$37,500	0.01%	$.005
New investors	30,000,000	80%	$300,000,000	99.99%	$10.00

Total	37,500,000	100.00%	$300,037,500	100.00%

(1)
Assumes no exercise of the underwriters' over-allotment option and that 1,125,000 initial shares of common stock have been forfeited by our sponsor as a result thereof.

        The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(28,000)
Proceeds from this offering and sale of insider warrants	298,600,000
Offering costs incurred in advance and excluded from net tangible book value before this offering	65,000
Less: Deferred underwriting fees payable	(12,750,000)
Less: proceeds held in the trust account subject to conversion to cash ($9.95 x 11,999,999 shares)	(119,399,990)

$166,487,010

Denominator:
Shares of common stock outstanding prior to this offering(1)	$7,500,000
Shares of common stock included in the units offered	30,000,000
Less: Shares of common stock subject to conversion (30,000,000 × 40% (minus one share))	(11,999,999)

$25,500,001

  (1)
  Assumes no exercise of the underwriters' over-allotment option and that 1,125,000 initial shares of common stock have been forfeited by our sponsor as a result thereof.

CAPITALIZATION

        The following table sets forth our capitalization as of January 29, 2008 and our capitalization as adjusted to give effect to this offering, the private placement of insider warrants and the application of the estimated net proceeds therefrom as described in "Use of Proceeds" (excluding the expected interest income on the proceeds held in trust):

	Actual	As Adjusted
Total debt	$250,000	$—

Deferred underwriting fee payable(1)	$—	$12,750,000

Common Stock, 1,125,000 shares subject to forfeiture, actual; 11,999,999 shares subject to possible conversion at $9.95 per share, as adjusted	$—	$119,399,990

Stockholders' equity:
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding, actual and as adjusted	$—	$—
Common Stock, $0.0001 par value, 120,000,000 shares authorized, 7,500,000 shares issued and outstanding (assuming no exercise of the underwriter's over-allotment option), actual; 120,000,000 shares authorized, 37,500,000 shares issued and outstanding (assuming no exercise of the underwriter's over-allotment option), including 11,999,999 shares subject to possible conversion, as adjusted	$863	$2,550
Additional paid-in capital	$36,637	$166,484,460
Deficit accumulated during the development stage	$(500)	$(500)

Total stockholders' equity	$37,000	$166,486,510

Total capitalization	$287,000	$298,637,000

(1)
Deferred underwriting fees equal to 4.25% of the gross proceeds of this offering that the underwriters have agreed to defer until the consummation of a business combination.

        If we consummate a business combination, the conversion rights afforded to our stockholders may result in the conversion into cash of up to approximately 39.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, as of two business days prior to the consummation of the proposed business combination, divided by the number of shares sold in this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        We are a newly-organized blank check company formed on January 17, 2008 for the purpose of acquiring one or more operating businesses or assets, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction, joint venture or other similar business combination. We intend to focus on identifying a prospective target business in the energy industry in North America, with a particular focus on businesses or assets involved in the power sector. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction, joint venture or other similar business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

        We intend to use cash from the proceeds of this offering, our capital stock, incurred debt, or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

  •
  may significantly reduce the equity interest of investors in this offering;

  •
  may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

  •
  will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

  •
  may adversely affect prevailing market prices for our common stock and/or warrants.

        Similarly, if we incur substantial debt, it could result in:

  •
  default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;

  •
  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

  •
  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

  •
  covenants that limit our ability to acquire capital assets or make additional acquisitions;

  •
  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

  •
  our inability to pay dividends on our common stock;

  •
  using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

  •
  increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

  •
  limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Results of Operations and Known Trends or Future Events

        We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering and the private placement of the insider warrants.

Related Party Transactions

        Our sponsor has loaned an aggregate of $250,000 to us as of the effective date of the registration statement to pay a portion of our expenses related to this offering, such as SEC registration fees, AMEX listing fees, FINRA registration fees and legal and accounting fees and expenses. The loan will be payable without interest on the earlier of January 24, 2009 or the date of this prospectus. We intend to repay this loan from the proceeds of this offering not being placed in trust.

        Our sponsor and certain of its affiliates share office space and share the cost of secretarial, reception, telecommunication, equipment, supplies, and such other office-related items as they deem appropriate. In return for the $10,000 that is customarily permitted to be paid between blank check companies and their sponsors in financings of this nature for administrative related and general office services expenses, our sponsor has agreed to permit us to use its office space and services under its existing office lease. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of the consummation of a business combination and the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation.

        Mr. Kriegel has agreed to indemnify us for any and all costs associated with the process of liquidation and return of funds held in trust for our stockholders (currently anticipated to be no more than approximately $30,000) to the extent there are insufficient funds available from the proceeds not held in the trust account and interest released to us, as described below under "Proposed Business—Effecting a business combination—Liquidation if no business combination" but only to the extent necessary to ensure there is $9.95 per share held in the trust account. Mr. Kriegel has agreed not to seek repayment for such expenses.

        As of the date of this prospectus, our sponsor has advanced an aggregate of $250,000 to us for payment of offering expenses on our behalf. The loan will be payable without interest on the earlier of January 24, 2009 or on the date of this prospectus. The loan will be repaid out of the proceeds of this offering.

Liquidity and Capital Resources

        Our liquidity needs have been satisfied to date by our sponsor, K Road Acquisition Holdings LLC, through their payment of $37,500 for the purchase of 8,625,000 shares of our common stock (up to 1,125,000 of which shares are subject to forfeiture if the underwriters' over-allotment option is not exercised in full), and its advance of $250,000.

        We estimate that the net proceeds from the sale of the units in this offering and the sale of insider warrants in the private placement will be approximately $298,500,000 (or $342,262,500 if the underwriters' over-allotment option is exercised in full), after giving effect to $1,000,000 of net proceeds not held in the trust account. These amounts include $12,750,000, or $14,662,500 if the underwriters' over-allotment option is exercised in full, of deferred underwriting discounts and commissions.

        We intend to use substantially all of the funds held in the trust account (net of taxes and exclusive of deferred underwriting discounts and commissions), to consummate our initial business combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to consummate our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies

        We believe that, upon the date of this prospectus, the funds not held in trust, plus up to $3,500,000 in interest income earned on the trust account (net of taxes payable), which we will be permitted to withdraw for working capital requirements will be sufficient to allow us to operate for at least the next 24 months, or 30 months in the event the extended period is approved, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the property and asset locations of prospective target businesses, reviewing corporate, title, environmental, financial documents and material agreements regarding prospective target businesses, and structuring, negotiating and consummating the business combination. We estimate that we will incur approximately:

  •
  $1,300,000 of expenses for the due diligence of prospective target businesses by our officers, directors and sponsor;

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  $1,300,000 of expenses for legal, accounting and other expenses attendant to the structuring and negotiating of a business combination;

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  $240,000 for administrative services payable to our sponsor (approximately $10,000 per month for 24 months, assuming no extended period);

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  $75,000 of expenses in legal and accounting fees relating to our SEC reporting obligations; and

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  $460,000 for general working capital that will be used for miscellaneous expenses (including the payment of deferred legal fees) and reserves and including approximately $150,000 for director and officer liability insurance premiums as well as franchise tax payments and AMEX listing and stock transfer agent expenses.

        These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a "no-shop" provision (a provision in letters of intent designed to keep target businesses from "shopping" around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a "no-shop" provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses

        We do not believe we will need to raise additional funds following the date of this prospectus until the consummation of our initial business combination to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination.

        We have evaluated the appropriate accounting treatment for the sponsor warrants and the warrants attached to the founder units and the public units. As we are not required to net-cash settle such warrants under any circumstances, including when we are unable to maintain sufficient registered shares to settle such warrants, the terms of the warrants satisfy the applicable requirements of paragraph 11 of SFAS 133, which provides guidance on identifying those contracts that should not be accounted for as derivative instruments, and paragraphs 12-33 of EITF 00-19. Accordingly, we intend to classify such instruments within permanent equity as additional paid-in capital.

        We estimate the fair value of the private placement warrants to be approximately $0.91 per warrant. To reach this estimate, we considered the trading price of the warrants of 35 comparable blank check companies over $100 million in size for which the warrants have traded separately from the units during the past year. In each case, we examined the price of the warrant at the date of separation. On average, the warrants began trading separately 15 calendar days after the issuer's initial public offering (as few as four and as many as 52 calendar days after the consummation of the initial public offering). Of these issuers, the average trading price for the warrants on the date of separation was $0.91 (with a high of $1.60 and a low of $0.63). Because the fair value of such warrants is less than the purchase price, we will not be required to incur a compensation expense in connection with the purchase by our sponsors of the insider warrants.

Controls and Procedures

        We have determined that our system of internal controls is appropriate for our business as of the date of the prospectus, due to the number and nature of the transactions included in our financial statements.

        As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our system of internal control. We expect that we will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009.

        We expect to reassess our controls at the time of the offering, and, if necessary, implement additional controls in order that our internal control system can continue to be effective for the period prior to a business combination. Additionally, we expect to assess the internal controls of our target business or businesses prior to the completion of our business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we continue to maintain an effective system of internal controls. Our control structure after the acquisition of a target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that are deficient in areas such as:

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  staffing for financial, accounting and external reporting areas, including segregation of duties;

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  reconciliation of accounts;

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  proper recording of expenses and liabilities in the period to which they relate;

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  evidence of internal review and approval of accounting transactions;

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  documentation of processes, assumptions and conclusions underlying significant estimates; and

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  documentation of accounting policies and procedures.

        Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

        Once our management's assessment on internal controls is in process, we will retain our independent registered public accounting firm to audit and render an opinion on such assessment when required by Section 404. The independent registered public accounting firm may identify additional issues concerning our internal controls or a target business's internal controls while performing their audit of internal control over financial reporting. The results of management's assessment and/or the audit of management's assessment by our independent registered public accounting firm, may result in the identification of additional deficiencies in internal control and we may incur additional expense in designing, enhancing and remediating internal and disclosure controls.

Quantitative And Qualitative Disclosures About Market Risk

        The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments And Contractual Obligations; Quarterly Results

        As of March 3, 2008, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

Recent Accounting Pronouncements

        In June 2006, the Financial Accounting Standards Board, or FASB, issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109", or "FIN 48". FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We adopted the provisions of FIN 48 from our inception (January 24, 2008). The adoption of FIN 48 had no effect on our financial position or results of operations.

        In September 2006, the FASB issued FASB Statement No. 157, "Fair Value Measurements," or "SFAS 157". The standard provides guidance for using fair value to measure assets and liabilities. The standard also responds to investors' requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The standard applies whenever other standards require or permit assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. SFAS 157 must be adopted prospectively as of the beginning of the year it is initially applied. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are still evaluating the impact that this standard will have on our financial position and results of operations.

        In February 2007, the FASB issued FASB Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115," or SFAS 159. SFAS 159 creates a "fair value option" under which an entity may elect to record certain financial assets or liabilities at fair value upon their initial recognition. Subsequent changes in fair value would be recognized in earnings as those changes occur. The election of the fair value option would be made on a contract-by contract basis and would need to be supported by concurrent documentation or a preexisting documented policy. SFAS 159 requires an entity to separately disclose the fair value of these items on the balance sheet or in the footnotes to the financial statements and to provide information that would allow the financial statement user to understand the impact on earnings from changes in the fair value. SFAS 159 is effective for us beginning with fiscal year 2008. We are currently evaluating the impact that the adoption of SFAS 159 will have on our financial position and results of operation.

PROPOSED BUSINESS

Introduction

        K Road Acquisition Corporation is a newly-organized, blank check company formed on January 17, 2008 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction, joint venture or other similar business combination an unidentified operating business or assets. We intend to focus on identifying a prospective target business in the energy industry in North America, with a particular focus on businesses or assets involved in the power sector. We do not have any specific merger capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction, joint venture or other similar business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

        We will seek to capitalize on the significant investing experience and contacts of our Chairman, President and Chief Executive Officer, William V. Kriegel, and our other directors and executive officers. Subsequent to the consummation of a business combination, we believe that the strengths of our officers and directors, particularly their extensive operations experience in the energy industry, will be valuable with respect to operating any business we may acquire.

        Our executive officers and directors have extensive experience in the energy industry as managers, principals, advisors or directors of companies operating in or providing services to the energy industry. In addition, they collectively comprise a formidable pool of expertise covering the key areas of the energy industry, with experience in negotiating and structuring transactions in the areas in which we will attempt to compete. Messrs. Kriegel, Tohir and Sullivan jointly have extensive experience in sourcing, structuring, financing and consummating acquisitions and have contacts and sources with public and private companies, private equity and venture funds, investment bankers, attorneys and accountants from which to generate substantial acquisition opportunities. Prior to the consummation of a business combination, we intend to leverage the industry experience of our executive officers, including their extensive contacts, relationships and access to acquisition opportunities, by focusing our efforts on identifying a prospective target business or businesses in the energy industry, and negotiating the terms of such transaction.

        Mr. Kriegel has extensive experience in the energy industry, which is the area of focus for our initial business combination. Mr. Kriegel is the founder and former Chairman, President and Chief Executive Officer of Sithe Energies, Inc., or Sithe, which he established in 1984 to develop hydroelectric and cogeneration facilities. By 1999, Sithe had become the world's eighth largest independent power company with interests in 57 diverse plants (coal, oil, oil/gas and hydro) across 12 countries totaling nearly 13,000 megawatts of generating capacity. From 1988 (the first year publicly filed financials are available) to 1999, Sithe's revenues grew from $36 million to $1.0 billion and its assets grew from $433 million to $4.8 billion. Exelon Corporation, or Exelon, purchased 49.9% of Sithe in December 2000, after which time Mr. Kriegel ceased to be primarily responsible for the management of Sithe. In addition to his experience with Sithe, from 1996 to 1998, Mr. Kriegel served as Chairman of both Vivendi North America Holdings, a holding company with significant interests in water, energy and waste management businesses, and of Aqua Alliance Inc., an entity specializing in the operation maintenance, engineering and design of municipal water and wastewater systems.

        In 2001, Mr. Kriegel, Mr. Tohir and other former Sithe executives founded K Road Ventures, L.P., or K Road Ventures, to invest in early and later stage technology investment opportunities that were expected to benefit from growing trends in the power and power technologies sectors. K Road Ventures invested in three companies, and has successfully exited one investment and is currently managing its investments in the other two. Mr. Kriegel is the managing partner of K Road Ventures. He also currently serves as a director of HoustonStreet Exchange, Inc., one of the companies in which K Road Ventures maintains an interest.

        In 2003, Messrs. Kriegel, Sullivan and Tohir formed K Road Power Inc., or K Road Power. Through its affiliates, K Road Power has made two investments: EBG Holdings LLC, or EBG, and Brooklyn Navy Yard. EBG was formed in 2004 to take ownership from Exelon of certain power generation assets formerly owned by Sithe, consisting of four large gas and/or oil-fired power plants with an aggregate generation capacity of approximately 3,000 megawatts. In 2004, Exelon wrote off its investment in those facilities and transferred its interest to a group of lenders. In 2005, an affiliate of K Road Power agreed to purchase 10% of EBG and warrants to acquire an additional 10% of EBG for $65 million, with the lenders retaining a 90% ownership interest. Another affiliate of K Road Power became the manager and operator of EBG's power generation assets, and Mr. Kriegel became the Chairman and Chief Executive Officer of EBG. Over the next 18 months, K Road: managed the initial $1.3 billion restructuring of EBG's debt; established a stable revenue stream by obtaining a reliability must run agreement and by entering into profitable long-term commodities hedges, both of which materially enhanced EBG's credit capacity; managed a subsequent $2.1 billion refinancing of EBG and the repurchase of approximately $1.0 billion of EBG's equity; and finally K Road's successful exit of EBG, at an enterprise valuation in excess of $3 billion, through an auction that resulted in the June 1, 2007 merger of EBG with Astoria Generating Company Holdings, LLC, a company controlled by an affiliate of Madison Dearborn, to form US Power Generating Company or USPG.

        We will also seek to capitalize on the significant business experience and contacts of our other officers and directors, which include David L. Tohir, Barry F. Sullivan, Richard J. Cronin III and Delbert L. Williamson. Mr. Tohir has served as Executive Vice President of K Road Power since its founding in 2003 and as Managing Director of K Road Ventures since 2000. From 2006 to 2007, Mr. Tohir served as President of Boston Generating LLC. From 1990 to 2000, Mr. Tohir was employed by Sithe, serving in a number of senior management positions, ultimately becoming Senior Vice President and head of Corporate Planning.

        Mr. Sullivan has served as Vice Chairman and Chief Operating Officer of K Road Power since 2003. From 2006 to 2007, Mr. Sullivan was a director and Chief Operating Officer of EBG Mr. Sullivan was Vice Chairman of Sithe from November 1995 until 2003. As Vice Chairman, Mr. Sullivan headed Sithe's efforts related to the restructuring of the energy industry in the northeastern United States. He also contributed to Sithe's plans for future acquisitions, expansion and diversification. In 1992, Mr. Sullivan served as Deputy Mayor for Finance and Economic Development with responsibility for formulating and implementing New York City's strategies for business, industrial and commercial development. Mr. Sullivan moved on to become President and Chief Executive Officer of the New York City Partnership and the New York Chamber of Commerce, serving as chief spokesman, and then to New York City's Board of Education as Chief Operating Officer for the nation's largest public school system. Since June 1, 2007, Mr. Sullivan has served as a director of US Power Generating Company.

        Mr. Cronin has over 34 years of financial experience in the power, commodity and financial services sectors. He served as Chief Financial Officer of Sithe Energies, Inc. from 1990 until 2000 when Sithe sold the majority of its generating assets in the U.S. He was Vice Chairman of Sithe Asia from 2001 until 2003 where he completed the sale of Sithe Asia's power plants in China and the transfer to Marubeni Power of the indirect interests in Sithe Asia held by Vivendi and Sithe management. Prior to joining Sithe, Mr. Cronin spent four years at Drexel Burnham Lambert, eight years at Freeport-McMoRan, three years at American Electric Power and five years at Coopers & Lybrand. He is a CPA and a graduate of St. John's University.

        Mr. Williamson has over 45 years of experience in the energy industry. He retired from General Electric in early 2004 where he was President, Global Commercial Operations for the energy business. Mr. Williamson joined General Electric in 1959, left briefly to serve in the Air Force reserves, and, after returning, held management positions for the next twenty years in each of the company's energy divisions. Mr. Williamson currently does consulting work in the energy industry, is a member of the Advisory Council of the Electric Power Research Institute, and serves on the board of directors of FuelTek, Inc. He holds a Bachelor of Science degree in Electrical Engineering from Finlay College.

        These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting our target acquisition, and structuring, negotiating and consummating an acquisition. We believe the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts and their transactional experience will contribute to our ability to successfully identify our target acquisition and consummate our initial business combination. The K Road executives' demonstrated operational expertise will give us an advantage over typical financial investors in analyzing potential investments an extracting value from them.

        We expect to focus our efforts in identifying a target business among a wide variety of businesses operating in the power sector. We will focus on power sector activities in the United States and Canada and will look for opportunities at all points in the supply chain.

Business Strategy

        We have identified the following criteria that we believe are important and that we intend to use in evaluating business combination opportunities. While we intend to utilize these criteria in evaluating business combination opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity. Further, any particular business combination opportunity which we ultimately determine to pursue may not meet one or more of these criteria:

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  Defensible business niche.  We will focus on companies that have a leading or niche market position and that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

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  Strong management team.  We will seek to acquire businesses that have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and creating value for their stockholders.

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  Opportunities for add-on acquisitions.  We will seek to acquire businesses that we can grow both organically and through acquisitions. In addition, our ability to source proprietary opportunities and execute transactions will help the business we acquire grow through acquisition, and thus serve as a platform for further add-on acquisitions.

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  Spin-off / divestitures from larger companies.  We will focus on businesses that are part of larger companies where the owners seek to divest or spin-off in order to monetize their investment.

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  History of profitability and free cash flow.  We will seek to acquire companies that have a history of, or potential for, strong, stable free cash flow generation. We will focus on companies that have predictable and recurring revenue streams.

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  Diversified customer and supplier base.  We will pursue businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

Competitive strengths

        We believe that given our management's prior experience, the energy industry will provide us with the best opportunity to consummate a business combination. Our management team is experienced in sourcing, structuring, financing and consummating acquisitions, and has extensive contacts and sources with public and private companies, private equity, hedge and venture funds, investment bankers, attorneys and accountants from which to generate substantial acquisition opportunities. We believe that we have the following competitive advantages over other entities with business objectives similar to ours:

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  Established deal sourcing network

        Mr. Kriegel has developed an extensive network of relationships with professionals in the mergers and acquisitions field which should facilitate deal flow for us to review and consider as candidates for our business combination. We believe that Mr. Kriegel's personal relationships (as well as those of our other directors and officers) with private equity sponsors, corporate managers in the energy industry and other professional advisers, including investment bankers, attorneys and accountants, will provide us with business acquisition opportunities.

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  Disciplined acquisition approach

        We will use the same disciplined approach that Mr. Kriegel has used in the past when acquiring target businesses. Accordingly, we will seek to reduce the risks posed by the acquisition of a target business by:

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    focusing on companies in the energy industry with meaningful market positions;

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    engaging in extensive due diligence from the perspective of a long-term investor; and

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    investing at low price to cash flow multiples.

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  Status as a public company

        We believe our structure will make us an attractive business combination partner to potential target businesses. As an existing public company, we will offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock. We believe target businesses will find this path to be less expensive, and offer greater certainty of becoming a public company than the typical initial public offering process. In an initial public offering, there are typically expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once a proposed business combination is approved by our stockholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters' ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with stockholders' interests than it would as a private company. It can offer further benefits by augmenting a company's profile among potential new customers and vendors and aid in attracting talented employees.

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  Strong financial position and flexibility

        With a trust account initially in the amount of $298,500,000 and a public market for our common stock, we offer a target business a variety of options to facilitate a future business combination and fund growth and expansion of business operations. Because we are able to consummate a business combination using the cash proceeds of this offering and the private placement of the insider warrants, our capital stock, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if our business combination requires us to use substantially all of our cash to pay the purchase price, we may need to arrange third party financing to help fund our business combination. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing, and would only do so simultaneously with the consummation of our initial business combination. Accordingly, our flexibility in structuring a business combination will be subject to these contingencies.

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  Operational expertise

        Although we will attempt to identify targets with an experienced management team able to continue to grow the business, the background of our management, specifically Mr. Kriegel, provides us with an ability that other blank check companies may not have, which is to provide operational leadership as necessary.

Effecting A Business Combination

General

        We are a newly-organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction, joint venture or other similar business combination an unidentified operating business or assets. We intend to focus on identifying a prospective target business in the energy industry in North America, with a particular focus on businesses or assets involved in the power sector. We will have 24 months (or 30 months if our extended period is approved) from the date of this prospectus to consummate our initial business combination. If we are unable to consummate a business combination by such date, our corporate existence will cease and we will liquidate our trust account and any other assets to our public stockholders. We do not have any specific merger capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction, joint venture or other similar business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

        We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.

        Our initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the net assets in the trust account (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions of approximately $12,750,000 or approximately $14,662,500 if the underwriter's over-allotment option is exercised in full) at the time of our signing a definitive agreement in connection with our initial business combination, although this may entail simultaneous acquisitions of several operating businesses. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential revenues, earnings, cash flow and/or book value). If our board of directors is not able to independently determine that the target business or businesses have a sufficient fair market value or if there is a conflict of interest with respect to the transaction, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA that such initial business combination is fair to our stockholders from a financial point of view.

        We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest. If we acquire less than 100% of one or more target businesses in our business combination, the aggregate fair market value of the interest or assets we acquire must equal at least 80% of the net assets held in the trust account (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions) at the time of our signing a definitive agreement in connection with our initial business combination. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders is voted in favor of the business combination, public stockholders owning less than 40% of the shares sold in this offering vote against the extended period or proposed business combination, as the case may be, and exercise their conversion rights, on a cumulative basis, and a majority of the shares of common stock outstanding have approved an amendment to our charter to provide for our perpetual existence.

        Our business combination may take the form of a joint venture wherein we acquire less than a 100.0% ownership interest in certain properties, assets or entities. In any proposed business combination, we must initially acquire at least a controlling interest in the target business. We intend to pursue a transaction in which our stockholders would continue to own a controlling interest of our company. However, we could pursue a transaction, such as a reverse merger or other similar transaction, in which we issue a substantial number of new shares and, as a result, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. In such case, the remaining ownership interest may be held by third parties who may or may not have been involved with the properties, assets or entities prior to our acquisition of such ownership interest. With a joint venture, we will face additional risks, including the additional costs and time required to investigate and otherwise conduct due diligence on potential joint venture partners and to negotiate joint venture agreements. Moreover, the subsequent management and control of a joint venture will entail risks associated with multiple owners and decision makers.

        We may further seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets held in the trust account (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions). In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities, and we may effect an initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, the proxy materials disclosing the business combination for which we would seek stockholder approval would disclose the terms of the financing as well and, if required by law, regulation or a rule of the AMEX, we would seek stockholder approval of such financing. In the absence of a requirement by law, regulation or a rule of the AMEX, we would not seek separate stockholder approval of such financing inasmuch as the financing portion of any initial business combination would be disclosed in the proxy materials and would be a consideration of the stockholder approval process for the business combination under consideration. There are no prohibitions on our ability to raise funds privately or through loans that would allow us to acquire a company with a fair market value in an amount greater than 80% of our net assets held in the trust account (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions) at the time of our signing a definitive agreement in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

We have not identified a target business

        To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates has taken any action to identify or contact a potential business combination candidate or is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset or stock acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target business, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination on favorable terms.

        Subject to the limitation that a target business have a fair market value of at least 80% of our net assets held in the trust account (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions) at the time of our signing a definitive agreement in connection with our initial business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. However, in any proposed business combination, we must initially acquire at least 51.0% of the voting equity interests in the target business and we intend to pursue a transaction in which our stockholders would continue to own a controlling interest of our company. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable asset or property, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable property or asset. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

        While we have not yet identified any candidates for a business combination, we believe that there are numerous acquisition candidates for us to target. Following the consummation of the offering, we expect to generate a list of potential target opportunities from a host of different sources. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts. Target businesses may also be brought to our attention by unaffiliated sources as a result of being solicited by us through calls, mailings or advertisements. Any finder or broker would only be paid a fee upon the consummation of a business combination. We expect the fee to be paid to such persons would be a percentage of the fair market value of the transaction with the percentage to be determined in an arm's length negotiation between the finder or broker and us based on market conditions at the time we enter into an agreement with such finder or broker. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation (which would be equal to a percentage of the fair market value of the transaction as agreed upon at the time of such engagement or agreement with a party that brings us an unsolicited proposal, as the case may be) may be paid from the offering proceeds not held in trust. Target businesses also will be brought to our attention by our officers and directors, through their network of joint venture partners and other industry relationships located in the United States and elsewhere that regularly, in the course of their daily business activities, see numerous varied opportunities. In no event will any of our sponsor, existing officers, or directors,,or any of their respective affiliates be paid any finder's fee, consulting fee or any other form of compensation, including the issuance of any of our securities, prior to, or for any services they render, in order to effectuate the consummation of a business combination. Furthermore, we have adopted a policy prohibiting our existing officers, directors and stockholder, or any of their affiliates from receiving any finder's fee or other compensation from a target company for services rendered in connection with a business combination.

        While we do not intend to pursue an initial business combination with a target business that is affiliated with our sponsor, officers or directors, or any of our or their affiliates, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business combination with such a target business, we would obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA that such an initial business combination is fair to our stockholders from a financial point of view. Generally, such opinion is rendered to a company's board of directors and investment banking firms may take the view that stockholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Selection of a target business and structuring of a business combination

        Subject to the requirement that our business combination must be with a target business having a fair market value that is equal to at least 80% of our net assets held in the trust account (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions) at the time of our signing a definitive agreement in connection with our initial combination, our management will have virtually unrestricted flexibility in identifying and selecting prospective target businesses. In evaluating a prospective target business, our management will consider, among other factors, the following factors likely to affect the performance of the investment. We have not conducted any specific research on the energy industry to date with respect to our potential acquisition candidates nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. Since we have not yet analyzed the businesses available for acquisition nor have we identified a target business, we have not established any other specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses. We intend to pursue a transaction in which our stockholders would continue to own a controlling interest of our company. However, we could pursue a transaction, such as a reverse merger or other similar transaction, in which we issue a substantial number of new shares and, as a result, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction.

  Investment Criteria

        We have identified the following criteria that we believe are important and that we intend to use in evaluating business combination opportunities. While we intend to utilize these criteria in evaluating business combination opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity. Further, any particular business combination opportunity which we ultimately determine to pursue may not meet one or more of these criteria:

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  History of profitability and free cash flow. We will seek to acquire companies that have a history of, or potential for, strong, stable free cash flow generation. We will focus on companies that have predictable and recurring revenue streams.

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  Strong management team. We will seek to acquire businesses that have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and creating value for their stockholders.

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  Opportunities for add-on acquisitions. We will seek to acquire businesses that we can grow both organically and through acquisitions. In addition, our ability to source proprietary opportunities and execute transactions will help the business we acquire grow through acquisition, and thus serve as a platform for further add-on acquisitions.

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  Spin-off/divestitures from larger companies. We will focus on businesses that are a part of larger companies where the owners seek to divest or spin-off in order to monetize their investment.

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  Defensible business niche. We will focus on companies that have a leading or niche market position and that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

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  Diversified customer and supplier base. We will pursue businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

        We have not established any other specific attributes or criteria (financial or otherwise) for business combination opportunities. In evaluating a business combination opportunities, we may also consider a variety of factors, including one or more of the following:

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  financial condition and results of operations;

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  growth potential;

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  brand recognition and potential;

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  experience and skill of management and availability of additional personnel;

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  capital requirements;

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  stage of development of the business and its products or services;

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  existing distribution arrangements and the potential for expansion;

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  degree of current or potential market acceptance of the products or services;

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  proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

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  impact of regulation on the business;

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  regulatory environment of the industry;

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  seasonal sales fluctuations and the ability to offset these fluctuations through other business combinations, introduction of new products or product line extensions; and

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  costs associated with effecting the business combination.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, inspection of facilities and assets, as well as a review of all relevant financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all owners of any prospective target business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business or owner refused to execute such agreement, it is unlikely we would continue negotiations with such business or owner, and in no event will we enter into a definitive agreement for our initial business combination without such a waiver agreement.

        At the first meeting of the board of directors promptly following the closing of this offering, we intend to establish policies and procedures for seeking and evaluating appropriate business acquisition candidates. As part of our intended processes, we may create a contact database indicating the materials received by any potential target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to move forward with any particular acquisition candidate.

        We intend to focus on potential acquisition targets in the energy industry. If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus and in our amended and restated certificate of incorporation, we will liquidate our trust account and any other assets to our public stockholders. To the extent relevant, we will utilize the above-referenced criteria in our search for prospective target businesses.

        In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following an initial transaction, we could learn of, identify and analyze acquisition targets in the same way after an initial transaction as we will before an initial transaction. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our securityholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

        The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target business

        Our initial business combination must be with one or more target businesses whose collective fair market value is equal to at least 80% of the net assets held in the trust account (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions) at the time of our signing a definitive agreement in connection with our initial business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of such net assets. We may, however, structure a business combination to acquire less than a 100% ownership interest in certain properties, assets or entities but we will not acquire less than a controlling interest.

        If we acquire only a controlling interest in a target business or businesses, the interests or assets of such business that we acquire must have a fair market value equal to at least 80% of the net assets held in the trust account (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions). The fair market value of the interests or assets of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire. To accomplish this, we may seek to raise additional funds through credit facilities or other secured or unsecured financings or a private or public debt offering of debt or equity securities if such funds are required to consummate such a business combination. However, we have not entered into any such fund raising arrangement and, subject to compliance with applicable securities laws, we would only consummate such a financing simultaneously with the consummation of our initial business combination.

        Prior to entering into an agreement for a target business, the fair market value of such target business will be determined by our board of directors based upon numerous factors and criteria, including but not limited to standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA stating whether the fair market value 80% of the net assets held in the trust account (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions) at the time of our signing a definitive agreement in connection with our initial business combination. If such an opinion is obtained, we anticipate distributing copies as part of our proxy solicitation materials, or making a copy of such opinion available, to our stockholders. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold unless there is a conflict of interest with respect to the transaction. Our officers and directors have experience evaluating target businesses based upon generally accepted financial standards and have performed such evaluations for transactions valued in the range contemplated by this offering.

Possible lack of business diversification

        While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, we expect to complete only a single business combination, although this process may entail the simultaneous acquisitions of several operating businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or asset, our lack of diversification may:

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  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

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  result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

        In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

Limited ability to evaluate the target business's management

        Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with us after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

        Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

        Prior to the completion of our business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 40% of the shares of common stock sold in this offering exercise their conversion rights on a cumulative basis. In addition, we will not proceed with a business combination unless the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence is approved by a majority of our outstanding shares of common stock. Any vote to extend the corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life. Under Delaware law, the approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with an initial business combination would require the affirmative vote of a majority of the shares of common stock outstanding.

        In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act which will include, among other matters, a description of the operations of a target business and, if applicable, historical financial statements of a target business.

        In connection with the stockholder vote required to approve any business combination, our sponsor has agreed to vote in accordance with the majority of the shares of common stock voted by public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our sponsor and our officers and directors have also agreed to vote such shares of common stock acquired in this offering or in the aftermarket in favor of a business combination submitted to our stockholders for approval. Voting against the extended period or the business combination alone will not result in conversion of a stockholder's shares of common stock into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below.

        Upon the completion of our business combination, unless required by Delaware law, the federal securities law, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion rights

        At the time we seek stockholder approval of the extended period or of the initial business combination, we will offer to each public stockholder (but not to our sponsor, nor to any of our officers and directors to the extent that they receive shares of common stock prior to this offering, or purchase any shares of common stock in this offering or the aftermarket) the right to have such stockholder's shares of common stock converted for cash if the stockholder votes against the extended period or the business combination and our amended and restated certificate of incorporation effecting the extended period is approved and filed with the Secretary of State of Delaware or the business combination is approved and completed, as applicable. Our sponsor is not entitled to convert any of its shares of common stock acquired prior to this offering, in this offering or after this offering into a pro rata share of the trust account. The actual per share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account, the initial per share conversion price would be approximately $9.95 (or $9.92 if the underwriters' overallotment option is exercised in full).

        In the event that 40% or more of the public stockholders vote against a proposal to approve the extended period and exercise their conversion rights, our corporate life will not be extended and our existence will be terminated if we cannot consummate our initial business combination within 24 months from the date of this prospectus. If the extended period is approved and less than 40% of our public stockholders vote against the extended period and exercise their conversion rights (or if we never solicit stockholder approval of an extended period), then we shall proceed with a business combination if, in addition to other necessary approvals discussed elsewhere in this prospectus the number of public stockholders voting against the proposed business combination and exercising their conversion rights does not exceed 40% of the number of shares sold in this offering on a cumulative basis with the stockholders who previously exercised their conversion rights in connection with the proposal to approve the extended period, if applicable.

        An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and up to a date which is two business days prior to the vote taken with respect to the extended period or a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the extended period or the business combination and the amendment to our amended and restated certificate of incorporation effecting the extended period is approved and filed with the Secretary of State of Delaware or the business combination is approved and completed, as applicable. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in "street name," to either tender their certificates to our transfer agent at a date which is up to two business days prior to the vote on the extended period or the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System, at the holder's option.

        The proxy solicitation materials that we will furnish to stockholders in connection with the vote for the extended period or any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement up to a date which is two business days prior to the vote on the extended period or the business combination to tender his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in "street name," in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated and public stockholders may not be able to seek conversion in time. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date.

        The foregoing is different than the procedures used by certain blank check companies. Traditionally, in order to perfect conversion rights in connection with a blank check company's business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an "option window" after the consummation of the business combination during which he could monitor the price of the company's stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation, as applicable. As a result, the conversion rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become a "put" right surviving past the consummation of the business combination until the converting holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder's election to convert is irrevocable once the extended period or the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting. The need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders seeking to exercise conversion rights to tender their shares prior to the meeting and the extended period is not approved or the proposed business combination is not consummated (and therefore we would not be obligated to convert the tendered shares) this may result in an increased cost to stockholders. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional process if the tendering broker passes on the cost to the converting holder.

        Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders electing to convert their shares will be distributed promptly after the filing of an amendment to our amended and restated certificate of incorporation effecting the extended period with the Secretary of State of Delaware or the completion of a business combination, as the case may be. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants they still hold.

        If, notwithstanding a stockholder's vote, the extended period is approved or the proposed business combination is consummated, then such stockholder will be entitled to receive $9.95 per share plus interest earned on the trust account (net of taxes payable on the interest earned on the trust account and State of Delaware franchise taxes and up to $3,500,000 of interest income released to us to fund our working capital) as of the date which is two business days prior to the filing of an amendment to our amended and restated certificate of incorporation effecting the extended period with the Secretary of State of Delaware or the proposed consummation of the business combination. If a stockholder exercises his conversion rights, then he will be exchanging his shares of our common stock for cash and will no longer own these shares of common stock.

        If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus or until 30 months from the date of this prospectus in the event our stockholders approve the extended period. If the extended period is not approved or the initial business combination is not approved or completed for any reason, then public stockholders voting against the extended period or our initial business combination, as applicable, who exercised their conversion rights would not be entitled to convert their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the extended period they voted against is approved and an amendment to our amended and restated certificate of incorporation effecting the extended period is filed with the Secretary of State of Delaware or the initial business combination they voted against was duly approved and subsequently completed. If the extended period is not approved or the proposed business combination is not consummated then a stockholder's shares will not be converted for cash, even if such stockholder elected to convert.

        We will not complete any business combination if public stockholders, owning 40% or more of the shares sold in this offering, exercise their conversion rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public stockholders owning up to but not including 40% of the shares sold in this offering may exercise their conversion rights and the business combination will still go forward. We have set the conversion percentage at 40% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders.

        Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.05 of net sales proceeds for, the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $9.95 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

        Notwithstanding the foregoing, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a "group" (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering, on a cumulative basis. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by such holder or such holder's affiliates. We believe this restriction will discourage stockholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and subsequent attempts by such holders to use their conversion right as a means to force us or our management to purchase their shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than 10% of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if such holder's shares are not purchased by us or our management at a premium to the then current market price or on other undesirable terms. By limiting our stockholders' ability to cause us to convert only 10% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders' ability to vote all of their shares against the transaction.

Liquidation if no business combination

        Our amended and restated certificate of incorporation provides that we will continue in existence only until                                    , 2010 [24 months from the date of this prospectus] or                        , 2010 [30 months from the date of this prospectus] in the event the stockholders approve the extended period. This provision may not be amended except in connection with a proposal to approve the extended period or the consummation of a business combination. If we have not completed a business combination by such date, as extended, our corporate existence will cease except for the purposes of winding up our affairs liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate existence on                                    , 2010 [24 months from the date of this prospectus] or                                    , 2010 [30 months from the date of this prospectus] in the event the stockholders approve the extended period as an obligation to our stockholders and our officers and directors have agreed they will not propose, or vote in favor of, any amendment to these provisions other than in connection with a proposal to approve the extended period or the consummation of a business combination.

        A liquidation after our existence terminates by operation of law would occur in the event that a business combination is not consummated within 24 months of the date of this prospectus or within 30 months of the date of this prospectus in the event our public stockholders approve the extended period. In the event we liquidate after termination of our existence by operation of law on                                    , 2010 [24 months from the date of this prospectus] or                                    , 2010 [30 months from the date of this prospectus] in the event our stockholders approve the extended period, we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution.

        Our sponsor has waived its right to participate in any distribution with respect to shares of common stock owned by it immediately prior to this offering upon our dissolution and liquidation if we fail to consummate a business combination, including the common stock underlying the insider warrants. However, if our sponsor acquires shares of common stock in or after this offering it will be entitled to a pro rata share of the trust account upon our dissolution and liquidation in the event we do not consummate a business combination within the required time period. There will be no liquidating distribution with respect to our warrants, which will expire worthless in the event we do not consummate a business combination. We expect that all costs associated with the implementation and completion of our liquidation will be funded by any remaining assets outside of the trust account although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, our sponsor has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $30,000).

        If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per share liquidation price would be approximately $9.95 (or $9.92 if the underwriters' over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per share liquidation price will not be less than approximately $9.95, plus interest (net of any taxes and up to $3,500,000 of interest income released to us to fund our working capital requirements). Under Section 281(b) of the Delaware General Corporate Law, the plan of distribution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, from the $3,500,000 of interest income earned on the trust account released to us for our working capital requirements, we cannot assure you those funds will be sufficient to pay or provide for all creditors' claims.

        Although we will seek to have all vendors, service providers, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party's engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, William V. Kriegel, our chairman, president and chief executive officer, has agreed to indemnify us for claims of creditors, vendors, service providers and target businesses that have not executed a waiver of their right to seek payment of amounts due to them out of the trust account to the extent necessary to maintain $9.95 per share in the trust account, but will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We cannot assure you, however, that Mr. Kriegel would be able to satisfy those obligations. However, the insider letter specifically sets forth that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from Mr. Kriegel will not be available.

        In the event that the proceeds in the trust account are reduced and Mr. Kriegel asserts that he is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Mr. Kriegel to enforce his indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Mr. Kriegel to enforce his indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual per share liquidation price will not be less than $9.95 per share (or $9.92 per share if the underwriters' overallotment option is exercised in full).

        We will seek to reduce the possibility that Mr. Kriegel will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Mr. Kriegel will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $4,500,000 (comprised of $1,000,000 of offering proceeds held outside of the trust account and up to $3,500,000 of interest income (net of any taxes), with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation after the termination of our existence by operation of law on                                    , 2010 [24 months from the date of this prospectus] or                                    , 2010 [30 months from the date of this prospectus] in the event our stockholders approve the extended period, currently estimated at up to $30,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

        Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, if we do not effect a business combination by                                    , 2010 [24 months from the date of this prospectus] or                                    , 2010 [30 months from the date of this prospectus] in the event our stockholders approve the extended period, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after such time period and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time, that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. We have an obligation to pursue indemnification from Mr. Kriegel pursuant to the terms of his agreement with us. Further, Mr. Kriegel may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.95 per share. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our corporate existence, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

        Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares of common stock into cash upon the approval of the extended period or a business combination which the stockholder voted against and the amendment to our amended and restated certificate of incorporation effecting the extended period is filed with the Secretary of State of Delaware or such business combination is completed, as applicable. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against the extended period or the business combination alone will not result in conversion of a stockholder's shares of common stock for a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described above.

Competition

        We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors, other blank check companies and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to the energy industry. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete with respect to large acquisitions will be limited by our available financial resources, giving a competitive advantage to other acquirers with greater resources.

        Our competitors may adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, the number of entities and the amount of funds competing for suitable investment properties, assets and entities may increase, resulting in increased demand and increased prices paid for such investments. If we pay higher prices for a target business, our profitability may decrease and we may experience a lower return on our investments. Increased competition may also preclude us from acquiring those properties, assets and entities that would generate the most attractive returns to us.

        Further, the following may not be viewed favorably by certain target businesses:

  •
  our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

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  our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

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  the requirement to acquire assets or an operating business that has a fair market value equal to at least 80% of our net assets held in the trust account (net of taxes and exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions) at the time of our signing a definitive agreement in connection with our initial business combination could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination; and

  •
  our outstanding warrants and the potential future dilution they represent may not be viewed favorably by certain target businesses.

        If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

        We maintain our principal executive offices at 330 Madison Avenue, 25th Floor, New York, New York 10017. We have agreed to pay a monthly fee of $10,000 to our sponsor for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur ofthe consummation of our initial business combination and the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees and Directors

        We have three executive officers: William V. Kriegel, David L. Tohir and Barry F. Sullivan, each of whom are affiliates of our sponsor. We anticipate that we will have access to the services of other personnel on an as needed basis, although there can be no assurances that any such personnel will be able to devote sufficient time, effort or attention to us when we need it. None of our officers nor any of these other personnel, all of whom we will be dependant upon prior to effecting a business combination, have entered into employment agreements with us and none are obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether we are in the process of seeking a potential target business, performing due diligence on one or more target businesses, or completing the business combination for a selected target business. Our officers may spend more time than others, or no time at all, on the various phases of the acquisition process depending on their competing time requirements apart from our business and their particular areas of expertise. We do not have and do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

        We have registered our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

        We will provide stockholders with audited financial statements of the prospective target business to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. While the requirement of having available financial information for the target business may limit the pool of potential acquisition candidates, given the broad range of target businesses we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

        We will be required to have our internal control procedures audited for the fiscal year ending December 31, 2009 as required by the Sarbanes-Oxley Act. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal proceedings

        There is no litigation currently pending or, to our knowledge, contemplated against us, our sponsor or any of our officers or directors in their capacities as such.

Comparison to Offerings of Blank Check Companies

        The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds:	$298,500,000 of the net offering and private placement proceeds will be deposited into the trust account at [ ], maintained by Continental Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $285,750,000 from the net proceeds payable to us and $12,750,000 of the proceeds attributable to the deferred underwriting discounts and commissions.	$167,400,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds:
The $298,500,000 of offering and private placement proceeds held in the trust account will only be invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business:
	The initial target business or businesses that we acquire must have a fair market value equal to at least 80% of the net assets held in the trust account (net of taxes exclusive of any amounts subject to conversion and deferred underwriting discounts and commissions) at the time of our signing a definitive agreement in connection with our initial business combination.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued:
The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants shall trade separately on the fifth business day following the earlier to occur of: the expiration of the underwriters' over-allotment option; its exercise in full; or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option.
In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the private placement. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the underwriters' over-allotment option.
No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants:
The warrants cannot be exercised until the later of the completion of our initial business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor:
We will give our stockholders the opportunity to vote on our business combination, and in the event that a majority of the shares of common stock sold in this offering vote in favor of the proposed business combination, the business combination will be approved. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder who votes against the transaction and who follows the procedures described in the proxy statement is given the right to convert his shares of common stock into his pro rata share of the trust account; provided, however, if 40% or more of our public stockholders both elect to convert their shares of common stock and vote against the business combination, we will not consummate such business combination. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a "group," will be restricted from seeking conversion rights with respect to more than an aggregate of 10% of the shares sold in this offering.
A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he elects to remain a stockholder of the company or requires the return of his investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust account or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the trust account or escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline:
	If we are unable to complete a business combination by , 2010 [24 months from the date of this prospectus] or , 2010 [30 months from the date of this prospectus] in the event our stockholders approve the extended period, our corporate existence will cease except for purposes of winding up our affairs and we will liquidate.	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust account or escrow account would be returned to investors.
Release of funds:
	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our dissolution and liquidation upon failure to effect a business combination within the allotted time, except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account as described below.	The proceeds held in the escrow account, would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.
Interest on proceeds held in the trust account:
Up to $3,500,000 of the interest income earned on the trust account may be released to us to fund our working capital requirements. In addition, interest earned may be disbursed to fund any taxes payable and interest earned on this trust account.
Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the stockholders and would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time stated above.

MANAGEMENT

Directors and Executive Officers

        Our current directors and executive officers are as follows:

Name	Age	Position
William V. Kriegel	62	Chairman, President and Chief Executive Officer
David L. Tohir	50	Executive Vice President
Barry F. Sullivan	77	Vice Chairman
Richard J. Cronin III	61	Director
Delbert L. Williamson	69	Director

        William V. Kriegel.    Mr. Kriegel is a member of our sponsor and currently serves as our Chairman, Chief Executive Officer and President. Mr. Kriegel is the founder of K Road, a group of affiliated companies focused on achieving long term capital appreciation by acquiring, holding, managing, financing and refinancing power sector assets and securities. Since founding K Road in 2000, Mr. Kriegel has served as managing member or Chief Executive Officer of each of the affiliated K Road companies. Most recently, between 2005 and 2007, Mr. Kriegel managed K Road's successful acquisition of an interest in, restructuring, management, recapitalization and merger of EBG Holdings LLC , a holding company whose assets consist of several power generation facilities in the northeastern United States, into US Power Generating Company. During that time, Mr. Kriegel also served as EBG's Chairman and Chief Executive Officer. Prior to K Road, Mr. Kriegel was the founder and former Chairman, President and Chief Executive Officer of Sithe Energies, Inc. which he established in 1984 to develop hydroelectric and cogeneration facilities. By 1999 Sithe had become the world's eighth largest independent power company with interests in 57 diverse plants (coal, oil, oil/gas, hydro). From the development of smaller hydroelectric facilities to the acquisition of several portfolios of generation assets in competitive auctions, Mr. Kriegel led Sithe's growth from the start-up stage with no megawatts of generating capacity in 1984 to an entity with approximately 12,740 megawatts of generating capacity in 12 countries in 1999. In addition to his experience with Sithe, between 1996 and 1998, Mr. Kriegel served as Chairman of both Vivendi North America Holdings, a holding company with significant interests in water, energy and waste management business, and of Aqua Alliance Inc., an entity specializing in the operation maintenance, engineering and design of municipal water and wastewater systems. Mr. Kriegel also currently serves as a director of HoustonStreet Exchange, Inc. Originally from France, Mr. Kriegel immigrated to the U.S. in 1984 and became a citizen in 1994.

        David L. Tohir.    Mr. Tohir is a member of our sponsor and currently serves as our Executive Vice President. He has served as either Executive Vice President or Managing Director of each of the K Road companies since 2000. From 2006 to 2007, Mr. Tohir served as President of EBG's operating subsidiary, Boston Generating LLC and each of its subsidiaries. From 1990 to 2000, Mr. Tohir was employed by Sithe, where he held a number of senior management positions ultimately becoming Senior Vice President and head of Corporate Planning. During his tenure at Sithe, the company underwent dramatic growth, including: moving from a U.S.-based business to a global platform with operations in 12 countries; nearly quadrupling the number of power plants in operation from 15 to 57 and increasing megawatts in operation over 40-fold from 306 to 12,740 megawatts; and successfully shifted its focus from a long-term contract-driven power production company to the leading competitive merchant power company in the northeastern United States, with a sophisticated and highly profitable asset optimization group. In addition, Mr. Tohir has been involved in a variety of other roles and positions, including serving as president of a specialty waste management company, as an investment banker with Lehman Brothers and E.F. Hutton, and as a communications systems engineer with Computer Sciences Corporation. Mr. Tohir also currently serves as a director of ICM Insurance Company and is a member of New Canaan Utilities Commission. Mr. Tohir graduated from Massachusetts Institute of Technology with bachelor's degrees in both Electrical Engineering and Economics and a master's degree in Management.

        Barry F. Sullivan.    Mr. Sullivan is a member of our sponsor and serves as our Vice Chairman. Since 2003, he has served as Vice Chairman and Chief Operating Officer of K Road Power Inc. From 2006 to 2007, Mr. Sullivan was a director and Chief Operating Officer of EBG Holdings, LLC. Upon EBG's merger into US Power Generating Company, Mr. Sullivan became a director of the merged company and he continues to serve in that capacity. Mr. Sullivan was Vice Chairman of Sithe from 1995 to 2003. As Vice Chairman, Mr. Sullivan headed Sithe's efforts to restructure the energy industry in the northeastern United States. He also contributed to Sithe's plans for future acquisitions, expansion and diversification. In 1992, he served as Deputy Mayor for Finance and Economic Development with responsibility for formulating and implementing New York City's strategies for business, industrial and commercial development. Thereafter, Mr. Sullivan became President and Chief Executive Officer of the New York City Partnership and the New York Chamber of Commerce, serving as chief spokesman, and then to New York City's Board of Education as Chief Operating Officer for the nation's largest public school system. From 1980 to 1991, Mr. Sullivan served as Chairman and Chief Executive Officer of First Chicago Corporation, the holding company for several banking firms, including The First National Bank of Chicago, American National Corporation and FCC National Bank. Prior to that time, he spent 23 years with Chase Manhattan Banking, joining in 1957, and rising to become an Executive Vice President and member of the Management Committee. Mr. Sullivan serves as a director of Liatti Group LLC, Liatti Capital LLC, Omega Tools, Inc., Perftech, Inc. and Hilliard Farber & Co. Inc. After serving with the U.S. Army in Korea, Mr. Sullivan completed his bachelor's degree from Columbia University in 1955 and his master's degree in Business Administration from the University of Chicago in 1957.

        Richard J. Cronin III.    Mr. Cronin has over thirty-four years of financial experience in the power, commodity and financial services sectors. He served as Chief Financial Officer of Sithe Energies, Inc. from 1990 until 2000 when Sithe sold the majority of its generating assets in the U.S. He was Vice Chairman of Sithe Asia, a holding company whose assets consisted of several operating business entities involved in developing, constructing, owning and operating power generation facilities in Asia, from 2001 until 2003 where he completed the sale of Sithe Asia's power plants in China and the transfer to Marubeni Power of the indirect interests in Sithe Asia held by Vivendi and Sithe management. Mr. Cronin has been retired since leaving Sithe Asia in 2003. His career prior to joining Sithe included, in reverse chronology, four years at Drexel Burnham Lambert, eight years at Freeport-McMoRan, three years at American Electric Power and five years at Coopers & Lybrand. He is a CPA and a graduate of St. John's University.

        Delbert L. Williamson.    Mr. Williamson has over 45 years of experience in the energy industry. He retired from General Electric in early 2004 where he was President, Global Commercial Operations for the energy business. Mr. Williamson joined General Electric in 1959, left briefly to serve in the Air Force reserves, and, after returning, held management positions for the next twenty years in each of the company's energy divisions. Mr. Williamson currently does consulting work in the energy industry, is a member of the Advisory Council of the Electric Power Research Institute, and serves on the board of directors of FuelTek, Inc. He holds a Bachelor of Science degree in Electrical Engineering from Finlay College.

        Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. Our bylaws provide that the number of directors constituting our board of directors shall not be less than one nor more than nine. Upon completion of this offering, our board of directors will have five members. The term of office of the first class of directors, consisting of Messrs. [Cronin and Williamson] will expire at our first annual meeting of stockholders following the completion of this offering. The term of office of the second class of directors, consisting of Messrs. Kriegel and [Sullivan], will expire at the second annual meeting following the completion of this offering.

        None of our officers nor any of these other personnel, all of whom we will be dependant upon prior to effecting a business combination, have entered into employment agreements with us and none are obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether we are in the process of seeking a potential target business, performing due diligence on one or more target businesses, or completing the business combination for a selected target business. Our officers may spend more time than others, or no time at all, on the various phases of the acquisition process depending on their competing time requirements apart from our business and their particular areas of expertise. We do not have and do not intend to have any full time employees prior to the consummation of a business combination.

Compensation for Officers and Directors

        There will be no fees, reimbursements, cash payments or compensation of any kind, including the issuance of any securities of our company, made to our sponsor, officers, directors or any of their affiliates, other than: repayment of an aggregate of $250,000 in non-interest bearing loans made by our sponsor to pay a portion of our offering expenses; reimbursement for any out-of-pocket expenses incident to the offering and finding a suitable initial business combination; and payment to our sponsor of $10,000 per month for office space and certain general and administrative services, including but not limited to receptionist, secretarial and general office services.

        Our audit committee will review and approve all payments made to our sponsor, officers, directors or our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

        After our business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely, however, that the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our chief executive officer and other officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors, in accordance with the rules of the AMEX.

Director Independence

        The AMEX requires that a majority of our board of directors must be composed of "independent directors" which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company's board of directors would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

        Our board of directors has determined that Mr. Cronin is an "independent directors" as such term is defined in the rules of the AMEX and Rule 10A-3 of the Exchange Act. We intend to locate and appoint at least two additional independent directors in addition to those referenced above to serve on the board of directors and on each of our audit committee and nominating committee within one year of the completion of this offering.

Board Committees

        Our board of directors has formed an audit committee and a corporate governance and nominating committee. Each committee will be composed of three directors. We intend to locate and appoint at least one additional independent director to serve on each of the audit committee and corporate governance and nominating committee within one year of the completion of this offering.

Audit committee

        On completion of this offering, our audit committee will consist of Mr. Cronin.

        The responsibilities of our audit committee will include:

  •
  meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;

  •
  appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

  •
  overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

  •
  meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

  •
  reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

  •
  establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

  •
  following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement;

  •
  monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

  •
  reviewing and approving all payments made to our sponsor, officers, directors or our or their affiliates, other than the payment of an aggregate of $10,000 per month to our sponsor for office space and general and administrative services described elsewhere in this prospectus. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Financial Experts on Audit Committee

        The audit committee will at all times be composed exclusively of independent directors who are financially qualified as required under the AMEX listing standards. The AMEX listing standards require that each audit committee member be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

        In addition, we must certify to the AMEX that the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication. The board of directors has determined that Mr. Cronin satisfies the AMEX's definition of financial sophistication and also qualifies as an "audit committee financial expert," as defined under rules and regulations of the SEC.

Corporate Governance and Nominating Committee

        Our corporate governance and nominating committee currently consists of Mr. Cronin.

        The functions of our governance and nominating committee include:

  •
  recommending qualified candidates for election to our board of directors;

  •
  evaluating and reviewing the performance of existing directors;

  •
  making recommendations to our board of directors regarding governance matters, including our amended and restated certificate of incorporation, bylaws and charters of our committees; and

  •
  developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

        The corporate governance and nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person's candidacy for membership on our board of directors. The corporate governance and nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The corporate governance and nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee

        In light of the fact that no executive officer or director will receive compensation before our initial business combination, our board of directors has concluded that a compensation committee is unnecessary. However, our board of directors intends to appoint a compensation committee upon the consummation of our initial business combination.

Code of Ethics and Committee Charters

        We adopted a code of ethics that applies to our officers, directors and employees. We have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC's web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.

Conflicts of Interest

        Potential investors should be aware of the following potential conflicts of interest:

  •
  None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

  •
  Our officers and directors currently either are, or may in the future become, affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business combination.

  •
  Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

  •
  Since our sponsor owns shares of our common stock and warrants which will be released from escrow if a business combination is successfully completed and since our sponsor may own securities which will become worthless if a business combination is not consummated, our board of directors, some of whose members have interests in our sponsor, may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally, members of our executive management may enter into consulting, asset management or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their stock.

  •
  Although our sponsor, officers and directors have no current intentions to make such purchases, other than with respect to the business combination, our sponsor, directors, officers, securityholders or affiliates are not prohibited from purchasing shares of our common stock in the open market and/or in privately negotiated transactions. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

  •
  Our directors and officers may purchase shares of common stock as part of the units sold in this offering or in the open market. In connection with the stockholder vote required to approve an initial business combination, our sponsor has agreed to vote any shares of common stock owned by it immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our sponsor, officers and directors and officers have agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of an initial business combination submitted to our stockholders for approval.

  •
  If we were to enter into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a "no-shop" provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. We may have insufficient funds available outside of the trust account to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our sponsor may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, our sponsor may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business's management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

  •
  If our management negotiates to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  •
  the corporation could financially undertake the opportunity;

  •
  the opportunity is within the corporation's line of business; and

  •
  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of certain other business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board or directors evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you any of the above-mentioned conflicts will be resolved in our favor.

        Below is a table summarizing the companies to which our officers and directors owe fiduciary obligations that would conflict with their fiduciary obligations to us, all of which would have to (i) be presented appropriate potential target businesses by our officers and directors, and (ii) reject the opportunity to acquire such potential target business, prior to their presentation of such target business to us:

Individual	Entity	Affiliation
William V. Kriegel	Houston Street Exchange, Inc.	Director
Barry F. Sullivan	US Power Generating Company	Director
	Liati Group, LLC	Director
	Liati Capital, LLC	Director
	Hilliard Farber & Co. Inc.	Director
Delbert R. Williamson	FuelTek, Inc.	Director

        Our sponsor, K Road Acquisition Holdings LLC, is wholly-owned by our executive officers. In addition, all of our executive officers are employees and officers of entities affiliated with our sponsor.

        In connection with the stockholder vote required to approve any business combination, our sponsor has agreed to vote the shares of common stock owned by him prior to or in this offering, in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our sponsor and our directors and officers have agreed that if they acquire shares of our common stock in or following this offering, they will vote such acquired shares of common stock in favor of a business combination. Accordingly, any shares of common stock acquired by our sponsor or our directors and officers in the open market will not have the same right to vote as public stockholders with respect to a potential business combination (since they are required to vote in favor of a business combination). Additionally, neither our sponsor nor our directors and officers will have conversion rights with respect to shares of common stock acquired during or subsequent to this offering (since they may not vote against a business combination), except upon our dissolution and liquidation. In addition, with respect to shares of common stock owned by our sponsor prior to this offering, including the common stock underlying the insider warrants, it has agreed to waive its respective rights to participate in any liquidation distribution, including the liquidation of our trust account to our public stockholders, occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by it prior to this offering and not with respect to any shares of common stock acquired in the open market.

        While we do not intend to pursue a business combination with a target business that is affiliated with our sponsor, officers or directors, or any of our or their affiliates, we are not prohibited from pursuing such a transaction. In the event we seek to complete a business combination with such a target business, we would obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA that such a business combination is fair to our stockholders from a financial point of view. Such opinion will be included in our proxy solicitation materials, furnished to stockholders in connection with their vote on such a business combination and we expect that such independent banking firm will be a consenting expert.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of insider warrants and the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

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  each of our officers and directors; and

  •
  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to the Offering		After the Offering(1)
Name and Address of Beneficial Owners(2)	Amount and nature of beneficial ownership(3)	Percentage of outstanding common stock	Amount and nature of beneficial ownership	Percentage of outstanding common stock
K Road Acquisition Holdings LLC(3)	8,625,000	100%	7,500,000	20%
William V. Kriegel(3)	8,625,000	100%	7,500,000	20%
David L. Tohir(3)	8,625,000	100%	7,500,000	20%
Barry F. Sullivan(3)	8,625,000	100%	7,500,000	20%
Richard J. Cronin, III	—
Delbert L. Williamson	—
All directors and officers as a group (5 persons)	8,625,000	100.0%	7,500,000	20%

(1)
Assumes only the sale of 30,000,000 units in this offering and the sale of 7,750,000 insider warrants, but not the exercise of the 30,000,000 warrants comprising such units or the 7,750,000 insider warrants. Assumes the underwriters' over-allotment option has not been exercised and, therefore, 1,125,000 shares of common stock have been forfeited by our sponsor as a result.

(2)
Unless otherwise indicated, the business address of each of the stockholders is 330 Madison Avenue, 25th Floor, New York, New York 10017.

(3)
The members of K Road Acquisition Holdings LLC are William V. Kriegel, our Chairman, President and Chief Executive Officer, David L. Tohir, our Executive Vice President and Barry Sullivan, our Vice Chairman. As a result, Messrs. Kriegel, Tohir and Sullivan may be deemed to be beneficial owners of any shares deemed to be beneficially owned by K Road Acquisition Holdings LLC. Each of Messrs. Kriegel, Tohir and Sullivan disclaim beneficial ownership of any shares in which he does not have a pecuniary interest.

        Our sponsor, K Road Acquisition Holdings LLC, has agreed to purchase 7,750,000 insider warrants prior to the date of this prospectus at the price of $1.00 per warrant for a total purchase price of $7,750,000 in a private placement. All of the proceeds received from the sale of the insider warrants will be financed from sponsor funds and not from borrowed funds. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account until the completion of our initial business combination. The insider warrants will be identical to those sold in this offering, except that the insider warrants are not subject to redemption if held by our sponsor or its permitted assigns. In addition, other than transfers to family members, to trusts for estate planning purposes or upon death (upon any of which such transfer they shall remain subject to the escrow agreement), the insider warrants will not be transferable and will not be released from escrow until the day following the completion of the initial business combination.

        In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain our sponsor's collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain our sponsor's collective ownership at 20% of our issued and outstanding shares of common stock upon the date of this prospectus, in each case without giving effect to the private placement.

        If the underwriters do not exercise all or a portion of the over-allotment option, our sponsor will be required to forfeit up to an aggregate of 1,125,000 shares of common stock. Our sponsor will be required to forfeit only a number of shares necessary to maintain its 20% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters' over-allotment option.

        Our sponsor will not be able to sell or transfer its shares of common stock except in certain limited circumstances (such as transfers to family members, to trusts for estate planning purposes or upon death) for one year following the consummation of our initial business combination. However, our sponsor will retain all other rights as our stockholders, including, without limitation, the right to vote its shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, our sponsor will not receive any portion of the liquidation proceeds with respect to common stock owned by them prior to this offering, including the common stock underlying the insider warrants.

        K Road Acquisition Holdings LLC and Messrs. Kriegel, Tohir and Sullivan are deemed to be our "parents" and "promoters," as these terms are defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        On January 24, 2008, we issued 8,625,000 shares of our common stock to K Road Acquisition Holdings LLC, our sponsor, which is wholly owned by William V. Kriegel, our Chairman, President and Chief Executive Officer, David L. Tohir, our Executive Vice-President, and Barry F. Sullivan our Vice-Chairman, for an aggregate amount of $37,500 in cash, at a purchase price of $0.0043 per share. Of these shares, up to 1,125,000 are subject to forfeiture in the event that the underwriter's over-allotment option is not exercised.

        Our sponsor has agreed to purchase 7,750,000 warrants, or insider warrants, at the price of $1.00 per warrant for a total purchase price of $7,750,000 in a private placement to be completed on or prior to the date of this prospectus. All of the proceeds received from the sale of the insider warrants will be financed from sponsor funds and not from borrowed funds. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of an initial business combination. The insider warrants will be identical to those sold in this offering, except that the insider warrants are not subject to redemption if held by our sponsor or its permitted assigns. In addition, the insider warrants (or the underlying shares of common stock) will remain in escrow for one year following the consummation of our initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, the $7,750,000 purchase price of the insider warrants will be included as a part of the liquidation amount payable to our public stockholders from our trust account and the insider warrants will expire worthless.

        The insider warrants were sold in a private placement pursuant to Section 4(2) or Regulation D of the Securities Act and are exempt from registration requirements under the federal securities laws. As such, the holders of these insider warrants will be able to exercise them even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not available. Our insider warrants will become freely tradable only after they are registered.

        Immediately after this offering and the private placement (whether or not the underwriters' over-allotment option is exercised), our sponsor will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, our sponsor may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions (other than approval of our initial business combination).

        In order to protect the amounts held in the trust account, Mr. Kriegel has agreed to indemnify us for all claims of creditors, to the extent that we fail to obtain waivers from vendors, service providers and prospective target business, to the extent necessary to ensure that such claims do not reduce the amount in the trust account, but will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that the proceeds in the trust account are reduced and Mr. Kriegel asserts that he is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against Mr. Kriegel to enforce his indemnification obligations. While we currently expect that our independent directors would take legal action against on our behalf against Mr. Kriegel to enforce his indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. If our independent directors choose not to enforce the indemnification obligations of Mr. Kriegel, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $9.95 (or $9.92 if the underwriters' overallotment option is exercised in full), plus interest then held in the trust account.

        Our sponsor has loaned an aggregate of $250,000 to us as of the effective date of the registration statement to pay a portion of our expenses related to this offering, such as SEC registration fees,

AMEX listing fees, FINRA registration fees and legal and accounting fees and expenses. The loan will be payable without interest on the earlier of January 24, 2009 or the date of this prospectus. We intend to repay this loan from the proceeds of this offering not being placed in trust.

        We have agreed to pay a monthly fee of $10,000 to our sponsor, for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of the consummation of a business combination and the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation.

        We will reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Our audit committee will review and approve all payments made to our sponsor, officers, directors or our or their affiliates, other than the payment of an aggregate of $10,000 per month to our sponsor for office space and general and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. Accountable out-of-pocket expenses incurred by our officers and directors will not be repaid out of proceeds held in the trust account until these proceeds are released to us upon the completion of a business combination, provided there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in our public stockholders' best interest.

        Other than the reimbursable out-of-pocket expenses payable to our officers and directors and the $10,000 per month payable to our sponsor for office space and general and administrative services, no compensation, reimbursements, cash payments or fees of any kind, including finders, consulting fees or other similar compensation, including the issuance of any of our securities, will be paid to our sponsor, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates prior to or with respect to a business combination.

        After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies.

        Our audit committee will review and approve all payments made to our officers, directors, our sponsor or our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. We will not enter into any such transaction unless our disinterested "independent" directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

        Our amended and restated certificate of incorporation authorizes the issuance of up to 120,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Prior to the effective date of the registration statement, 8,625,000 shares of common stock will be outstanding, held by our sponsor (1,125,000 of which are subject forfeiture if the underwriters' over-allotment option is not exercised in full). No shares of preferred stock are currently outstanding.

Units

        Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will trade separately on the fifth business day following the earlier to occur of the expiration of the underwriters' over-allotment option, its exercise in full, or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

        In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We intend to file this Form 8-K promptly after the date of this prospectus, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the underwriters' over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated information reflecting the exercise of the over-allotment option. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC's website after filing. See the section appearing elsewhere in this prospectus entitled "Where You Can Find Additional Information."

        Following the date that the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to separate a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are separated and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Common Stock

        Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the stockholder vote required to approve an extended period or our initial business combination, our sponsor has agreed to vote the shares of common stock owned by it prior to this offering in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. In addition, our sponsor, officers and directors have agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of an extended period or our initial business combination submitted to our stockholders for approval. Accordingly, our sponsor, officers and directors will not be able to exercise conversion rights with respect to any extended period or potential initial business combination.

        In accordance with Article Sixth of our amended and restated certificate of incorporation (which Article Sixth cannot be amended without the affirmative vote of at least 95% of the outstanding common stock issued in this offering), we will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 40% of the shares of common stock sold in this offering vote against the business combination and exercise their conversion rights, on a cumulative basis, with the stockholders who previously exercised their conversion rights in connection with a proposal to approve the extended period. For purposes of seeking approval of the majority of the shares of common stock voted by the public stockholders, non-votes will have no effect on the approval of the extended period or a business combination once a quorum is obtained. We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote shall be taken to approve an extended period or business combination. In addition, we will not proceed with a business combination unless the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with an initial business combination is approved by a majority of our outstanding shares of common stock.

        Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors.

        Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by                        , 2010 [24 months from the date of this prospectus] or                        , 2010 [30 months from the date of this prospectus] in the event our stockholders approve the extended period, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate our trust account because we have not consummated a business combination within the required time periods, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes due on such interest and up to $3,500,000 of interest which may be paid out to us for our working capital requirements,), and any net assets remaining available for distribution to them after payment of liabilities. Our sponsor has agreed to waive its rights to participate in any liquidation occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by it prior to this offering, including the shares of common stock underlying the insider warrants.

        Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no redemption, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to convert their shares of common stock to cash equal to their pro rata share of the trust account if they vote against the extended period or against business combination and an amendment to our amended and restated certificate of incorporation effecting the extended period is approved and filed with the Secretary of State of Delaware or the business combination is approved and completed. The actual per share conversion price will be equal to the amount in the trust account calculated as of two business days prior to the consummation of the extended period or proposed business combination, which shall include $7,750,000 from the purchase of the insider warrants by our sponsor, inclusive of any interest (net of any taxes due on such interest and up to $3,500,000 of interest which may be paid out to us for our working capital requirements), divided by the number of shares of common stock sold in this offering. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. Our sponsor, directors and officers are not entitled to convert any of their shares of common stock acquired prior to this offering, in this offering, or after this offering into a pro rata share of the trust account.

        Due to the fact that our amended and restated certificate of incorporation authorizes the issuance of up to 120,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

  Public Stockholder Warrants

        Prior to the date of this prospectus, there will be 7,750,000 warrants outstanding, all of which will be insider warrants.

        Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

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  the completion of a business combination; and

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  one year from the date of this prospectus.

        The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time, or earlier upon redemption or liquidation of the trust account.

        The warrants offered to the public may be exercised on a cashless basis or by paying the exercise price in cash. If holders of the warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" by (y) the fair market value. The"fair market value" means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the holder of a warrant elects to exercise.

        Holders of our warrants will be able to exercise the warrants only if we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock and such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain an effective registration statement covering the shares of common stock issuable upon exercise of the warrants following completion of this offering, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so. The expiration of warrants prior to exercise would result in each unit holder paying the full unit purchase price solely for the shares of common stock underlying the unit.

        We may redeem the outstanding warrants (excluding any insider warrants held by our sponsor or its permitted assigns) without the consent of any third party or the representatives of the underwriters:

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  in whole and not in part;

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  at a price of $0.01 per warrant at any time after the warrants become exercisable;

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  upon not less than 30 days prior written notice of redemption; and

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  if, and only if, the last sales price of our common stock equals or exceeds $14.25 per share (subject to adjustment for splits, dividends, recapitalization and other similar events) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption;

provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock.

        If we call the warrants for redemption, we will have the option to require all holders that subsequently wish to exercise warrants to do so on a "cashless basis." In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

        The redemption provisions for our warrants have been established at a price which is intended to provide a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price to absorb any negative market reaction to our redemption of the warrants. There can be no assurance, however, that the price of the common stock will exceed either $14.25 or the warrant exercise price of $7.50 after we call the warrants for redemption and the price may in fact decline as a result of the limited liquidity following any such call for redemption.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The material provisions of the warrants are set forth herein and a copy of the warrant agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised, or through a net cashless exercise. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

  Insider Warrants

        Our sponsor, K Road Acquisition Holdings LLC, has agreed to purchase 7,750,000 warrants, or insider warrants, from us at a price of $1.00 per warrant in a private placement to be completed on or prior to the date of this prospectus. All of the proceeds received from the sale of the insider warrants (an aggregate of $7,750,000) will be placed in the trust account. The insider warrants will be identical to those sold in this offering except that the insider warrants are not subject to redemption if held by our sponsor or its permitted assigns. In addition, the insider warrants (or the underlying shares of common stock) will remain in escrow until the day following the consummation of a business combination. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $7,750,000 purchase price of the insider warrants will become part of the liquidation amount distributed to our public stockholders from our trust account and the insider warrants will become worthless.

        The insider warrants were sold in a private placement pursuant to Regulation D of the Securities Act and are exempt from registration requirements under the federal securities laws. As such, the holders of these insider warrants will be able to exercise them even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current.

        We estimate the fair value of the private placement warrants to be approximately $0.91 per warrant. To reach this estimate, we considered the trading price of the warrants of 35 comparable blank check companies over $100 million in size for which the warrants have traded separately from the units during the past year. In each case, we examined the price of the warrant at the date of separation. On average, the warrants began trading separately 15 calendar days after the issuer's initial public offering (as few as four and as many as 52 calendar days after the consummation of the initial public offering). Of these issuers, the average trading price for the warrants on the date of separation was $0.91 (with a high of $1.60 and a low of $0.63). Because the fair value of such warrants is less than the purchase price, we will not be required to incur a compensation expense in connection with the purchase by our sponsors of the insider warrants.

        The insider warrants will become worthless if we do not consummate a business combination. The personal and financial interests of our affiliates may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers' and directors' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

Our Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Amendments to our Certificate of Incorporation

        Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

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  upon the date of this prospectus, $298,500,000, or $342,262,500 if the underwriters' over-allotment option is exercised in full (including $12,750,000 of deferred underwriting discounts and commissions, or $14,662,500 if the underwriters' over-allotment option is exercised in full, and $7,750,000 of the proceeds from the sale of the insider warrants) shall be placed into the trust account;

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  prior to the consummation of a business combination, we shall submit the business combination to our stockholders for approval;

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  we may consummate a business combination if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning less than 40% of the shares sold in this offering vote, on a cumulative basis with the stockholders who previously exercised their conversion rights in connection with the proposal to approve the extended period, against the business combination and exercise their conversion rights;

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  if an extended period is approved and the amendment to our amended and restated certificate of incorporation is approved and filed with the Secretary of State of Delaware, public stockholders who exercised their conversion rights and voted against the extended period may convert their shares for cash at the conversion price on the date of such filing;

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  if a proposed business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the business combination may convert their shares for cash at the conversion price on the closing date of such business combination;

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  if a business combination is not consummated within 24 months of the date of this prospectus (or within 30 months in the event our extended period is approved), then our existence will terminate and we will liquidate our trust account and distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with Delaware law) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders;

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  we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

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  prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

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  we may not enter into any transaction with affiliates without the prior approval by a majority of our disinterested, independent directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested, independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and

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  although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers, we are not prohibited from doing so. In the event we enter into such a transaction, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA that such a business combination is fair to our stockholders from a financial point of view.

        Our amended and restated certificate of incorporation, prohibits the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination with the affirmative vote of at least 95% of the common stock issued in this offering. Additionally, our sponsor and board of directors have undertaken not to amend or modify the foregoing provisions. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions. We view these provisions as fundamental and contractual terms of this offering and we believe these provisions to be our obligations to our stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions.

Listing of Securities

        We have applied to have our units, common stock and warrants listed on the on the AMEX under the symbols "    .U", "    ", "    .WS", respectively. We anticipate that our units will be listed on the AMEX on or promptly after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will be listed separately and as a unit on the on the AMEX.

Delaware Anti-Takeover Law

        Pursuant to our amended and restated certificate of incorporation, we have opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

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  a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an "interested stockholder");

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  an affiliate of an interested stockholder; or

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  an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

        A "business combination" includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

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  our board of directors approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

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  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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  on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

SHARES ELIGIBLE FOR FUTURE SALE

        Immediately after this offering, we will have 37,500,000 shares of our common stock outstanding, or 43,125,000 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 30,000,000 shares of common stock sold in this offering, or 34,500,000 shares of common stock if theunderwriters' over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 7,500,000 shares of common stock (or 8,625,000 if the underwriters' over-allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares of common stock will be eligible for sale under Rule 144 prior to                                    , 2008. Notwithstanding this restriction, those shares of common stock have been placed in escrow until one year following the consummation of an initial business combination and will only be released prior to that date subject to certain limited exceptions, such as our liquidation prior to a business combination (in which case the certificate representing such shares of common stock will be destroyed), and the consummation of a merger, capital stock exchange, asset acquisition, stock purchase or reorganization, exchangeable share transaction, joint venture or other similar business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

        Additionally, after this offering there will be 7,750,000 insider warrants outstanding that upon full exercise will result in the issuance of 7,750,000 shares of common stock to the holders of the insider warrants. Such insider warrants and the underlying shares of common stock are subject to registration. as described blow under "Registration Rights."

Rule 144

        The SEC has recently adopted amendments to Rule 144 which will become effective on February 15, 2008 and will apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares or our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

        Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

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  1% of the total number of shares of our common stock then outstanding, which will equal 375,000 shares of our common stock immediately after this offering or 431,250 shares of our common stock if the underwriters' over- allotment is exercised in full; or

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  the average weekly trading volume of the shares of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions, notice requirements and the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

        Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

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  the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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  the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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  at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell the initial shares and sponsor warrants pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

        Our sponsor will be entitled to registration rights pursuant to a registration rights agreement to be signed on or prior to the date of this prospectus. Our sponsor will be entitled to two demand registration rights and certain "piggy-back" registration rights with respect to the initial shares, the sponsor warrants and the common stock underlying the sponsor warrants, commencing one year after the consummation of our initial business combination.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a general summary of the material U.S. federal income tax considerations applicable to an investment in the units, which, as discussed above under "Description of securities—Units," consist of our common stock and warrants. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including:

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  certain financial institutions;

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  insurance companies;

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  dealers and traders in securities or foreign currencies;

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  persons holding our securities as part of a hedge, straddle, conversion transaction or other integrated transaction;

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  persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

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  partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

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  persons liable for the alternative minimum tax; and

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  tax-exempt organizations.

        This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, and administrative and judicial interpretations, each as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect, which could alter the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service (the "IRS") with respect to this offering. This discussion does not discuss any aspects of (i) U.S. estate or gift tax, or (ii) foreign, state, or local tax considerations. This discussion assumes that investors hold our common stock and warrants as capital assets (within the meaning of the Code).

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of our common stock and warrants that is, for U.S. federal income tax purposes:

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  a citizen or individual resident of the United States including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test in Section 7701(b) of the Code;

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  a corporation or other entity taxable as a corporation for U.S. federal income tax purposes that has been created or organized in or under the laws of the United States or any political subdivision thereof;

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  a trust that is subject to the primary supervision of a U.S. court over its administration and one or more U.S. persons control all substantial decisions, or a trust that has validly elected to be treated as a domestic trust under applicable Treasury regulations; or

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

        For purposes of this discussion, a "Non-U.S. Holder" is a beneficial owner of our common stock and warrants that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

        If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock or warrants, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Prospective holders of our common stock and warrants that are partners in partnerships should consult their tax advisors with respect to the purchase, ownership and disposition of our common stock and warrants.

Tax matters are very complicated, and the tax consequences to a holder of an investment in our common stock and warrants will depend on that holder's particular situation. Accordingly, potential holders are urged to consult their tax advisors regarding the specific consequences to them of an investment in our common stock and warrants, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

        For U.S. federal income tax purposes, each unit should be treated as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock, subject to adjustment under the anti-dilution provisions set forth in "Description of securities—Warrants," above. In determining their tax basis in a unit, holders should allocate their purchase price for the unit between the common stock and warrant that make up such unit on the basis of their relative fair market values at the time of issuance.

        Our view of the characterization of the units described above and a holder's purchase price allocation are not, however, binding on the IRS or the courts. No assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

U.S. Holders

Dividends and distributions

        As discussed under "Description of securities—Dividends," above, we have not made any distributions on our common stock to date, do not intend to make any such distributions prior to completion of a business combination and do not anticipate that any such distributions will be made in the foreseeable future. In the event that we do make distributions on our common stock, such distributions will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder's adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be subject to the rules described in the first paragraph under "U.S. Holders—Sale or other disposition or redemption of common stock," below.

        Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met and the U.S. Holder refrains from making certain elections, dividends we pay to a non-corporate U.S. Holder generally will constitute "qualified dividends" that will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income. It is unclear whether the Redemption Right of the common stock described under "Proposed Business—Effecting a business combination-Redemption Rights," above (the "Redemption Right") may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Sale or other disposition or redemption of common stock

        Gain or loss realized by a U.S. Holder on the sale or other disposition of our common stock (other than a redemption under the Redemption Right), and /or upon liquidation in the event we do not consummate a business combination within the required time, generally will be capital gain or loss equal to the difference between the holder's tax basis in the common stock disposed of and the amount realized on the disposition. The deductibility of capital losses recognized by a U.S. Holder on a sale or other disposition of our common stock will be subject to certain limitations. Capital gain or loss realized by a U.S. Holder on a sale or other disposition of our common stock generally will be long-term capital gain or loss if the U.S. Holder's holding period for the common stock is more than one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be subject to a maximum rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains rate is scheduled to increase to 20 percent. However, the Redemption Right may affect a U.S. Holder's ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the period prior to the approval of a business combination.

        In the event a U.S. Holder elects to have its common stock redeemed for cash pursuant to the exercise of the Redemption Right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If that redemption qualifies as a sale of common stock by the U.S. Holder under Section 302 of the Code, such redemption generally will be treated as a sale of the common stock, subject to the rules described in the preceding paragraph. If that redemption does not qualify as a sale of common stock under Section 302 of the Code, the U.S. Holder will be treated as receiving a corporate distribution (and taxed as described in "U.S. Holders—Dividends and distributions," above). In the event the exercise of the Redemption Right is treated as a corporate distribution, any remaining tax basis of the U.S. Holder in the redeemed stock will be added to the U.S. Holder's adjusted tax basis in its remaining stock, or, if it has none, to the U.S. Holder's adjusted basis in its warrants or possible in other shares of our common stock constructively owned by it.

        Whether a redemption qualifies for sale treatment will depend largely on the percentage of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of, among other things, owning warrants). The exercise of the Redemption Right generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the redemption (i) is "substantially disproportionate" with respect to the U.S. Holder, (ii) results in a "complete termination" of the U.S. Holder's interest in us or (iii) is "not essentially equivalent to a dividend" with respect to the U.S. Holder. These tests are explained more fully below.

        In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the exercise of the Redemption Right must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder's interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock. The exercise of the Redemption Right will not be essentially equivalent to a dividend if a U.S. Holder's redemption results in a "meaningful reduction" of the U.S. Holder's proportionate interest in us. Whether the exercise of the Redemption Right will result in a meaningful reduction in a U.S. Holder's proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a "meaningful reduction."

        In addition, holders who actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to an exercise of the Redemption Right. Prospective U.S. Holders should consult their tax advisors as to whether electing to have their common stock redeemed pursuant to the Redemption Right would be treated as a sale or as a dividend or distribution under the Code, and whether they would be subject to special reporting requirements with respect to the redemption.

Sale or other disposition, exercise or expiration of warrants

        Upon the sale or other disposition of a warrant, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the holder's tax basis in the warrants. This capital gain or loss generally will be long-term capital gain or loss if, at the time of the sale or exchange, the U.S. Holder has held the warrant for more than one year. The deductibility of capital losses recognized by a U.S. Holder in a sale of warrants will be subject to certain limitations.

        Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder will not be required to recognize income, gain or loss upon exercise of a warrant. A U.S. Holder's basis in a share of common stock received upon the exercise of a warrant will be equal to the sum of (i) the U.S. Holder's basis in the warrant and (ii) the exercise price of the warrant. A U.S. Holder's holding period in the common stock received upon exercise of a warrant will commence on the day after the holder exercises the warrant. If a warrant held by a U.S. Holder expires without being exercised, the holder generally will recognize a capital loss in an amount equal to its basis in the warrant. Such loss generally will be long-term capital loss if, at the time of the expiration, the U.S. Holder has held the warrant for more than one year. The deductibility of capital losses recognized by a U.S. Holder on the expiration of a warrant will be subject to certain limitations.

        The tax treatment of a cashless exercise of a warrant (i.e., where a portion of the holder's warrants are surrendered (the "Surrendered Warrants") as the exercise price for other warrants to be exercised (the "Exercised Warrants") as described above under "Description of Securities—Warrants") is uncertain. Although the matter is not free from doubt, a cashless exercise should be treated as a tax-free transaction in which a holder's tax basis in the common stock received should equal the sum of the U.S. holder's tax basis in the Surrendered Warrants and the Exercised Warrants. It is also possible, however, that a cashless exercise could be treated as a taxable transaction, and a U.S. Holder could recognize taxable gain or loss in an amount equal to the difference between the exercise price deemed paid and such U.S. Holder's tax basis in the Surrendered Warrants. In this case, a U.S. Holder's tax basis in the common stock received should equal the sum of the exercise price deemed paid and the U.S. Holder's tax basis in the warrants exercised.

        The holding period for common stock acquired in a cashless exercise will depend on the U.S. federal income tax treatment of a cashless exercise. The holding period for a share of common stock acquired in a cashless exercise should begin on the day following the date of exercise if the cashless exercise is treated as a taxable exchange or treated similarly to a cash exercise (even if otherwise a tax-free transaction). It is also possible that the holding period for a share of common stock acquired in a cashless exercise may include the holding period of the Surrendered and Exercised warrants if the cashless exercise is treated as a tax-free transaction. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, holders are urged to consult their tax advisors as to the tax consequences of a cashless exercise.

Constructive dividends on warrants

        As discussed under "Description of securities—Dividends," above, we have not made any distributions on our common stock to date, do not intend to make any such distributions prior to the completion of a business combination and do not anticipate that any such distributions will be made in the foreseeable future. If, however, we pay a dividend on our common stock while a U.S. Holder holds our warrants, and, pursuant to the anti-dilution provisions of the warrants set forth in "Description of securities—Warrants" above, the conversion rate of the warrants is increased, such increase generally will be deemed to be the payment of a taxable dividend to the U.S. Holder to the extent of our earnings and profits, notwithstanding the fact that the holder will not have received any cash or property. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments also could result in the deemed payment of a taxable dividend to U.S. Holders. U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the conversion rate of the warrants.

Non-U.S. Holders

Dividends and distributions

        As discussed above, under "Description of Securities—Dividends," we have not made any distribution on our common stock to date, do not intend to make any such distributions prior to completion of a business combination and do not anticipate that any such distributions will be made in the foreseeable future. If, however, we make a distribution on our common stock treated as a taxable dividend to a Non-U.S. Holder (including any distributions treated as dividends on the warrants as described in "U.S. Holders—Constructive dividends on warrants" above), such dividend generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the dividend.

        However, the 30% withholding tax rate generally will not apply to dividends paid to a Non-U.S. Holder if the Non-U.S. Holder is eligible for a reduced rate of withholding, or exemption from withholding, under an applicable U.S. income tax treaty, and the Non-U.S. Holder provides proper certification of its eligibility for such reduced rate or exemption (usually on an IRS Form W-8BEN). In the case of common stock held by a foreign intermediary (other than a "qualified intermediary") or a foreign partnership (other than a "withholding foreign partnership"), the intermediary or partnership, as the case may be, generally must provide an IRS Form W-8IMY and attach thereto an appropriate certification by each beneficial owner or partner. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty. In addition, if we determine that we are likely to be classified as a "United States real property holding corporation" (see "Sale or other disposition of our common stock and warrants" below), we intend to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits.

        Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder's conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder) generally will not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Persons. If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a "branch profits tax" at a rate of 30 percent (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a warrant

        The U.S. federal income tax treatment of a Non-U.S. Holder's exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. Holder, as described under "U.S. Holders—Sale or other disposition, exercise or expiration of warrants" above.

Sale or other disposition of our common stock and warrants

        A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate a business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

  •
  Such gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (or, if the Non-U.S. Holder is eligible for the benefits of a U.S. income tax treaty, such gain is attributable to a permanent establishment maintained by the holder in the United States);

  •
  the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

  •
  We are or have been a "United States Real Property Holding Corporation" for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. Holder's holding period for the security disposed of, and, generally, in the case where shares of our common stock and warrants are "regularly traded" (within the meaning of applicable Treasury Regulations), the Non-U.S. Holder selling or otherwise disposing of our common stock or warrants holds or has held, actually or constructively, more than 5 percent of our total outstanding common stock or warrants, as applicable, at any time during the shorter of the five-year period ending on the date of disposition or such non-U.S. Holder's holding period for the security disposed of. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

        Unless an applicable treaty provides otherwise, gain described in the first and third bullet points above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional "branch profits tax" at a 30 percent rate. Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30 percent U.S. federal income tax. The gross proceeds from transactions that generate gains described in the third bullet point above will generally be subject to a ten percent withholding tax, which may be claimed by the Non-U.S. Holder as a credit against its federal income tax liability. Non-U.S. Holders should consult any income tax treaties applicable to them, as those treaties may provide for different rules.

        Although we currently are not a U.S. real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate our business combination. We will be classified as a U.S. real property holding corporation if the fair market value of our "U.S. real property interests" equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Each Non-U.S. Holder should consult its own tax advisor as to whether the warrants will be treated as "U.S. real property interests" and the tax consequences resulting from such treatment.

Redemption of common stock

        If a Non-U.S. Holder elects to have its common stock redeemed for cash pursuant to the exercise of the Redemption Right, the characterization for U.S. federal income tax purposes of that redemption generally will correspond to the U.S. federal income tax characterization of the exercise of the Redemption Right by a U.S. Holder, as described under "U.S. Holders—Sale or other disposition or redemption of common stock" above, and the consequences of the redemption to the Non-U.S. Holder will be as described above under "Non-U.S. Holders—Dividends and distributions" and "Non-U.S. Holders—Sale or other disposition of our common stock and warrants," as applicable.

Information reporting and backup withholding

        We must report annually to the IRS and to each holder the amount of dividends or other distributions we pay to such holder on our shares of common stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. In the case of a Non-U.S. Holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the Non-U.S. Holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

        The gross amount of dividends and proceeds from the disposition of our common stock or warrants paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate (currently 28 percent).

        Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a Non-U.S. Holder of common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a Non-U.S. Holder sells common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the Non-U.S. Holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a Non-U.S. Holder or such Non-U.S. Holder is an exempt recipient. Information reporting (but not backup withholding) also would apply if a Non-U.S. Holder sells common stock or warrants through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless in any such case the broker has documentary evidence that the beneficial owner is a Non-U.S. Holder and specified conditions are met or an exemption is otherwise established.

        Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against the holder's U.S federal income tax liability, if any, by the IRS if the required information is furnished to the IRS in a timely manner.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated [            ], 2008, we have agreed to sell to Credit Suisse Securities (USA) all of the units.

        The underwriting agreement provides that the underwriter is obligated to purchase all the units in the offering if any are purchased, other than those units covered by the over-allotment option described below

        We have granted to the underwriter a 30-day option to purchase up to 4,500,000 additional units at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of units.

        The underwriter proposes to offer the units initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $0.70 per share. After the initial public offering, the underwriter may change the public offering price and concession.

        The following table summarizes the compensation we will pay:

	Per Unit		Total
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Underwriting discounts and commissions paid by us(1)	$0.70	$0.70	$21,000,000	$24,150,000

(1)
Includes $12,750,000, or $14,662,500 if the underwriter's over-allotment option is exercised in full ($0.425 per unit), of the underwriting discount, equal to 4.25% of the gross proceeds of the public offering of units, that the underwriter has agreed to defer until the consummation of a business combination (and then only with respect to those units as to which the component shares have not been converted). Upon the consummation of a business combination, such deferred discount shall be released to the underwriter out of the gross proceeds of this offering held in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriter will not be entitled to any interest accrued on the deferred discount.

        We estimate that the total out of pocket expenses for this offering, excluding underwriting discounts, will be approximately $900,000, all of which will be payable by us. These expenses will be partially funded by a loan of $250,000 made by K Road Acquisition Holdings LLC, which loan will be repaid from the proceeds of this offering. Upon the consummation of a business combination, the underwriter will be entitled to receive that portion of the proceeds attributable to the underwriter's discount held in the trust account. If we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriter has agreed that: (1) it will forfeit any rights to or claims against such proceeds and (2) the proceeds attributable to the underwriter's discount will be distributed on a pro rata basis among the public stockholders along with any undistributed interest accrued thereon.

        Credit Suisse Securities (USA) LLC has informed us that the underwriter does not expect sales to accounts over which the underwriter has discretionary authority to exceed 5% of the shares of common stock being offered.

        We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act, relating to any units, warrants or shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of

Credit Suisse Securities (USA) LLC prior to our initial business combination. However, in the event that either (1) during the last 17 days of the "lock-up" period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the "lock-up" period, we announce that we will release earnings results during the 16-day period beginning on the last day of the "lock-up" period, then in either case the expiration of the "lock-up" will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC waives, in writing, such an extension.

        Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes), our sponsor has agreed that it will not sell or otherwise transfer its initial shares for a period of one year from the consummation of our initial business combination, and will not sell or otherwise transfer its sponsor warrants until the day after the consummation of our initial business combination. The permitted transferees of the securities will agree to be bound by the same transfer restrictions as our founder. However, in the event that either (1) during the last 17 days of the "lock-up" period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the "lock-up" period, we announce that we will release earnings results during the 16-day period beginning on the last day of the "lock-up" period, then in either case the expiration of the "lock-up" will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC waives, in writing, such an extension.

        We have agreed to indemnify the underwriter against liabilities under the Securities Act, or contribute to payments that the underwriter may be required to make in that respect.

        We will apply to list the units on the American Stock Exchange under the symbol "      .U". Upon separate trading of the securities comprising the units, we anticipate that the common stock and the warrants will be listed on the American Stock Exchange under the symbols "      " and "      .WS", respectively.

        In connection with the listing of the units on the American Stock Exchange, the underwriter will undertake to sell round lots of 100 units or more to a minimum of 400 beneficial owners.

        The underwriter and its respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us or certain of our affiliates in the ordinary course of business, for which they received, or will receive, customary fees and expenses

        Before this offering, there has been no market for our securities. The initial public offering price was determined by negotiation between us and the underwriter and will not necessarily reflect the market price of our securities following the offering. The principal factors that were considered in determining the initial public offering price were:

  •
  the information presented in this prospectus and otherwise available to the underwriter;

  •
  the history of and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  the ability of our management and their experience in identifying operating companies;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  the present state of our development and our current financial condition and capital structure;

  •
  the recent market prices of, and the demand for, publicly traded securities of generally comparable companies;

  •
  general conditions of the securities markets at the time of the offering; and

  •
  other factors as were deemed relevant.

        The factors described above were not assigned any particular weight. Rather, these factors, together with market valuations and the financial performance of other publicly traded companies in our industry, were considered as a totality in our negotiation with the underwriter over our initial public offering price. We offer no assurances that the initial public offering price will correspond to the price at which our units will trade in the public market subsequent to the offering or that an active trading market for the units, common stock or warrants will develop and continue after the offering.

        In connection with the offering the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriter of units in excess of the number of units the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of units over-allotted by the underwriter is not greater than the number of units that it may purchase in the over-allotment option. In a naked short position, the number of units involved is greater than the number of units in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing units in the open market.

  •
  Syndicate covering transactions involve purchases of the units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of units to close out the short position, the underwriter will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. If the underwriter sells more units than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying units in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of the units. As a result the price of our units may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the American Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. Credit Suisse Securities (USA) LLC may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

        The units are offered for sale in those jurisdictions in the United States, Europe and elsewhere where it is lawful to make such offers.

        There has not been and will not be any offer, sale or delivery of the units directly or indirectly, or distribution of this prospectus or any other offering material relating to the units, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), the Underwriter has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time,

        (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

        (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

        (c)   to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the manager for any such offer; or

        (d)   in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of Shares to the public" in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe the Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriter:

(a)
has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company; and

(b)
has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the units in, from or otherwise involving the United Kingdom.

Other Terms

        We are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so. However, we may pay the underwriter of this offering or any entity with which they are affiliated a finder's fee or other compensation for services rendered to us in connection with the consummation of a business combination. In addition, the underwriter may assist us in raising additional capital in the future for which it will be entitled to receive customary fees.

Private Placement

        We will directly offer 7,750,000 warrants exercisable for 7,750,000 shares of our common stock at a price of $1.00 per warrant to our sponsor. We will receive the entire aggregate gross proceeds from the warrants offered to our sponsor, and these warrants are not part of the underwritten offering, and the underwriter will not participate as an underwriter, placement agent or in any other offeror capacity in connection with the sale of, and will not receive any commission or discount on, these warrants.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

        The distribution of the units in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of units are made. Any resale of the units in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the units.

Representations of Purchasers

        By purchasing units in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

  •
  the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws,

  •
  where required by law, that the purchaser is purchasing as principal and not as agent,

  •
  the purchaser has reviewed the text above under Resale Restrictions, and

  •
  the purchaser acknowledges and consents to the provision of specified information concerning its purchase of the units to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information is available on request.

Rights of Action—Ontario Purchasers Only

        Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the units, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the units. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the units. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the units were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the units as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

        All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

        Canadian purchasers of units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

        Ellenoff Grossman & Schole LLP, New York, New York, is passing on the validity of the securities offered in this prospectus. Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, is acting as counsel for the underwriters in this offering.

EXPERTS

        The financial statements of K Road Acquisition Corporation as of January 29, 2008 and for the period from January 17, 2008 (inception) through January 29, 2008, appearing in this prospectus and the related registration statement have been audited by Rothstein Kass & Company, PC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

 K ROAD ACQUISITION CORPORATION

(a corporation in the development stage)

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of
K Road Acquisition Corporation

        We have audited the accompanying balance sheet of K Road Acquisition Corporation (a corporation in the development stage) (the "Company") as of January 29, 2008 and the related statements of operations, stockholders' equity and cash flows for the period from January 17, 2008 (date of inception) to January 29, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of January 29, 2008, and the results of its operations and its cash flows for the period from January 17, 2008 (date of inception) to January 29, 2008, in conformity with accounting principles generally accepted in the United States of America.

                      /s/  Rothstein, Kass & Company, P.C.

Roseland, New Jersey
February 1, 2008

K ROAD ACQUISITION CORPORATION

(a corporation in the development stage)

BALANCE SHEET

January 29, 2008

ASSETS
Current asset, cash	$250,000
Other asset, deferred offering costs	65,000

Total assets	$315,000

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Accrued expenses	$500
Accrued offering costs	27,500
Note payable, stockholder	250,000

Total current liabilities	278,000

Commitments
Stockholder's equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—
Common stock, $.0001 par value, 120,000,000 shares authorized; 8,625,000 shares issued and outstanding	863
Additional paid-in capital	36,637
Deficit accumulated during the development stage	(500)

Total stockholder's equity	37,000

Total liabilities and stockholder's equity	$315,000

The accompanying notes are an integral part of these financial statements.

K ROAD ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the period from January 17, 2008 (date of inception) to January 29, 2008

Revenue	$—
Formation and operating costs	500

Net loss applicable to common stockholders	$(500)

Weighted average number of common shares outstanding, basic and diluted	8,625,000

Loss per common share, basic and diluted	$—

The accompanying notes are an integral part of these financial statements

K ROAD ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENT OF STOCKHOLDER'S EQUITY

For the period from January 17, 2008 (date of inception) to January 29, 2008

	Common Stock			Deficit Accumulated During the Development Stage
			Additional Paid-in Capital		Total Stockholder's Equity
	Shares	Amount
Sale of common stock issued to initial stockholder on January 24, 2008 at $.0043 per share	8,625,000	$863	$36,637	$—	$37,500
Net loss for the period				(500)	(500)

Balances, at January 29, 2008	8,625,000	$863	$36,637	$(500)	$37,000

The accompanying notes are an integral part of these financial statements

K ROAD ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENT OF CASHFLOWS

For the period from January 17, 2008 (date of inception) to January 29, 2008

Cash flows from operating activities
Net loss	$(500)
Adjustment to reconcile net loss to net cash from operating activities:
Change in operating liabilities:
Accrued expenses	500

Net cash from operating activities	—

Cash flows from financing activities
Proceeds from note payable, stockholder	250,000
Proceeds from issuance of common stock to the initial stockholder	37,500
Payments of deferred offering costs	(37,500)

Net cash provided by financing activities	250,000

Net increase in cash	250,000
Cash, beginning of period	—

Cash, end of period	$250,000

Supplemental schedule of non-cash financing activities:
Accrual of deferred offering costs	$27,500

The accompanying notes are an integral part of the financial statements

K ROAD ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE A—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

        K Road Acquisition Corporation (a corporation in the development stage) (the "Company") was incorporated in Delaware on January 17, 2008. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction, joint venture or other similar business combination, one or more unidentified operating businesses or assets ("Business Combination"). The Company has neither engaged in any operations nor generated significant any to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting By Development Stage Enterprises," and is subject to the risks associated with activities of development stage companies. The Company has selected December 31 as its fiscal year end.

        The Company's management has broad discretion with respect to the specific application of the net proceeds of its proposed initial public offering of Units (as defined in Note C below) (the "Proposed Offering"), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, approximately 99.5% of the gross proceeds, after payment of certain amounts to the underwriters, will be held in a trust account ("Trust Account") and invested in U.S. "government securities," within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the "1940 Act") with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act, until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below; provided, however, that up to $3,500,000 of the interest earned on the Trust Account (net of taxes payable on such interest) will be released to the Company for working capital requirements or repay advances from our initial stockholder or for due diligence or legal, accounting and non-due diligence expenses. The initial Business Combination must be with one or more operating businesses or assets with a collective fair market value, individually or collectively, of at least 80% of the net assets held in the Trust Account (net of taxes and exclusive of deferred underwriting discounts and commissions) at the time of the initial Business Combination.

        The Company, after signing a definitive agreement for the acquisition of one or more target businesses or assets, will submit the transaction for stockholder approval. The Company will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the Business Combination and public stockholders owning less than 40% of the shares of common stock sold in this offering vote against the business combination and exercise their conversion rights, on a cumulative basis with the stockholders who previously exercised their conversion rights in connection with a proposal to approve the extended period, and a majority of the shares of common stock outstanding have approved an amendment to our charter to provide for our perpetual existence. If a Business Combination is approved and consummated, stockholders that vote against the Business Combination and elect to convert their shares of common stock for cash will be entitled to receive their pro-rata portion of the Trust Account including. These common shares will be recorded at a fair value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with EITF Topic D-98. In connection with the stockholder vote required to approve a Business Combination, K Road Acquisition Holdings LLC, the Company's sponsor, has agreed to vote the shares of common stock owned by it immediately prior to the Proposed Offering in

K ROAD ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE A—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

accordance with the majority of the shares of common stock voted by public stockholders who vote at the special or annual meeting called for the purpose of approving an extended period or a Business Combination. Our sponsor and our officers and directors have also agreed to vote shares of common stock acquired in this offering or in the aftermarket in favor of an extended period or a Business Combination submitted to our stockholders for approval.

        In the event that the Company does not consummate a Business Combination within 24 months from the date of the prospectus for the Proposed Offering, or 30 months if extended by a vote of the Company's stockholders, in the event that holders of 40% or more of the shares of common stock sold in the Proposed Offering do not vote against such extension, the proceeds held in the Trust Account will be distributed to the Company's public stockholders, excluding our sponsor. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering.

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

        The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").

Development stage company

        The Company complies with the reporting requirements of SFAS No. 7, "Accounting and Reporting by Development Stage Enterprises." At January 29, 2008, the Company had not commenced any operations nor generated revenue to date. All activity through January 29, 2008 relates to the Company's formation and the Proposed Offering. Following such offering, the Company will not generate any operating revenues until after completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on the designated Trust Account after the Proposed Offering.

Net loss per common share

        The Company complies with accounting and disclosure requirements of SFAS No. 128, "Earnings Per Share." Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. At January 29, 2008, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per common share is the same as basic loss per common share for the period.

Concentration of credit risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance

K ROAD ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

        The fair value of the Company's assets and liabilities, which qualify as financial instruments under SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," approximates the carrying amounts represented in the balance sheet.

Use of estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs

        The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A,"Expenses of Offering." Deferred offering costs consist principally of legal and auditing fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to stockholder's equity upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

Income tax

        The Company complies with SFAS 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company did not establish a valuation allowance as of January 29, 2008 as there were no deferred tax assets at that date.

        Effective January 17, 2008, the Company adopted the provisions of the Financial Accounting Standards Board ("FASB") Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109" ("FIN 48"). There were no unrecognized tax benefits as of January 29, 2008. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at January 29, 2008. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its

K ROAD ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

position. The adoption of the provisions of FIN 48 did not have a material impact on the Company's financial position and results of operation and cash flows as of and for the period ended January 29, 2008.

Recently issued accounting standards

        In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements." This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, expands disclosures about fair value instruments, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and the interim periods within those fiscal years, which for the Company would be its fiscal year beginning January 17, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

        In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." This Statement permits entities to choose to measure many financial instruments at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

        On November 5, 2007, the SEC issued SAB No. 109, "Written Loan Commitments Recorded at Fair Value Through Earnings" ("SAB 109"). SAB 109 provides guidance on the accounting for written loan commitments recorded at fair value under generally accepted accounting principles. Specifically, the SAB revises the Staff's view on incorporating expected net future cash flows related to loan servicing activities in the fair value measurement of a written loan commitment. SAB 109, which supersedes SAB 105, "Application of Accounting Principles to Loan Commitments," requires the expected net future cash flows related to the associated servicing of the loan be included in the measurement of all written loan commitments that are accounted for at fair value through earnings. SAB 109 is effective in fiscal quarters beginning after December 15, 2007. The Company is currently evaluating the potential impact, if any, that the adoption of SAB 109 will have on its financial statements.

NOTE C—PROPOSED OFFERING

        Pursuant to the Proposed Offering, the Company will offer for sale up to 34,500,000 units at $10 per unit ("Units"). Each Unit consists of one share of the Company's common stock, $0.0001 par value, and one redeemable common stock purchase warrant ("Warrant"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the later of (a) one year from the date of the prospectus for the Proposed Offering or (b) the completion of a Business Combination, and will expire four years from the date of the prospectus for the Proposed Offering. The Warrants will be redeemable by the Company at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event

K ROAD ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE C—PROPOSED OFFERING (Continued)

that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

NOTE D—RELATED PARTY TRANSACTIONS

        The Company issued a $250,000 unsecured promissory note to its stockholder, K Road Acquisition Holdings LLC, on January 25, 2008. The note is non-interest bearing and is payable on the earlier of January 24, 2009 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount of $250,000. After maturity, the promissory note bears interest at 5% per annum until paid.

        On January 24, 2008, the Company issued an aggregate of 8,625,000 shares of common stock to the sponsor for an aggregate amount of $37,500 in cash, at a purchase price of $.0043 per share. Up to 1,125,000 of the sponsor's shares of common stock are subject to forfeiture in the event that the underwriters' over-allotment option is not exercised in full. The sponsor has agreed that the shares of common stock purchased by it prior to consummation of the Proposed Offering will not be sold or transferred until one year following consummation of a Business Combination.

        The sponsor has agreed to purchase, in a private placement, 7,750,000 warrants prior to the Proposed Offering at a price of $1.00 per warrant (an aggregate purchase price of $7,750,000) from the Company. Based on the observable market prices, the Company believes that the purchase price of $1.00 per warrant for such warrants will exceed the fair value of such warrants on the date of the purchase. The valuation is based on comparable initial public offerings by blank check companies in 2007. The sponsor has agreed that the warrants purchased by it will not be sold or transferred until the day following consummation of a Business Combination. If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the warrants issued to the sponsor will expire worthless. The Company intends to classify the private placement warrants within permanent as equity as additional paid-in capital in accordance with EITF Issue No. 00-19.

        Commencing on the date of the Proposed Offering, the Company plans to enter into an Administrative Services Agreement with the sponsor for an estimated aggregate monthly fee of $10,000 for office space, secretarial, and administrative services. This agreement will expire upon the successful completion of a Business Combination or the liquidation of the Company.

        The sponsor will be entitled to registration rights pursuant to a registration rights agreement to be signed on or prior to the date of the prospectus for the Proposed Offering. The sponsor will be entitled to two demand registration rights and certain "piggy-back" registration rights with respect to its shares of common stock, the warrants and the common stock underlying the warrants, commencing on the date such common stock or warrants are released from escrow. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

NOTE E—COMMITMENTS

        The Company is committed to pay an underwriting discount of 2.75% of the public Unit offering price to the underwriters at the closing of the Proposed Offering, with an additional 4.25% fee

K ROAD ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE E—COMMITMENTS (Continued)

(deferred) of the gross offering proceeds payable by the Company upon consummation of a Business Combination.

        The Company expects to grant the underwriters a 30-day option to purchase up to 4,500,000 additional Units to cover the over-allotment at the initial public offering price less the underwriting discounts and commissions.

NOTE F—PREFERRED STOCK

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of January 29, 2008, the Company has not issued shares of preferred stock.

Dealer Prospectus Delivery Obligation

        Until                                         , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

30,000,000 Units

K ROAD ACQUISITION CORPORATION

PROSPECTUS

Credit Suisse

                          , 2008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC registration fee	23,726
FINRA filing fee	71,000
AMEX filing fee	75,000
Accounting fees and expenses	65,000
Printing and engraving expenses	75,000
Legal fees and expenses	360,000
Miscellaneous(1)	230,274

Total	$900,000

(1)
This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

        Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        Section 145. Indemnification of officers, directors, employees and agents; insurance.

        (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

        The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

        Our bylaws provide for the indemnification of our directors, officers or other persons in accordance with our amended and restated certificate of incorporation.

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

        During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
K Road Acquisition Holdings LLC	8,625,000
Total	8,625,000

        Such shares of common stock were issued on January 24, 2008 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to an "accredited investor" as defined in Rule 501(a) of the Securities Act. The shares of common stock issued to the person above were sold for an aggregate offering price of $37,500 at a purchase price of $0.0043 per share. No underwriting discounts or commissions were paid with respect to such sales. Of these shares, up to 1,125,000 are subject to forfeiture in the event that the underwriters' over-allotment option is not exercised, in full.

        On or prior to the date of the prospectus accompanying this registration statement, the above person will purchase 7,750,000 insider warrants from the registrant. These warrants will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they will be sold to an "accredited investor" as defined in Rule 501(a) of the Securities Act. No underwriting discounts or commissions will be paid with respect to such sales. A private placement subscription agreement has been entered into between the Company and our sponsor in connection with these insider warrants and is attached as an exhibit.

        In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain our sponsor's collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain our sponsor's collective ownership at 20% of our issued and outstanding shares of common stock upon the date of this prospectus, in each case without giving effect to the sale of warrants to our sponsor as described above. Any such increased number of shares will be placed into escrow and will be subject to forfeiture in the event that the underwriter's over-allotment option is not exercised, in full. Any such decreased number of shares will be forfeit from escrow, with the remainder subject to forfeiture in the event that the underwriter's over-allotment option is not exercisedin full.

Item 16.    Exhibits and Financial Statement Schedules.

        See the Exhibit Index, which follows the signature page and which is incorporated by reference herein.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i.      To include any prospectus required by Section 10(a)(3) of the Securities Act;

            ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability of the registrant under the Securities Act in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            i.      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            ii.     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            iii.    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            iv.    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            (d)   The undersigned registrant hereby undertakes that:

              (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

              (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of March, 2008.

K ROAD ACQUISITION CORPORATION
By:	/s/ WILLIAM V. KRIEGEL Name: William V. Kriegel Title: Chairman, President and Chief Executive

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William V. Kriegel his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, acting alone, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ William V. Kriegel William V. Kriegel	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	March 3, 2008
/s/ David L. Tohir David L. Tohir	Executive Vice President (Principal Financial and Accounting Officer)	March 3, 2008
/s/ Barry F. Sullivan Barry F. Sullivan	Vice Chairman	March 3, 2008
/s/ Richard J. Cronin III Richard J. Cronin III	Director	March 3, 2008

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.2	Form of Amended and Restated Certificate of Incorporation.*
3.3	Form of Amended and Restated Bylaws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Ellenoff Grossman & Schole LLP.*
10.1	Form of Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.2	Form of Securities Escrow Agreement among the Registrant, [Continental Stock Transfer & Trust Company], and K Road Acquisition Holdings LLC.*
10.3	Form of Registration Rights Agreement among the Registrant and K Road Acquisition Holdings LLC.*
10.4	Form of Letter Agreement by and between the Registrant and K Road Acquisition Holdings LLC.*
10.5	Form of Letter Agreement by and between the Registrant and each of the directors and officers of the Registrant.*
10.10	Administrative Services Agreement between the Registrant and K Road Acquisition Holdings LLC.*
10.11	Securities Purchase Agreement dated January 24, 2008 between the Registrant and K Road Acquisition Holdings LLC.*
10.12	Promissory Note, dated January 25, 2008, issued to K Road Acquisition Holdings LLC in the amount of $250,000.*
10.13	Insider Warrants Subscription Agreement between the Registrant and K Road Acquisition Holdings LLC.*
14.1	Code of Business Conduct and Ethics.*
23.1	Consent of Rothstein Kass & Company, PC.
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).*
24	Power of Attorney (Included on Signature Page of this registration statement).
99.1	Audit Committee Charter.*
99.2	Corporate Governance and Nominating Committee Charter.*

*
To be filed by amendment.

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TABLE OF CONTENTS
PROSPECTUS SUMMARY
Our Business
Effecting a Business Combination
Potential Conflicts of Interest
THE OFFERING
Risks
SUMMARY FINANCIAL DATA
RISK FACTORS
RISKS RELATING TO OUR BUSINESS
RISKS RELATED TO OUR TARGET BUSINESSES
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DIVIDEND POLICY
DILUTION
CAPITALIZATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
PROPOSED BUSINESS
MANAGEMENT
PRINCIPAL STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
DESCRIPTION OF SECURITIES
SHARES ELIGIBLE FOR FUTURE SALE
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
UNDERWRITING
NOTICE TO CANADIAN RESIDENTS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
K ROAD ACQUISITION CORPORATION (a corporation in the development stage) INDEX TO FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm
K ROAD ACQUISITION CORPORATION (a corporation in the development stage)
BALANCE SHEET January 29, 2008
K ROAD ACQUISITION CORPORATION (a corporation in the development stage)
STATEMENT OF OPERATIONS For the period from January 17, 2008 (date of inception) to January 29, 2008
K ROAD ACQUISITION CORPORATION (a corporation in the development stage)
STATEMENT OF STOCKHOLDER'S EQUITY For the period from January 17, 2008 (date of inception) to January 29, 2008
K ROAD ACQUISITION CORPORATION (a corporation in the development stage)
STATEMENT OF CASHFLOWS For the period from January 17, 2008 (date of inception) to January 29, 2008
K ROAD ACQUISITION CORPORATION (a corporation in the development stage) NOTES TO FINANCIAL STATEMENTS
Dealer Prospectus Delivery Obligation
30,000,000 Units
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURE
POWER OF ATTORNEY
EXHIBIT INDEX